                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        Dransfield China Paper Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                   Territory of the British Virgin Islands
       --------------------------------------------------------------
       (State or other jurisdiction of incorporation or organization)

                                     2676
            --------------------------------------------------------
            (Primary Standard Industrial Classification Code Number)

                                  None Required
                      ------------------------------------
                      (I.R.S. Employer Identification No.)

                         49 Strawberry Lane, Suite 200,
                            Palos Verdes Peninsula,
                            California 90274, U.S.A.
                                 310-541-4415
        -------------------------------------------------------------
        (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   T.E. King
                         49 Strawberry Lane, Suite 200,
                            Palos Verdes Peninsula,
                            California 90274, U.S.A.
                                310-541-4415
        -------------------------------------------------------------
        (Address, including zip code, and telephone number, including area code, of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                           ----

If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          ----

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                 CALCULATION OF REGISTRATION FEE
- ----------------------------------------------------------------------------------------------------------------------------------
Title of                                        Proposed                     Proposed
each class                                       maximum                     maximum
of securities                                   offering                    aggregate                        Amount of
to be              Amount to be                 price per                    offering                       registration
registered          registered                    unit                        price                             fee
- ----------------------------------------------------------------------------------------------------------------------------------
Common Stock         461,572                      $0.001                    $      462                    $    0.16(1)

Common Stock          38,428                      $0.001                    $       38                    $    0.01(2)

Common Stock
  Purchase
  Warrants           500,000                      $0                        $        0                    $       0(3)

Common Stock         500,000                      $8.00                     $4,000,000                    $1,379.31(4)
                                                                                                          ---------
                                                                                                           1,379.48
- ----------------------------------------------------------------------------------------------------------------------------------

(1) These 461,572 shares are owned by the controlling shareholder of the Registrant, its corporate parent, and are to be distributed by the controlling shareholder to its shareholders as a stock dividend. The registration fee is based upon the book value of the Registrant as of two business days prior to the date of filing this registration statement. Reg. 230.457(a).

(2) These 38,428 shares are being registered for immediate sale to 1 person affiliated with the Registrant and 1 person not affiliated with the Registrant. The registration fee is based upon the sale price of the shares. Reg.230.457( ).

(3) These 500,000 Common Stock Purchase Warrants are to be exchanged for presently outstanding options to purchase shares of Common Stock of the Registrant. No registration fee is required for the warrants, because the securities to be offered pursuant to the warrants are being registered in this same registration statement. Reg. 230.457(g).

(4) These 500,000 shares underlie the 500,000 Common Stock Purchase Warrants described in footnote (2). The registration fee is based upon the exercise price of the Warrants. Reg. 230.457(g).

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a) may determine.

                       DRANSFIELD CHINA PAPER CORPORATION
                                    FORM S-1

                             CROSS REFERENCE SHEET

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

                      A. INFORMATION ABOUT THE TRANSACTION

        The registrant is not a foreign private issuer, as defined in Regulation 230.405, but the company being acquired, Dransfield Paper Holdings, Ltd., is a foreign private issuer. Item 11 information is provided pursuant to Form S-1 for the registrant and pursuant to Form F-1 for Dransfield Paper Holdings, Ltd.

Page            Item                            Location
- ----            ----                            --------

        Item 1. Forepart of Statement
        and Outside Front Cover of
        Prospectus:

         S-K 501(a): Facing page                Outside front cover

         S-K 501(b): Outside Front
         Cover of Prospectus:

         S-K 501(b)(1): Name of the             Outside front cover
         registrant

         S-K 501(b)(2): Securities              Outside front cover
         offered

         S-K 501(b)(3): Selling                 Outside front cover
         shareholders

         S-K 501(b)(4): Cross                   Outside front cover
         reference to risk factors

         S-K 501(b)(5): Cautionary              Outside front cover
         statement

         S-K 501(b)(6): Estimates of            Not applicable
         price and no. of shares

         S-K 501(b)(7): Table                   Outside front cover

         S-K 501(b)(8): "Subject to             Not applicable
         completion" statement

         S-K 501(b)(9): State legends           Not applicable

Page            Item                                  Location
- ----            ----                                  --------
        S-K 501(b)(10): Date                    Outside front cover

        S-K 501 Instruction No. 5:              Outside front cover
        Other expenses

        Item 2. Inside front cover
        of prospectus:

i       S-K 502(a): Available                   Inside front cover
        information                             Additional Information

ii      S-K 502(b): Reports to                  Additional Information -
        security holders                        Reports to Shareholders


        S-K 502(c): Incorporation by            Not applicable
        reference statement

        S-K 502(d)(1): Stabilization            Not applicable

        S-K 502(d)(2): Passive market           Not applicable
        making

        S-K 502(e): Delivery of                 Inside front cover
        prospectus

ii      S-K 502(f): Enforceability of           Inside front cover -
        civil liabilities against               Enforceability of Civil
        foreign persons                         Liabilities

iv      S-K 502(g): Table of Contents           Table of contents

        Item 3. Summary Information,
        Risk Factors, Ratio of
        Earnings to Fixed Charges:

1       S-K 503(a): Summary                     Summary Information

2       S-K 503(b): Address and                 Summary Information -
        telephone number                        The Three Companies

9       S-K 503(c): Risk Factors                Risk Factors

        S-K 503(d): Ratio of                    Not applicable
        earnings to fixed charges

Page            Item                            Location
- ----            ----                            --------

9       Item 4. Use of Proceeds         Summary Information - Use of Proceeds

        Item 5. Determination           Not applicable
        of Offering Price

         S-K 505(a): Common             Not applicable
         equity

23,24    S-K 505(b): Warrants,          Terms of the Transaction
         rights and convertible         - Income Tax Consequences
         securities                     - Recipients of the U.S. Warrants

        Item 6. Dilution

         S-K 506                        Not applicable

4,17    Item 7. Selling                 Summary Information; Summary Information
        Security Holders                - The Proposed Merger and Spinoff;
                                        Terms of the Transaction - Terms of
                                        the Merger

        Item 8: Plan of
        Distribution

         S-K 508(a): Underwriters       Not applicable
         and underwriting obligation

         S-K 508(b): New                Not applicable
         underwriters

1,4,     S-K 508(c): Other              Summary Information; Summary
17       distributions                  Information - The Proposed Merger and
                                        Spinoff; Terms of the Transaction
                                        - Terms of the Merger

         S-K 508(d): Offerings          Not applicable
         on exchange

         S-K 508(e): Underwriters'      Not applicable
         compensation

         S-K 508(f): Underwriters'      Not applicable
         representative on board
         of directors

Page            Item                            Location
- ----            ----                            --------

         S-K 508(g): Indemnification    Not applicable
         of underwriters

         S-K 508(h): Dealers'           Not applicable
         compensation

80       S-K 508(i): Finders            Management Information - Certain
                                        Relationships and Related Transactions
                                        - Company's Transactions with Promoters

         S-K 508(j): Discretionary      Not applicable
         accounts

         S-K 508(k): Passive market     Not applicable
         making

18      Item 9: Description of          Terms of the Transaction - Description
        Securities to be                of Securities
        Registered:

18,19    S-K 202(a): Capital stock      Terms of the Transaction - Description
19,20                                   of Securities - Common Stock -
22                                      Preferred Stock - Series A Preferred
                                        Stock - Series B Preferred Stock

         S-K 202(b): Debt securities    Not applicable

23,23    S-K 202(c): Warrants           Terms of the Transaction - Description
         and rights                     of Securities - Warrants - Call
                                        Feature of the Warrants

         S-K 202(d): Other              Not applicable
         securities

         S-K 202(e): Market             Not applicable
         information for securities
         other than common equity

         S-K 202(f): American           Not applicable
         Depository Receipts

26      Item 10: Interests of Named     Terms of the Transaction - Interest of
        Experts and Counsel             Counsel


Page                    Item                            Location
- ----                    ----                            --------

         Item 11: Information with respect
         to the Registrant:

         For the registrant (Form S-1):

 27      Item 11(a): S-K 101: Description      Information About the Company -
         of Business                           Description of Business and
                                               Properties

 27        S-K 101(a): General development     Information About the Company -
           of business                         Description of Business and
                                               Properties

           S-K 101(b): Financial informa-      Not applicable
           tion about industry segments

 27        S-K 101(c): Narrative               Information About the Company -
           description of business             Description of Business and
                                               Properties

           S-K 101(d): Financial informa-      Not applicable
           tion about foreign and domestic
           operations and export sales

 27      Item 11(b): S-K 102: Description      Information About the Company -
         of Property                           Description of Business and
                                               Properties

 28      Item 11(c): S-K 103: Legal            Information About the Company -
         Proceedings                           Legal Proceedings

         Item 11(d): S-K 201: Market Price
         of and Dividends on the
         Registrant's Common Equity and
         Related Stockholder Matters

 28        S-K 201(a): Market information      Information About the Company -
                                               Market for the Company's
                                               Common Stock and Related
                                               Stockholder Matters

 28        S-K 201(b): Holders                 Information About the Company -
                                               Market for the Company's
                                               Common Stock



Page                    Item                            Location
- ----                    ----                            --------

                                               and Related Stockholder
                                               Matters

28,29      S-K 201(c): Dividends               Information About the Company
                                               - Market for the Company's
                                               Common Stock and Related
                                               Stockholder Matters -
                                               Dividends

  29     Item 11(e): Financial Statements      Information About the Company
                                               - Financial Statements

         Item 11(f): S-K 301: Supplemen-       Not applicable due to lack of
         tary Financial Data:                  of operations

         Item 11(g): S-K 302: Supplemen-
         tary Financial Information:

           S-K 302(a): Selected quarterly      Not applicable.
           financial data

           S-K 302(b) Information about        Not applicable.
           oil and gas producing
           activities

  27     Item 11(h): S-K 303: Manage-          Information About the Company
         ment's Discussion and Analysis        - Course of Business Should
         of Financial Condition and            the Merger Not Occur
         Results of Operations:

           S-K 303(a): Full fiscal             Not applicable.
           years:
             (1) Liquidity
             (2) Capital resources
             (3) Results of operations

           S-K 303(b): Interim periods         Not applicable.
             (1) Material changes in
                 financial condition
             (2) Material changes in
                 results of operations

         Item 11(i): S-K 304: Changes          Not applicable.
         and disagreements with
         accountants



Page                    Item                            Location
- ----                    ----                            --------

          Item 11(j): S-K 401: Directors,
          Executive Officers, Promoters
          and Control Persons:

 76         S-K 401(a): Identification         Management Information -
            of directors                       Directors, Executive Officers
                                               and Significant Employees

 76         S-K 401(b): Identification         Management Information -
            of executive officers              Directors, Executive Officers
                                               and Significant Employees

 76         S-K 401(c): Identification of      Management Information -
            certain significant employees      Directors, Executive Officers
                                               and Significant Employees

            S-K 401(d): Family                 Not applicable.
            relationships

 76         S-K 401(e): Business               Management Information -
            experience                         Directors, Executive Officers
              (1) Background                   and Significant Employees

              (2) Directorships                Management Information -
                                               Directors, Executive Officers
                                               and Significant Employees

            S-K 401(f): Involvement in         Not applicable.
            certain legal proceedings

 80         S-K 401(g): Promoters and          Management Information -
            control persons                    Certain Relationships and
                                               Related Transactions with
                                               Promoters - Company's
                                               Transactions with Promoters

          Item 11(K): S-K 402: Executive
          compensation:

            S-K 402(a): General:               Not applicable.



Page            Item                                Location
- ----            ----                                --------


79      S-K 402(b): Summary                Management Information -
        compensation table                 Remuneration of Directors
                                           and Officers - The Company

79      S-K 402(c): Option/SAR Grants      Management Information -
        Table                              Remuneration of Directors
                                           and Officers - Stock Options

        S-K 402(d): Aggregated             Not Applicable
        Option/SAR Exercises and
        Fiscal Year-End Option/SAR
        Value Table

79      S-K 402(e): Long-term              Management Information -
        Incentive Plan Awards Table        Remuneration of Directors
                                           and Officers - Stock Options
                                           - The Plan

        S-K 402(f): Defined Benefit        Not applicable
        or Actuarial Plan Disclosure

79      S-K 402(g): Compensation of        Management Information -
        directors                          Remuneration of Directors
                                           and Officers - The Company

        S-K 402(h): Employment             Not applicable
        contracts and termination of
        employment and change-in-
        control arrangements

        S-K 402(i): Report on              Not applicable
        repricing of options/SARs

        S-K 402(j): Additional             Not applicable
        Information with respect to
        Compensation Committee
        Interlocks and Insider
        Participation in Compensation
        Decision

        S-K 402(k): Board                  Not applicable
        Compensation Committee Report
        on Executive Compensation

        S-K 402(1): Performance graph      Not applicable


Page               Item                               Location
- ----               ----                               --------

       Item 11(1): S-K 40:; Security
       Ownership of Certain Beneficial
       Owners and Management

74       S-K 403(a): Security                  Management Information -
         ownership of certain                  Security Ownership of Certain
         beneficial owners                     Beneficial Owners and
                                               Management - The Company

74       S-K 403(b): Security                  Management Information -
         ownership of management               Security Ownership of Certain
                                               Beneficial Owners and
                                               Management - The Company

1,17     S-K 403(c): Changes in                Summary Information; Terms of
74,81    control                               the Transaction - Terms of the
                                               Merger; Management Information -
                                               Security Ownership of Certain
                                               Beneficial Owners and
                                               Management - The Company -
                                               Appendix A - Agreement of Merger

       Item 11(m): S-K 404: Certain
       relationships and related
       transactions

80       S-K 404(a): Transactions with         Management Information - Certain
         management and others                 Relationships and Related
                                               Transactions

         S-K 404(b): Certain business          Not applicable
         relationships

         S-K 404(c): Indebtedness of           Not applicable
         management

80       S-K 404(d): Transactions with         Management Information - Certain
         Promoters                             Relationships and Related
                                               Transactions - Transactions With
                                               Promoters

Page               Item                               Location
- ----               ----                               --------

       For Dransfield Paper
       Holdings, Ltd. (Form F-1):

35     Item 11(a): of F-1: Part I of           Information About Dransfield
       Form 20-F:                              Paper

            Item 1 of 20-F: Description of Business

35       (a) Business done and intended        Information About Dransfield
             to be done:                       Paper - Description of Business
                                               and Properties
             (1) General development of
                 business
             (2) Plan of Operations:

             (1) Period cash requirements      Not applicable
                 will be satisfied

             (2) Material product R&D          Not applicable

41,42        (3) Anticipated acquisition       Dransfield Paper's Expansion -
43,44            of plant and equipment        Timing of the Expansion - Paper
45,46                                          Mill No. 1 - Paper Mill No. 2 -
48                                             Paper Mills No. 3 and 4 -
                                               Converting - Second Paper
                                               Converting Plant - Sorting and
                                               Deinking - Paper Tissue Making -
                                               Properties


49           (4) Changes in number of          Number of Employees
                 employees

             (5) Areas peculiar to the         Not applicable
                 business

35,44    (3) Principal products, services,     Information About Dransfield
44,45        markets, and methods of           Paper - Description of Business
46           distribution                      and Properties; Paper
                                               Distribution; Paper Merchanting;
                                               Converting; Sorting and
                                               Deinking; Paper Tissue Making

Page               Item                               Location
- ----               ----                               --------

48,49      (4) Breakdown of sales and          Dependence on Major Customer;
               and revenues                    Venue of Sales

       Item 2 of 20-F: Description of Property

41,42    (a) Description                       Dransfield Paper's Expansion -
43,44                                          Timing of the Expansion - Paper
45,46                                          Mill No. 1 - Paper Mill No. 2 -
48                                             Paper Mill No. 3 and 4;
                                               Converting; Second Paper
                                               Converting; Sorting and
                                               Deinking; Paper Tissue;
                                               Properties

         (b) Oil and gas operations            Not applicable

50     Item 3 of 20-F: Legal Proceedings       Legal Proceedings

       Item 4 of 20-F: Control of Company

35       (a) Control by another corporation    Information About Dransfield
             or foreign government             Paper - Description of Business
                                               and Properties

4,74     (b) Table of securities ownership     Summary Information - The
                                               Proposed Merger and Spin-off;
                                               Management Information -
                                               Security Ownership of Certain
                                               Beneficial Owners and Management

4,17     (c) Arrangements which might          Summary Information - The
18,81        result in a change in control     Proposed Merger and Spinoff;
                                               Terms of the Transaction - Terms
                                               of the Merger - Agreement and
                                               Plan of Merger; Appendix A -
                                               Agreement of Merger


Page            Item                                Location
- ----            ----                                --------


50      Item of 20-F: Nature of            Market for Dransfield
        Trading Market                     Paper's Capital Stock and
                                           Related Stockholder
                                           Matters

        Item 6 of 20-F: Exchange
        Controls and Other
        Limitations Affecting
        Security Holders

11         (a) Governmental restrictions   Risk Factors (No. 5)
               on capital

18,19      (b) Limitations on voting       Description of Securities
               securities

50,51   Item 7 of 20-F: Taxation           Taxation - British Virgin
52                                         Islands - U.S. Federal
                                           Income Taxation - Hong
                                           Kong Taxes - Taxation of
                                           the Company by the PRC

36      Item 8 of 20-F: Selected           Information About Dransfield
        Financial Data                     Paper - Selected Financial Data

38      Item 9 of 20-F: Managements'       Information About Dransfield
        Discussion and Analysis of         Paper - Management's Discussion
        Financial Condition and            and Analysis of Financial
        Results of Operations              Condition and Results of
                                           Operations

           (a) Liquidity and
           (c) capital Resources:

               (1) Commitments for         Management's Discussion and
                   capital expenditures    Analysis of Financial Condition
                                           and Results of Operations -
                                           Results of Operations - Years
                                           Ended March 31, 1994 and
                                           March 31, 1995 - Liquidity
                                           and Capital Resources -
                                           Years Ended March 31, 1995 and
                                           1996 - and March 31, 1996 -
                                           Liquidity and Capital Resouces

               (2) Known trends            Not applicable



Page               Item                               Location
- ----               ----                               --------

           (c) Results of operations

38             (1) Unusual events              Management's Discussion and
                                               Analysis of Financial Condition
                                               and Results of Operations -
                                               Results of Operations

41,42          (2) Known trends                Dransfield Paper's Expansion -
43,44                                          Timing of the Expansion - Paper
                                               Mill No. 1 - Paper Mill No. 2 -
                                               Paper Mills No. 3 and 4

38             (3) Increase in net sales or    Management's Discussion and
                   revenues                    Analysis of Financial Condition
                                               and Results of Operations -
                                               Overview - Results of Operations

41             (4) Impact of inflation         Inflation and Economic Growth

       Item 10 of 20-F: Directors and Officers

76,77      (a) Names and positions             Management Information -
78                                             Directors, Executive Officers
                                               and Significant Employees -
                                               Executive Directors of
                                               Dransfield Paper - Senior
                                               Executives of Dransfield Paper

           (b) Family relationships            Not applicable

       Item 11 of 20-F: Compensation of
       Directors and Officers

79         (a) Aggregate compensation          Management Information -
                                               Remuneration of Directors and
                                               Officers

79         (b) Pension, retirement or          Management Information -
               similar benefits accruals       Remuneration of Directors and
               or set asides                   Officers - Stock Options - The
                                               Plan


Page               Item                               Location
- ----               ----                               --------

         Item 12 of 20-F: Options to
         Purchase Securities

79             (a) All options                 Management Information -
                                               Remuneration of Directors and
                                               Officers - Stock Options - The
                                               Plan

               (b) Options held by directors   Not applicable
                   and officers

         Item 13 of 20-F: Interest of
         Management in Certain Transactions

80             (a) Material transactions       Certain Relationships and
                                               Related Transactions

               (b) Indebtedness                Not applicable

         Item 11(b) of F-1: Item 18 of
         Form 20-F

                   Rule 3-05                   Not applicable
                   Article 11 of Reg. S-X      Not applicable

26       Item 12: S-K 510: Disclosure of       Terms of the Transaction -
         Commission Position on Indemnifica-   Indemnification
         tion for Securities Act Liabilities

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

   Page                Item                            Location
   ----                ----                            --------

           Item 13: Other Expenses of Is-       Part II: Other Expenses
           suance and Distribution: S-K         of Issuance and Distribu-
           511                                  tion

           Item 14: Indemnification of
           Directors and Officers:

 26,96       S-K 702: Indemnification of        Terms of the Transaction
             Directors and Officers             - Indemnification; Part
                                                II - Indemnification of
                                                Directors and Officers

 96        Item 15: Recent Sales of Unreg-      Recent Sales of Unregis-
           istered Securities                   tered Securities

 96          S-K 701(a): Securities sold        Recent Sales of Unregis-
                                                tered Securities

 96          S-K 701(b): Underwriters and       Recent Sales of Unregis-
             other purchasers                   tered Securities

 96          S-K 701(c): Consideration          Recent Sales of Unregis-
                                                tered Securities

 96          S-K 701(d): Exemption from         Recent Sales of Unregis-
             registration claimed               tered Securities


           Item 16. Exhibits and Financial
           Statement Schedules

 97          (a) S-K 601(a): Exhibits and       Exhibits and
                 index required                 Financial Statements
                                                Schedules

             (b) S-K 601(b): Description
                 of exhibits

                 (1) Underwriting agree-        Not applicable
                     ment

                 (2) Plan of Merger             Exhibits 2 and 2.1

                 (3) Articles of                Exhibits 3 and 3.1
                     incorporation and
                     bylaws

   Page                Item                            Location
   ----                ----                            --------


              (4) Instruments defining       Exhibits 4 and 4.1
                  rights of securities
                  holders

              (5) Opinion on legality        Exhibit 5

              (6) Opinion on discount        Not applicable
                  on capital shares

              (7) Opinion on                 Not applicable
                  liquidation
                  preference

              (8) Opinion on tax mat-        Exhibit 8
                  ters

              (9) Voting trust               Not applicable
                  agreements

             (10) Material contracts         Exhibits 10.1, 10.2 and
                                             10.3

             (11) Statement on               Not applicable
                  computation of per
                  share earnings

             (12) Statement on               Not applicable
                  computation of ratios

             (14) Material foreign           Not applicable
                  patents

             (15) Letter on unaudited        Not applicable
                  interim financial
                  information

             (16) Letter on changes in       Not applicable
                  certifying
                  accountant

             (21) Subsidiaries of the        Exhibit 21
                  registrant

             (23) Consents of experts        Exhibits 23, 23.1, 23.2
                  and counsel

             (24) Power of attorney          Not applicable

   Page                Item                            Location
   ----                ----                            --------

             (25) Statement of               Not applicable
                  eligibility of
                  trustee

             (26) Invitations for com-       Not applicable
                  petitive bids

             (27) Financial data sche-       Not applicable
                  dule

             (28) Information from           Not applicable
                  reports to state
                  insurance regulatory
                  authorities

             (99) Additional exhibits        Exhibits 23.3, 23.4,
                                             23.5, 23.6 and 23.7

          S-K 601(c): Financial data         Not applicable
          schedule

          (b) Regulation S-X financial       Not applicable
              statement schedules

        Item 17: Undertakings:

 99       S-K 512(a): Rule 415 Offering      Undertakings

          S-K 512(b): Filings                Not applicable
          incorporating subsequent
          Exchange Act documents by
          reference

          S-K 512(c): Warrants and           Not applicable
          Rights Offerings

          S-K 512(d): Competitive Bids       Not applicable

          S-K 512(e): Incorporated           Not applicable
          annual and quarterly reports

          S-K 512(f): Equity Offerings       Not applicable
          of Non-Reporting Registrants

          S-K 512(g): Registration on        Not applicable
          Form S-4 or F-4

 99       S-K 512(h): Request for            Undertakings
          Acceleration

   Page                Item                            Location
   ----                ----                            --------


          S-K 512(i): Reliance on Rule       Not applicable
          430A Undertaking

          S-K 512(j): Qualifications of      Not applicable
          trust indentures

100       Signatures                         Signatures

                                                                      PROSPECTUS


                       Dransfield China Paper Corporation
           (a British Virgin Islands international business company)

                         500,000 Shares of Common Stock
                 (Of which, 461,572 shares are for the account
                         of a distributing shareholder)

                     500,000 Common Stock Purchase Warrants
                         Exercisable at $8.00 a Warrant
                                      and
             500,000 Shares of Common Stock Underlying the Warrants

    ----------------------------------------------------------------------
         THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 9.

              --------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              --------------------------------------------------

                                                                 Underwriting                  Proceeds to
                                           Price to              Discounts and                 Issuer or
                                           Recipient             Commissions                   Other Person(1)
- ----------------------------------------------------------------------------------------------------------------------------------
Per Escrow Share                         $    0.001(2)                 $0                       $    0.001
38,428 Escrow Shares                     $       38                    $0                       $       38

Per Spinoff Share                        $    0.001(3)                 $0                       $    0.001
461,572 Spinoff Shares                   $      462(4)                 $0                       $      462(5)

Per U.S. Warrant                         $        0                    $0                       $        0
500,000 U.S. Warrants                    $        0(6)                 $0                       $        0

Per U.S. Share                           $        8                    $0                       $        8
500,000 U.S. Shares                      $4,000,000(7)                 $0                       $4,000,000
- ----------------------------------------------------------------------------------------------------------------------------------

(1) The estimated expenses of the transaction described herein are $______, all of which is being borne by Dransfield Paper Holdings Limited ("Dransfield Paper"), a British Virgin Islands international business company with whom the Company proposes to merge. These expenses are federal and state registration fees - $1,380; stock transfer agent's fee - $4,375; escrow agent's fee - $500; printing and engraving - $10,000; legal fees - $40,000; auditor's fee - $______; mailing cost - $4,000; and American Stock Exchange or Nasdaq listing fee - $45,000.





                                                        (continued on next page)

              The date of this Prospectus is              , 1996.
                                             -------------

(2) These 38,428 Escrow Shares of Common Stock are being registered to be exchanged for 38,428 outstanding shares of Series B Preferred Stock of the Company held by 2 persons.

(3) Based upon the book value of Dransfield China Paper Corporation ("the Company") on June 30, 1996.

(4) These 461,572 Spinoff Shares of Common Stock are owned by SuperCorp Inc. ("SuperCorp"), a shareholder of the Company. These Shares will be distributed to an escrow agent ("the Spinoff") for distribution to the approximately 2,500 shareholders of SuperCorp at such time as (i) a proposed merger ("the Merger") between the Company and Dransfield Paper should be effected, (ii) this Prospectus is supplemented to indicate the date the Merger was effected, and (iii) information concerning the surviving Company shall have been made available to the public and to National Association of Securities Dealers member firms. See "The Escrow Arrangement," page 3.

(5) These funds represent the book value of each Spinoff share of the issuer at the time of the Spinoff (and before the proposed Merger) and remain with the issuer.

(6) These 500,000 U.S. Warrants, exercisable at $8 each, are to be exchanged for outstanding options ("the Options") which options entitle the option holders to purchase 100,000 shares of Common Stock of the Company at $0.50 a share.

(7) These 500,000 U.S. Shares of Common Stock underlie the 500,000 U.S. Warrants described in footnote (6) above.

         Prior to the date of this Prospectus the Company was not a "reporting company," as such term is employed in the Securities Exchange Act of 1934, and its Common Stock was neither listed on any exchange nor eligible for quotation on the Nasdaq Stock Market. There presently is no public market for the Common Stock of the Company, and there can be no assurance that such a market will develop or can be sustained should there be a completion of the proposed Merger. Should the proposed Merger be approved and effected, it is expected that the Common Stock of the Company will then either be listed on the American Stock Exchange or be eligible for quotation on Nasdaq's National Market. Should the proposed Merger not be effected, there will be no public market for the securities of the Company because of the above-described escrow arrangement. See "Summary of Proposed Transaction - The Escrow Arrangement."

                             ADDITIONAL INFORMATION

         REGISTRATION STATEMENT. The Company has filed with the Securities and Exchange Commission in Washington, D.C. a Registration Statement under the Securities Act of 1933, as amended, with respect to the Common Stock offered by this Prospectus. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits listed in the Registration Statement. The Registration Statement can be examined at the Public

Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained upon payment of the prescribed fees. The Company is an electronic filer, and the Securities and Exchange Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http:\\www.sec.gov.

         REPORTS TO SHAREHOLDERS. Provided the Merger is effected, the post-Merger Company will be a "private foreign issuer," as such term is defined by the Securities and Exchange Commission, and will file reports with the Securities and Exchange Commission as required of private foreign issuers. The Company intends to furnish shareholders with annual reports containing financial statements audited by independent public or certified accountants and such other periodic reports as it may deem appropriate or as required by law.

         STOCK CERTIFICATES. It is expected that certificates for the securities offered hereby will be ready for delivery within one week after the date of this Prospectus with respect to the 500,000 Shares of Common Stock and the 500,000 U.S. Warrants to be distributed by SuperCorp to the escrow agent (see "The Escrow Arrangement").

         POST-EFFECTIVE AMENDMENT AND PROSPECTUS STICKERS CONCERNING PROPOSED MERGER. Should the proposed merger described herein be approved by the requisite shareholder vote and become effective, the Company will file a post-effective amendment to the Registration Statement described above and cause stickers to be placed on the front cover page of all copies of the Prospectus, which amendment and stickers will describe the results of the vote and the effective date of the merger.

                      ENFORCEABILITY OF CIVIL LIABILITIES

         The Company is incorporated in the Territory of the British Virgin Islands as an international business company and has no assets there. After the merger described herein, all of the Company's directors and officers and certain experts named herein will reside outside the United States either in Hong Kong or in the Peoples Republic of China (the "PRC"), and virtually all the assets of the Company and of such persons are or may be located outside the United States. Therefore, with respect to the enforcement by investors of civil liabilities under the U.S. Federal securities laws, it may not be possible for investors to effect service of process within the United States against such persons or, if service is effected and a judgment in U.S. courts is obtained against such persons, it is unlikely that such a judgment could be enforced in the U.S. courts. In July 1997 Hong Kong becomes part of the PRC, and as the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts within the United States, administrative actions brought by regulatory authorities, such as the Securities and Exchange Commission ("the Commission"), and other actions, which result in foreign court judgments, could (assuming such actions are not required by PRC law and the Company's Articles of Association to be arbitrated) only be enforced in the PRC if such judgments or rulings do not violate the basic principles of the law of the PRC or the sovereignty, security and public interest of the society of the PRC, as determined by a people's court of the PRC which has jurisdiction for recognition and enforcement of judgments. Finally, the Company has been advised by Harney, Westwood & Riegels, solicitors in the British Virgin Islands, that there is uncertainty as to whether the courts of the British Virgin Islands or the PRC would enforce (i) judgments of United States courts obtained against the Company or such persons predicated solely upon the civil liability provisions of the Federal securities laws or (ii), in original actions brought in the British Virgin Islands or the PRC, liabilities against the Company or such persons predicated solely upon the Federal securities laws.

UNTIL _____________, 1996 (90 DAYS AFTER THE EFFECTIVE DATE OF THE MERGER) ALL U.S. DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES MAY BE REQUIRED TO DELIVER A PROSPECTUS.

                               TABLE OF CONTENTS                                                                     PAGE
Additional Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     i
         Registration Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    ii
         Reports to Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    ii
         Stock Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    ii
         Post-Effective Amendment and Prospectus Stickers
                 Concerning Proposed Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    ii
Enforceability of Civil Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    ii
Summary Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     1
         The Three Companies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     2
         Dransfield China Paper Corporation ("the Company") . . . . . . . . . . . . . . . . . . . .                     2
         Dransfield Paper Holdings Limited ("Dransfield Paper") . . . . . . . . . . . . . . . . . .                     2
                 Dransfield Paper's Expansion . . . . . . . . . . . . . . . . . . . . . . . . . . .                     2
                 Timing of the Expansion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     3
                 Dransfield Paper's Management  . . . . . . . . . . . . . . . . . . . . . . . . . .                     4
                 SuperCorp Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     4
                 The Spinoff  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     4
         The Proposed Merger and Spinoff  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     4
                 The Escrow Arrangement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     6
                          Should the Merger Occur . . . . . . . . . . . . . . . . . . . . . . . . .                     6
                          Consequences Should the Merger Not Occur  . . . . . . . . . . . . . . . .                     7
                 Degree of Management Control of Vote on Merger . . . . . . . . . . . . . . . . . .                     8
                 Dissenters' Rights of Appraisal  . . . . . . . . . . . . . . . . . . . . . . . . .                     8
                 Compliance with Governmental Regulations . . . . . . . . . . . . . . . . . . . . .                     8
                 Tax Consequences of the Transaction  . . . . . . . . . . . . . . . . . . . . . . .                     8
                 Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     9
                 Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     9
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     9
         No assurance of a Public Market  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     9
         Political Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     9
         Economic Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    10
         Legal Systems  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    10
         Government Control of Currency Conversion and Exchange
                 Rate Risks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    11
         Competition, Import Restrictions and GATT  . . . . . . . . . . . . . . . . . . . . . . . .                    12
         Volatility of Price of Pulp  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    13
         Environmental Liability Exposure . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    13
         Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    14
         Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    14
         Dividends Not Likely . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    14
         Reliance on Key Personnel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    14
         No Assurance of Success of Proposed Business Expansion . . . . . . . . . . . . . . . . . .                    14
Exchange Rate Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    15
Terms of the Transaction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    16
         Terms of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    17
         Reasons for the Merger and Spinoff . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    18
         Accounting Treatment of Proposed Merger  . . . . . . . . . . . . . . . . . . . . . . . . .                    18
         Agreement and Plan of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    18
         Differences Between Rights of Shareholders of the
                 Company and of Dransfield Paper  . . . . . . . . . . . . . . . . . . . . . . . . .                    18
         Description of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    18
                 Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    19
                 Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    19
                          Series A Convertible Preferred Stock  . . . . . . . . . . . . . . . . . .                    20


                          Series B Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . .                    22
                          Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    23
                                  Call Feature of the Warrants  . . . . . . . . . . . . . . . . . .                    23
         Income Tax Consequences  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    23
                 The Spinoff  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    24
                 Shareholders of SuperCorp  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    24
                 Recipients of the U.S. Warrants  . . . . . . . . . . . . . . . . . . . . . . . . .                    24
         Pro Forma Financial Information and Dilution . . . . . . . . . . . . . . . . . . . . . . .                    25
         Material Contacts Among the Companies  . . . . . . . . . . . . . . . . . . . . . . . . . .                    25
         Reoffering by Party Deemed to be an Underwriter  . . . . . . . . . . . . . . . . . . . . .                    25
         Interest of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    26
Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    26
Information About the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    27
         Description of Business and Properties . . . . . . . . . . . . . . . . . . . . . . . . . .                    27
         Course of Business Should the Merger Not Occur . . . . . . . . . . . . . . . . . . . . . .                    27
         Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    28
         Market for the Company's Common Stock and Related
                 Stockholder Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    28
         Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    29
         Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    29
Information About Dransfield Paper  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    35
         Description of Business and Properties . . . . . . . . . . . . . . . . . . . . . . . . . .                    35
         Selected Financial Data  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    36
Management's Discussion and Analysis of Financial Condition
         and Results of Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    38
         Overview . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    38
         Results of Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    38
                 Years Ended March 31, 1994 and March 31, 1995  . . . . . . . . . . . . . . . . . .                    38
                          Liquidity and Capital Resources . . . . . . . . . . . . . . . . . . . . .                    39
                 Years Ended March 31, 1995 and March 31, 1996  . . . . . . . . . . . . . . . . . .                    39
                          Liquidity and Capital Resources . . . . . . . . . . . . . . . . . . . . .                    39
         The Paper Industry in China  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    40
         Other Markets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    40
         Demographics of the Targeted Chinese Market  . . . . . . . . . . . . . . . . . . . . . . .                    41
         Inflation and Economic Growth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    41
         Dransfield Paper's Expansion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    41
                 Timing of the Expansion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    42
                          Paper Mill No. 1  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    42
                          Paper Mill No. 2  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    43
                          Paper Mill No. 3 and 4  . . . . . . . . . . . . . . . . . . . . . . . . .                    44
         Paper Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    44
         Paper Merchanting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    45
         Converting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    45
                 Second Paper Converting Plant  . . . . . . . . . . . . . . . . . . . . . . . . . .                    46
         Sorting and Deinking . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    46
         Paper Tissue Making  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    46
                 Immediate Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    47
                 Seasonal Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    48
         Dransfield Paper's Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    48
         Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    48
         Dependence on Major Customers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    49
         Research and Development . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    49
         Environmental Controls . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    49
         Number of Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    49
         Venue of Sales . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    49


         Term Loan and Line of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    49
         Patents, Copyrights and Intellectual Property  . . . . . . . . . . . . . . . . . . . . . .                    49
         Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    50
         Market for Dransfield Paper's Capital Stock
                 and Related Stockholder Matters  . . . . . . . . . . . . . . . . . . . . . . . . .                    50
         Taxation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    50
                 British Virgin Islands Taxation  . . . . . . . . . . . . . . . . . . . . . . . . .                    50
                 U.S. Federal Income Taxation . . . . . . . . . . . . . . . . . . . . . . . . . . .                    50
                          Taxation of the Company . . . . . . . . . . . . . . . . . . . . . . . . .                    50
                          Taxation of Shareholders  . . . . . . . . . . . . . . . . . . . . . . . .                    51
                                  Tax on Dividends  . . . . . . . . . . . . . . . . . . . . . . . .                    51
                                  Sale or Other Disposition . . . . . . . . . . . . . . . . . . . .                    51
                 Hong Kong Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    51
                          Tax on Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    51
                          Profits Tax   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    51
                          Estate Duty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    51
                          Stamp Duty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    51
                 Taxation of the Company by the PRC . . . . . . . . . . . . . . . . . . . . . . . .                    52
                          Income Tax  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    52
                          Value Added Tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    52
                 Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    52
                          Index to Financial Statements . . . . . . . . . . . . . . . . . . . . . .                    53
Management Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    74
         Security Ownership of Certain Beneficial Owners
                 and Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    74
         Directors, Executive Officers and Significant
                 Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    76
                 Executive Directors of Dransfield Paper  . . . . . . . . . . . . . . . . . . . . .                    77
                 Senior Executives of Dransfield Paper  . . . . . . . . . . . . . . . . . . . . . .                    78
                 The Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    78
         Remuneration of Directors and Officers . . . . . . . . . . . . . . . . . . . . . . . . . .                    79
                 The Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    79
                 Dransfield Paper . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    79
                 Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    79
                          The Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    79
                          Other Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    79
         Certain Relationships and Related Transactions . . . . . . . . . . . . . . . . . . . . . .                    80
                 Company's Transactions with Promoters  . . . . . . . . . . . . . . . . . . . . . .                    80
                 Dransfield Paper's Transactions With Management  . . . . . . . . . . . . . . . . .                    80
Appendix A - Agreement of Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    81
Appendix B - The People's Republic of China ("PRC") . . . . . . . . . . . . . . . . . . . . . . . .                    86


                              SUMMARY INFORMATION

         The following summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. All financial statements set forth herein for the Company and Dransfield Paper Holdings Ltd. have been prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP").

         The transaction discussed herein is (i) a distribution by a corporation, SuperCorp Inc. ("SuperCorp"), of a dividend to its shareholders, the dividend consisting of 461,572 shares of Common Stock of a majority-owned subsidiary corporation, Dransfield China Paper Corporation ("the Company"),
(ii) the exchange by the Company of 38,428 shares of its Common Stock ("the Escrow Shares") at par value, $0.001 a share, for 38,428 outstanding shares of its Series B Preferred Stock, (iii) the exchange by the Company of 500,000 Common Stock Purchase Warrants ("the U.S. Warrants") for presently outstanding options ("the Options") to purchase shares of Common Stock of the Company, and
(iv) the registration by the Company of 500,000 shares of its Common Stock, which shares underlie the 500,000 U.S. Warrants. The distributing corporation, SuperCorp, organized and owns 461,572 issued and outstanding shares ("the Spinoff Shares") of Common Stock of the Company. SuperCorp proposes to distribute the Spinoff Shares ("the Spinoff") to its approximately 2,500 shareholders residing in forty-eight states on the basis of one share of Common Stock of the Company for each 14 shares of common stock of SuperCorp held of record by its shareholders on September 30, 1995.

         The above transaction is being done with reference to a proposed merger ("the Merger") between the Company and another corporation with a similar name, Dransfield Paper Holdings Limited ("Dransfield Paper"). Dransfield Paper is, itself, a wholly-owned subsidiary of another corporation with a similar name, Dransfield Holdings Limited ("Dransfield Holdings"), a Cayman Islands corporation whose shares are listed for trading on the Hong Kong Stock Exchange. The proposed Merger is being registered with the Securities and Exchange Commission ("the SEC") simultaneously with the registration of the securities described herein. The proposed Merger will be submitted to the sole shareholder of Dransfield Paper, Dransfield Holdings, for approval or rejection by its board of directors. SuperCorp will approve the proposed Merger before the Spinoff occurs, but there can be, and is, no assurance that the directors of Dransfield Holdings will approve the proposed Merger.

         Should the Merger be approved by the directors of Dransfield Holdings and be effected, the Company and Dransfield Paper will merge, with the Company being the surviving corporation. Dransfield Holdings will exchange all its capital stock in Dransfield Paper for 9,300,000 shares of Common Stock ("the Merger Shares"), 386,004 Common Stock Purchase Warrants ("the Merger Warrants") of the Company, 2,300,000 shares of Series A Convertible Preferred Stock of the Company ("the

Merger Preferred Shares") and the officers and directors of Dransfield Paper will become the officers and directors of the Company.

THE THREE COMPANIES.

         Three companies and their shareholders are affected by the transaction proposed in this Prospectus Statement.

         Dransfield China Paper Corporation ("the Company"). The Company was incorporated under the International Business Companies Ordinance (No. 8 of
1984) of the Territory of the British Virgin Islands on June 24, 1996 for the purpose of merging with Dransfield Paper Holdings Limited ("Dransfield Paper") should the merger transaction described herein be approved. The Company has no business operations or significant capital and has no present intention of engaging in any active business until and unless it merges with Dransfield Paper.

         The business office of the Company is located at 49 Strawberry Lane, Suite 200, Palos Verdes Peninsula, California 90274, U.S.A. Its telephone number is 310-541-4415.

         Dransfield Paper Holdings Limited ("Dransfield Paper"). Dransfield Paper was incorporated under the International Business Companies Ordinance (No. 8 of 1984) of the Territory of the British Virgin Islands on March 11, 1994. Dransfield Paper's business is -

         o acting as a paper merchant - the buying and selling of hygienic paper, of packaging grade paper and of office waste paper, both on an indent basis (a pre-sold basis) and on an agency basis, and

         o distributing Proctor & Gamble's "Tempo" brand paper handkerchiefs in Hong Kong and in China, which Dransfield Paper's parent, Dransfield Holding, had been doing in Hong Kong since 1975 before Dransfield Paper was organized. Dransfield Paper has the exclusive distribution rights for Tempo-brand paper products in Hong Kong and in China.

                 Dransfield Paper's expansion. Dransfield Paper's paper merchanting division, which was established only in November 1994, and its Tempo-based distribution division had revenue of US$39.7 million and net profit after taxes of US$0.65 million in the fiscal year ended March 31, 1996. Dransfield Paper is expanding both of these divisions to accommodate the entry by Dransfield Paper into three additional lines of the paper business through the construction of paper mills in four strategic locations in China by October 1998. The three new lines of business are:

         o Recycled pulp production. Waste paper will be processed into recycled pulp. Approximately half of this will be sold to other companies in China with paper mills. Approximately half will be supplied to Dransfield Paper's own paper-making operation.

         o Paper making. Paper making machines will process recycled pulp into jumbo rolls. Approximately half of the production will be sold to other companies in China with paper converting plants. Approximately half will be supplied to Dransfield Paper's own paper converting plants.

         o Paper converting. Jumbo rolls of paper will be converted into finished paper products, such as bathroom tissue, facial tissue, napkins and handkerchiefs, which finished paper products will be packaged and distributed to customers.

                 Timing of the expansion. The business expansion is planned to take place as follows:

                 Paper Mill No. 1. Dransfield Paper has recently invested $6 million in establishing a paper conversion plant, a conference center, and a research and development center in Conghua in the city of Guangzhou, Guangdong Province in southern China. The paper conversion plant started operations in August 1996. Its capacity is approximately 23 metric tons a day.

         A used de-inking plant for recycled pulp production was purchased in Belgium, dismantled, shipped to China in May 1996, and is planned to commence operations by March 1997 with an output capacity of approximately 90 metric tons a day.

                 Paper Mill No. 2. Dransfield Paper will invest approximately $10 million for a 60-percent controlling interest in a paper mill to be established in the city of Jiangyin in Jiangsu Province 90 minutes west of Shanghai, China.

         A used 120-metric-tons-a-day de-inking plant for recycled pulp production has been purchased from Georgia Pacific Company in the U.S., and a used 28-metric-tons-a-day paper making plant has been purchased from VPK in Belgium. Both arrived in China in May and July 1996. A second paper making plant is still to be purchased.

         Operations are scheduled to commence at the recycled pulp production plant by March 1997, at the paper conversion plant by May 1997, and at the paper making plant by May 1997.

                 Paper Mills No. 3 and 4. Complete paper mills - plants for recycled pulp production, paper making, and paper conversion - are planned for two other areas. One is in northern China in the Tianjin area, and the other is in western China in the Chongqing area. These two paper mills will be installed after the first two mills, now under construction, are operational. Subject to funding, Dransfield Paper's plans envision the commencement of full operations at Paper Mills No. 3 and 4 by December 1998. Considerable equipment has already been acquired for the paper conversion plants of Paper Mills No. 3 and 4.

                 Dransfield Paper's Management.  Dransfield Paper's management
- - which shall become the Company's management should the proposed Merger be approved and effected - consists of U.S.-educated Hong Kong citizens with professional training in accountancy, banking and marketing. Its senior officers average more than 15 years experience in cultivating relationships and conducting business in China. Its senior production management consists of an international team of professionals with an average of more than 25 years experience in the paper business in North America and in Europe. The management at Paper Mill No. 2 in Jiangsu Province is supported by a team composed of local Chinese engineers and of other Chinese engineers with working experience in China but who received post-graduate degrees from universities in the U.S. and Australia.

         The business office of Dransfield Paper is 36-42 Pok Man Street, 1st and 2nd Floors, Mongkok, Kowloon, Hong Kong. Its telephone number is 2787-0838 (011-852-2787-0838 by direct dial from the U.S.).

         SuperCorp Inc. SuperCorp Inc ("SuperCorp") was organized under the laws of the State of Oklahoma on October 21, 1988. SuperCorp has approximately 2,500 shareholders which it acquired when it purchased all the assets of Naturizer, Inc., through a chapter 11 plan of reorganization, in exchange for shares of common stock of SuperCorp, which shares were distributed to the creditors and shareholders of Naturizer, Inc. One of the purposes for which SuperCorp was organized is to engage in "spinoff" activities such as are described herein, such spinoffs to involve the distribution, by way of stock dividends or otherwise, of registered shares of stock of other companies. SuperCorp organized the Company and, prior to the date of this Prospectus, has been the controlling shareholder of the Company.

         The Spinoff. SuperCorp purchased 461,572 Shares of Common Stock of the Company for a cash consideration of $462 and proposes to distribute to the shareholders of SuperCorp these 461,572 Shares on the basis of one share of the Company for every 14 shares of SuperCorp held of record on August 31, 1996 ("the Spinoff"). See "Terms of the Transaction."

         SuperCorp's address is 49 Strawberry Lane, Suite 200, Palos Verdes Peninsula, California 90274. Its telephone number is 310-541-4415.

THE PROPOSED MERGER AND SPINOFF.

         Upon the effectiveness both of the registration statement of which this Prospectus is a part and the Merger registration statement, the shareholders of the Company and of Dransfield Paper will each vote to approve or reject a proposed merger of Dransfield Paper into the Company on the following terms:

         1.      Dransfield Paper shall merge into the Company.

         2. Upon the effectiveness of the Merger, the outstanding 80 shares of common stock of Dransfield Paper shall be exchanged for 9,300,000 shares of Common Stock of the Company ("the Merger Shares") and 386,004 Common Stock Purchase Warrants ("the Merger Warrants"), and the 2,300,000 outstanding shares of Series A Convertible Preferred Stock of Dransfield Paper shall be exchanged for 2,300,000 shares of Series A Convertible Preferred Stock of the Company of equivalent tenor.

         3. The business of Dransfield Paper shall be conducted, after the Merger, by the Company, into which Dransfield Paper shall have merged, but Dransfield Paper's management and directors shall become the management and directors of the Company.

         4. Prior to the Merger, SuperCorp shall have distributed to its shareholders ("the Spinoff"), on a basis proportionate to their shareholdings in SuperCorp, 461,572 Shares ("the Spinoff Shares") of Common Stock of the Company now held by SuperCorp. Each SuperCorp shareholder shall receive one share of the Company for each 14 shares of SuperCorp held of record on September 30, 1996.

         5. Prior to the Merger, the Company shall have exchanged 38,428 shares of its Common Stock, at $0.001 a share ("the Escrow Shares") for 38,428 outstanding shares of its Preferred Stock held by two persons, one of whom is affiliated with the Company and one may be deemed to be a promoter. See "Management Information - Security Ownership of Certain Beneficial Owners and Management."

         6. Prior to the Merger, the Company shall have exchanged 500,000 Common Stock Purchase Warrants ("the U.S. Warrants") for 100,000 presently outstanding stock options of the Company held by 6 persons.

         7. The distribution of capital stock and warrants of both the Company and of Dransfield Paper, before the Merger and after the Merger, will be as follows should the Merger be effected:

                                        Before Merger                               After Merger
                              ---------------------------------           ------------------------------
                              Company              Dransfield                Company             Company
Owner                         Shares               Paper Shares           Common Shares          Warrants
- -----                         -------              ------------           -------------          --------
Dransfield Paper
  Common
  Shareholder                       0                      80                 9,300,000           386,004

Dransfield Paper
  Series A Pref.
  Stockholder                       0               2,300,000                 2,300,000(1)              0

SuperCorp                     461,572                       0                         0                 0

SuperCorp
  Shareholders                      0                       0                   461,572                 0



Company's Pref.
  Stock Holders                38,428                       0                      38,428                     0

Company's
  Stock Option
  Holders                     100,000(2)                    0                           0               500,000
- -----------------------------

(1) These are Series A Convertible Preferred Stock shares of the Company but are convertible into 2,300,000 shares of Common Stock of the Company.

(2) These shares are not issued or outstanding but are subject to being issued should the options be exercised.

THE ESCROW ARRANGEMENT.

         A vote to approve the Merger by the shareholders of the Company is assured. After such vote but before any vote by the shareholder of Dransfield Paper, SuperCorp shall declare a dividend to its shareholders of the 461,572 shares of Common Stock of the Company held by it ("the Spinoff Shares"), the 38,428 Escrow Shares shall be exchanged for the 38,428 outstanding shares of Series B Preferred Stock of the Company, and the persons holding the Company's outstanding Options shall exchange the Options for the 500,000 U.S. Warrants. Certificates representing the 461,572 Spinoff Shares, the 38,428 Escrow Shares, and the 500,000 U.S. Warrants shall be distributed by SuperCorp to Liberty Bank of Oklahoma City, N.A. ("the Escrow Agent") to be held in escrow for distribution by it as follows:

         SHOULD THE MERGER OCCUR. Upon the legal effectiveness of the Merger (should Dransfield Paper's shareholder approve the Merger), the Company shall then file a post-effective amendment to the Registration Statement and supplement this Prospectus to indicate the fact and date of the Merger. At such time as the Company's Common Stock either is approved for listing on the American Stock Exchange or is declared eligible for quotation on Nasdaq, the Company shall provide to the Escrow Agent the Company's representation that the requirements of Securities and Exchange Commission Regulation Section 230.419(e) have been met, and the Escrow Agent shall distribute, subject to the small shareholders' provision described in the next paragraph, the escrowed certificates representing the Spinoff Shares, the Escrow Shares, and the U.S. Warrants to the owners of such securities.

         With respect to certificates representing the ownership of 5 or fewer Spinoff Shares of the Company, the Escrow Agent shall not immediately distribute these certificates to the SuperCorp shareholders. Rather, each SuperCorp shareholder entitled to one of these small denomination certificates shall be advised by SuperCorp that the shareholder can elect either (i) to receive his certificate or (ii) to have his shares aggregated with those of other small-denomination shareholders who choose not to receive their certificates, have his shares sold through a broker into the open market after trading in the shares should commence in the open market, and receive the net cash proceeds of the sale.

         CONSEQUENCES SHOULD THE MERGER NOT OCCUR. There can be no assurance that the proposed Merger between the Company and Dransfield Paper will occur, since a favorable shareholder vote of Dransfield Paper's shareholder must be obtained, and Dransfield Paper's shareholder, Dransfield Holdings, has indicated that it will delay deciding whether to approve the merger until it is time to actually vote, in order that its directors can keep open any other opportunities for Dransfield Paper that might be foreclosed by a vote to approve the merger.

         Should the Merger not become effective, (i) Dransfield Paper will continue as a wholly-owned subsidiary of Dransfield Holdings with its existing assets and business, and (ii) the Company will have no significant assets or business, and there will be no trading market for its securities, which will still be held in escrow by the Escrow Agent. As long as this escrow continues, no transfer or other disposition of the securities held in escrow shall be permitted other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title 1 of the Employee Retirement Income Security Act or the rules thereunder. The Company's management has no specific plans for an alternative to a rejection of the proposed Merger but would seek to acquire a business or assets that would constitute a business, using funds contributed by management to pay the costs of such search. Upon execution of any agreement for the acquisition of a business or assets that would constitute a business, the Company shall file a post-effective amendment to the Registration Statement and shall supplement this Prospectus to disclose information about the alternative business or assets acquisition, including financial statements and other information required by the Securities and Exchange Commissions's Rule 419. Upon the legal effectiveness of the acquisition described in the amended registration statement and supplemented Prospectus, an additional post-effective amendment to the registration statement would be filed, and upon the effectiveness of such post-effective amendment filed with the Commission, the Escrow Agent would distribute the certificates held in escrow. Should no alternative to the Merger be effected within 18 months after the effective date of the Registration Statement of which this Prospectus is a part, the holders of a majority of the Company's Common Stock will have the voting rights to cause a dissolution of the Company and persons who will constitute such a majority have indicated their intentions to so exercise these voting rights to that effect at that time. Such persons are T.E. King, president and sole director of the Company and president and a director of SuperCorp; Nita Kaye Adams, and Meridyne Corp., both of whom are related to or affiliated with John Adams, a director of SuperCorp; the Marilyn
C. Kenan Trust, which is under the control of the spouse of Thomas J. Kenan, a director of SuperCorp; Albert L. Welsh, a director of SuperCorp; Marjorie Cole and Judith Rader, each of whom is a spouse of a director of SuperCorp; and J. Douglas Bowey. See "Summary of Proposed Transaction - The Escrow Arrangement."

DEGREE OF MANAGEMENT CONTROL OF VOTE ON MERGER.

         The Merger must be approved by a vote of a majority of the outstanding shares of Common Stock of each of the Company and Dransfield Paper. With respect to such companies, the percentage of outstanding shares entitled to vote and held by officers, directors and their affiliates are as follows: the Company - 95%; and Dransfield Paper - 100%.

DISSENTERS' RIGHTS OF APPRAISAL.

         No dissenters' rights of appraisal come into effect with respect to the proposed Merger. While the British Virgin Islands International Business Companies Ordinance does provide dissenters' rights of appraisal in the case of mergers, (1) there are no such rights for the shareholders of the Company, because it is the surviving corporation and its shareholders continue to hold the same shares and (2) all the issued and outstanding shares of capital stock of Dransfield Paper are held by one shareholder, which shareholder will either vote to approve or disapprove the Merger, and no dissenters' rights of appraisal would be created by either vote because a vote to disapprove would defeat the Merger.

COMPLIANCE WITH GOVERNMENTAL REGULATIONS.

         No federal or state regulatory requirements, other than securities laws and regulations, must be complied with or federal or state approval obtained in connection with the Spinoff and Merger, other than the filing of articles of merger with the Registrar of Companies of the Territory of the British Virgin Islands after a favorable vote might be obtained on the proposed merger. It is possible, however, that The Hong Kong Stock Exchange may require that the shareholders of Dransfield Holdings, Ltd., which is the sole shareholder of Dransfield Paper, be given the opportunity to vote on the proposed Merger after approval of the Merger, should such approval occur, by the directors of Dransfield Holdings, Ltd. Because more than 60 percent of the voting capital stock of Dransfield Holdings, Ltd. is held by directors and the families of directors of Dransfield Holdings, Ltd., it should be expected that such shareholders approval would be given should the directors of Dransfield Holdings, Ltd. approve the Merger.

TAX CONSEQUENCES OF THE TRANSACTION.

         The Merger should be a "tax-free" reorganization under the laws of the Territory of the British Virgin Islands.


         The Spinoff is a taxable distribution for both SuperCorp and SuperCorp's shareholders, but the value of the Spinoff Shares for taxable purposes is believed by SuperCorp to be $0.001 per Share. See "Terms of the Transaction - Federal Income Tax Consequences."

USE OF PROCEEDS.

         No funds will be raised for the Company through the Spinoff and Merger transactions described herein. However, 500,000 U.S. Warrants and (should the Merger be effected) 386,004 Merger Warrants exercisable at $8.00 are being distributed, expire 18 months after the effective date of the Merger, and are callable by the Company on 30 days notice at such time as the Company's Common Stock should have traded at or above a $12 closing price for 10 consecutive trading days. Should all the Warrants be exercised, the Company would receive $7,088,032 from the sale of the 886,004 shares of Common Stock underlying the Warrants. Due to the uncertainties whether the Warrants will be exercised or, if so, when, the Company has no plans dependent upon the exercise of the Warrants and will use any proceeds realized from any exercise of the Warrants, should such occur, to reduce long-term debt.

RISK FACTORS.

         Ownership of the Common Stock of the Company is speculative and involves a high degree of risk, whether the Merger with Dransfield Paper be effected or not. See "Risk Factors" below.

                                  RISK FACTORS

         Any person acquiring securities of the Company, either through a purchase in the open market or through exercise of the U.S. Warrants, is making an investment decision that involves a high degree of risk and should carefully consider the following factors:

         1. No Assurance of a Public Market. While the shares of Common Stock and U.S. Warrants of the Company to be issued or distributed pursuant to this Prospectus will be free of restrictions on transferability for all persons, there is presently no public market for such securities and there is no assurance that a public market for such securities will develop after the occurrence of the Merger described in this Prospectus or, if one develops, that it will be sustained.

         2. Political Considerations. The Company's business may be adversely affected by political, economic and social uncertainties in China. A change in policies by the Chinese government could adversely affect the Company's interests by, among other things, changes in laws, regulations, or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports and sources of suppliers, or the expropriation of private enterprises. Although the Chinese government has been pursuing economic reform policies for the past 17 years, no assurance can be given that the Chinese government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting China's political, economic and social life. See "Risk Factors - Legal System" and see generally "Appendix B: The People's Republic of China."

         3. Economic Considerations. The economy of China differs significantly from the United States economy in such respects as structure, level of development, gross national product, growth rate, capital reinvestment, resource allocation and self-sufficiency, rate of inflation and balance of payments position, among other. Only recently has the Chinese government encouraged substantial private economic activity. See generally "Appendix B: The People's Republic of China". Since the early 1950s, the economy of China has been a planned economy subject to five-year and annual plans adopted by central authorities which set forth production goals ("State Plans"). In their interpretation and implementation, the State Plans may be subject to regional variation. Although the majority of productive assets in China are still owned by the state, the importance of the State Plan in the allocation of resources and productivity growth in the Chinese economy is diminishing. For example, the central government established the Economic and Trade Commission under the direction of the State Council to assume responsibilities regarding China's economic and trade policies. The Economic and Trade Commission will, in its policies, emphasize greater decentralization and utilization of market forces for allocation of China's resources. The Chinese economy has experienced significant growth in the past five years, but such growth has been uneven among various sectors of the economy and there can be no guarantee that the government's pursuit of economic reforms will be consistent or effective. Action by the central government of China could have a significant adverse effect on economic conditions in China. Much of the economic activity is export driven and, therefore, affected by developments in the economies of China's principal trading partners. See generally "Appendix
B:  The People's Republic of China".

         4. Legal System. Since 1979, many laws and regulations dealing with economic matters in general and foreign investment in particular have been promulgated in China. In December 1982, the National People's Congress of China amended the Constitution of China to authorize foreign investment and to guarantee the "lawful rights and interests" of foreign investors in China. Despite the subsequent activity and progress in developing the legal system, China does not have a comprehensive system of laws. In addition, enforcement of existing laws may be uncertain and sporadic, and implementation and interpretation thereof inconsistent. The Chinese judiciary is relatively inexperienced in enforcing the laws that exist, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. Even where adequate law exists in China, it may be impossible to obtain swift and equitable enforcement of such law, or to obtain enforcement of a judgment by a court of another jurisdiction. See "Enforceability of Civil Liabilities". China's legal system is based on written statutes and, therefore, decided legal cases are without binding legal effect, although they are often followed by judges as guidance. The interpretation of Chinese laws may be subject to policy changes to reflect domestic political changes.

         As the Chinese legal system develops, the promulgation of new laws, changes to existing laws and the preemption of local regulations by national laws may adversely affect foreign investors. The trend of legislation over the past 12 years has, however, significantly enhanced the protection afforded foreign investment and allowed for more active control by foreign parties of foreign invested enterprises in China. There can be no assurance, however, that the current trend in economic legislation towards promoting market reforms and experimentation as well as further "opening to the outside world" will not be slowed, curtailed or reversed, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting China's political, economic or social life. Such a shift could have a material adverse effect upon the business and prospects of the Ventures.

         The Company's activities in China are by law subject, in some particular cases, to administrative review and approval by various national and local agencies of the Chinese government. While China has promulgated an administrative law permitting redress to the courts with respect to certain administrative actions, this law appears to be largely untested in this context. Although there is no assurance that governmental approvals, when necessary or advisable, will be forthcoming, the Company believes that the support of local, provincial and national governmental entities benefits the Company's operations in connection with administrative review and receiving approvals.

         While Chinese law expressly protects the status and rights of Sino-foreign joint venture enterprises, including their right to use land during the term of their respective joint venture contracts, the state reserves the right, in extreme and exceptional circumstances, to terminate the joint venture and provide compensation therefor. In such an event, a joint venture's right to use land would terminate and all plant and facilities would revert to the state in exchange for just compensation.

         5. Government Control of Currency Conversion and Exchange Rate Risks. The Company receives its revenues in the PRC in Renminbi, which is not freely convertible into foreign exchange. However, the Company requires foreign currency to fund a portion of its operations. For example, the Company requires, and expects to require in the future, US dollars to purchase equipment for expansion projects. In addition, profits will need to be converted into United States dollars, Hong Kong dollars and other currencies in the amount needed for the Company to pay dividends and discharge obligations denominated in foreign currency.

         The PRC Government imposes control over its foreign currency reserves in part through direct regulation of the conversion of Renminbi into foreign exchange and through restrictions on foreign imports. Effective January 1, 1994, pursuant to the Notice of the People's Republic of China Concerning Further Reform of the Foreign Currency

Control System (the "PBOC Notice"), the conversion of Renminbi into Hong Kong dollars and United States dollars must now be based on the rate set by the People's Bank of China (the "PBOC Rate"), which is set daily based on the previous day's PRC interbank foreign exchange market rate with reference to current exchange rates on the world financial markets. In line with the adoption of the PBOC Rate, the Renminbi was revalued at HK$1.00 = RMB1.12 and US$1.00 = RMB8.70 on January 3, 1994.

         In general, the PBOC Notice and the PRC Foreign Exchange Control Regulations, which took effect on April 1, 1996, require that domestic enterprises operating in the PRC must price and sell their goods and services in the PRC in Renminbi. Domestic enterprises are also required to sell all their foreign exchange revenues to designated foreign exchange banks in the PRC with the exception of any portion of such revenues permitted by the PRC State Administration for Exchange Control ("SAEC") to be retained in foreign currency. In addition, domestic enterprises must provide satisfactory evidence of their need for foreign currency before converting Renminbi to foreign currency through designated foreign exchange banks. However, according to the Regulations on the Administration of Foreign Exchange Settlement, Sale and Payment which were promulgated by the PBOC on June 20, 1996 and took effect on July 1, 1996, foreign investment enterprises may be able to access foreign exchange from both designated foreign exchange banks and swap centers, provided that such foreign exchange will be used for current account transactions.

         Prior to the unification of the PRC's dual foreign exchange system on January 1, 1994, there was significant volatility in the exchange rate of Renminbi to US dollars. Although the Renminbi to US dollar exchange rate has been relatively stable since January 1, 1994 and the PRC Government has stated its intention to intervene in the future to support the value of the Renminbi, there can be no assurance that exchange will not again become volatile or that the Renminbi will not devalue significantly against the US dollar. Exchange rate fluctuations may adversely affect the Company's financial performance and ability to meet its obligations because of its current and future foreign currency denominated liabilities and may materially adversely affect the value, translated into US dollars, of the Company's net fixed assets, earnings and declared dividends.

         The current restrictions and uncertainties relating to the currency conversion system in the PRC give rise to risks affecting the ability of the Company to obtain adequate foreign exchange at acceptable rates to meet its foreign exchange needs.

         6. Competition, Import Restrictions and GATT. The PRC Government imposes tariffs on imports of paper products and certain equipment that will be employed in the construction of the Company's paper mills referred to herein. These tariffs and other restriction on foreign imports cover a majority of the product types produced by the Company. The tariff rates currently range from 1% to 40% on products which compete with those of the Company. The tariff is levied on the landed price, which includes the cost of the products, packing, freight to the PRC, insurance, and other relevant service fees. These tariffs and import restrictions are intended, in part, to protect domestic producers of these products, such as the Company.

         Since 1994, the PRC has engaged in extensive negotiations to re-enter the General Agreement on Tariffs and Trade (which became the World Trade Organization on January 1, 1995) ("GAAT"), which regulates trading and tariffs among its signatory states. The PRC may re-enter GATT and assume a position as a founding member of the World Trade Organization if agreement is reached. If the PRC resumes its status as a signatory to GATT, it will be required to reduce some of its import tariffs and other trade restrictions over time. Further, in line with its general progress of economic reform and in order to facilitate the resumption of its status as a signatory to GATT , the PRC began, on April 1, 1996, and is expected to continue, lowering some import tariffs and reducing certain other restrictions on imports. The PRC's possible re-entry into GATT and the current policy of lowering import barriers may result in increased competition in the domestic markets by foreign competitors. It may also reduce the tariffs imposed by the PRC Government on production equipment that the Company may import in the future, and the restriction on availability of imported raw materials (such as waste paper) currently enforced by the PRC. The effect of these two factors may be reduced during a transition period associated with the PRC's resumption of its status as a signatory to GATT. However, no assurance can be given that increased competition from imported products will not have a materially adverse effect on the Company's business and results of operations. See "Business - Competition."

         7. Volatility of Price of Pulp. The profitability of the Company's paper making operations, should the Merger described herein be effected, can be severely affected by the price of pulp used in the manufacture of paper. In the recent past, the price of pulp has been most unstable and subject to significant increases and decreases within a singly year's period. Even though conservative inventory practices may be followed, some raw materials must be purchased in advance to assure a continued supply. Until such time as a planned, vertically-integrated paper business is achieved, which integration can tend to offset increased costs of raw materials by higher prices obtainable for finished goods, the Company's profitability can be affected quarter to quarter by the volatility of pulp prices.

         8. Environmental Liability Exposure. The Company is subject to PRC national and local environmental protection regulations which currently impose fees for the discharge os waste substances, require the payment of fines for pollution, and provide for the closure by the PRC Government of any facility that fails to comply with orders requiring it to cease or improve upon certain activities causing environmental damage. Due to the nature of the Company's business, the Company produces significant amounts of waste water and solid waste materials during the course of its production. The Company has established environmental protection systems to treat such waste materials and to safeguard against accidents. The Company believes its environmental protection facilities and systems are adequate for it to comply with the existing national, provincial, and local environmental protection regulations. However, there can be no assurance that the PRC national, provincial, or local authorities will not impose additional or more stringent regulations which would require additional expenditure on environmental matters or changes in the Company's processes or systems.

         9. Dilution. Should the Merger be approved and effected (and assuming conversion of the Series A Convertible Preferred Stock into shares of Common Stock but without giving consideration to the possible exercise of the Warrants), the shareholders of Dransfield Paper shall suffer a 4.1% dilution in their percentage ownership of the surviving company in exchange solely for obtaining shares of Common Stock registered under the Securities Act to be exchanged for their shares of capital stock of Dransfield Paper. The book value (adjusted for the Merger as above) of each of Dransfield Paper's shares, as of March 31, 1996, would be US$0.35 before the Merger and US$0.34 after the Merger.

         10. Tax Consequences. The anticipated favorable tax consequences of the proposed Merger and Spinoff to the Company, and its shareholders (see "Terms of the Transaction - Income Tax Consequences") are not supported by an advance ruling by the Treasury Department or the tax authorities of the Territory of the British Virgin Islands but are based upon an opinion of tax counsel to the Company and to SuperCorp (which tax opinion is an exhibit to the registration statement of which this Prospectus is a part). Should the actual income tax consequences be different than as represented herein by the Company, gain or loss might be recognized and reportable by any of the Company, SuperCorp, or SuperCorp's approximately 2,500 shareholders to whom will be distributed 461,572 Spinoff Shares should the Merger be effected.

         11. Dividends Not Likely. Should the Merger be effected, for the foreseeable future it is anticipated that any earnings which may be generated from operations of the emergent company will be used to finance the growth of such company, and cash dividends will not be paid to holders of the Common Stock.

         12. Reliance on Key Personnel. Should the Merger occur, the post-Merger Company will be reliant on the continued services of several key personnel, and the loss of any of them could have a materially adverse effect on the future operations of the Company.

         13. No Assurance of Success of Proposed Business Expansion. Should the proposed Merger occur, the post- Merger Company will be engaged in an effort to effectuate an ambitious plan to expand its operations. There is, and can be, no assurance that this business expansion will be realized.

                           EXCHANGE RATE INFORMATION

         The PRC Government imposes control over its foreign currency reserves in part through direct regulation of the conversion of Renminbi into foreign exchange and through restrictions on foreign trade. The conversion of the Renminbi into US dollars must be based on the PBOC Rate. The PBOC Rate is set based on the previous day's PRC interbank foreign exchange market rate and with reference to current exchange rates on the world financial markets. In line with the unification of the two exchange rates, the Renminbi was revalued at HK$1.00=RMB1.12 and US$1.00=RMB8.70 on January 3, 1994. Since revaluation, the exchange rate has fluctuated between a range of US$1.00 = RMB8.30 and US$1.00 = RMB8.70.

         The following table sets forth certain information concerning exchange rates between Renminbi and US dollars for the periods indicated:

                                                                                    NOON BUYING RATE(1)
                                                                    -----------------------------------------------
PERIOD                                      PERIOD END              AVERAGE(2)                HIGH              LOW
- ------                                      ----------              -------                   ----              ---
                                                                      (EXPRESSED IN RMB PER US$)
1989                                         4.7339                   3.8149                  4.7339          3.7314
1990                                         5.2352                   4.8175                  5.2352          4.7334
1991                                         5.4478                   5.3431                  5.4478          5.2352
1992                                         5.7662                   5.5309                  5.9007          5.4124
1993                                         5.8145                   5.7769                  5.8245          5.7076
1994                                         8.6044                   8.6402                  8.7128          8.5999
1995                                         8.3374                   8.3692                  8.3993          8.3543
- ---------------------------

Source: The Noon Buying Rate in New York for cable transfers payable in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York.

Notes:
(1) The Noon Buying Rate did not differ significantly from the Official Rate prior to January 1, 1994, the date on which the Official Rate was abolished. Prior to the adoption of the PBOC Rate, there was a significant degree of variation between the Official Rate and the rates obtainable at Swap Centers, such as the Shanghai Swap Center. After January 1, 1994 and the unification of the foreign currency exchange system there have not been significant differences between the Noon Buying Rate, the PBOC Rate and the Shanghai Swap Center Rate. As of May 6, 1996, the Noon Buying Rate was US$1.00 = RMB8.35, the PBOC Rate was US$1.00 = RMB8.33 and the Shanghai Swap Center Rate was US$1.00 = RMB8.33.

(2) Determined by averaging the rates on the last business day of each month.

         The Hong Kong dollar is freely convertible into the US dollar. Since October 17, 1983, the Hong Kong dollar has been linked to the US dollar at the rate of HK$7.80 to US$1.00. The central element in the arrangements which give effect to the link is an agreement between the Hong Kong government and the three Hong Kong banknote issuing banks, the Hongkong and Shanghai Banking Corporation Limited, Standard Chartered Bank and the Bank of China, whereby certificates of indebtedness, which are issued by the Hong Kong Government Exchange Fund to the banknote issuing bank to be held as cover for their banknote issues, are issued and redeemed only against payment in US dollars, at the fixed exchange rate of US$1.00 = HK7.80. When the banknotes are withdrawn from circulation, the banknote issuing banks surrender the certificates of indebtedness to the Hong Kong Government Exchange Fund and are paid the equivalent of US dollars at the fixed rate. Exchange rates between the Hong Kong dollar and other currencies are influenced by the linked rate between the US dollar and the Hong Kong dollar.

         The market exchange rate of the Hong Kong dollar against the US dollar continues to be determined by the forces of supply and demand in the foreign exchange market. However, against the background of the fixed rate system which applies to the issue of Hong Kong currency in the form of banknotes, as described above, the market exchange rate has not deviated significantly from the level of HK$7.80 to US$1.00. The Hong Kong government has stated its intention to maintain the link at that rate. The Hong Kong government has stated that is has no intention of imposing exchange controls in Hong Kong and that the Hong Kong dollar will remain freely convertible into other currencies (including the US dollar). The PRC and the United Kingdom agreed in 1984 pursuant to the Joint Declaration of the Government of the United Kingdom of Great Britain and Northern Ireland and the Government of the People's Republic of China on the Question of Hong Kong ("the Joint Declaration") that, after Hong Kong becomes a special administrative region of the PRC on July 1, 1997 (an "SAR"), the Hong Kong dollar will continue to circulate and remain freely convertible. However, no assurance can be given that the Hong Kong government, or the successor SAR government, will maintain the link at HK$7.80 to US$1.00, if at all.

                            TERMS OF THE TRANSACTION

         The Company, SuperCorp, and Dransfield Paper, pursuant to approval by their respective boards of directors, have entered into an agreement of merger between the Company and Dransfield Paper, a copy of which is included herein (see "Appendix A - Agreement of Merger"). In order for the merger contemplated by the Agreement of Merger to become effective, it is necessary that each of the following occur:

                 (i) a registration statement covering 9,300,000 Merger Shares, 386,004 Merger Warrants (and their 386,004 underlying shares) and 2,300,000 Series A Convertible Preferred Stock Shares and a separate registration statement covering 461,572 Spinoff shares (for distribution to SuperCorp's securities holders), 38,428 Exchange Shares affiliated with the Company and 500,000 U.S. Warrants (and their 500,000 underlying shares) (a) must be filed with the Securities and Exchange Commission and with appropriate state securities regulatory agencies and (b) must become effective;

                 (ii) the shareholders of each of the Company and of Dransfield Paper must, by a requisite vote of the shares outstanding, approve the merger contemplated by the Agreement of Merger; and

                 (iii) certain documents evidencing the approved merger must be prepared and filed with the appropriate state authority in the Territory of the British Virgin Islands.

TERMS OF THE MERGER.

         The terms of the proposed merger ("the Merger") are as follows:

         1.      Dransfield Paper shall merge into the Company.

         2. Upon the effectiveness of the Merger, the outstanding 80 shares of common stock of Dransfield Paper shall be exchanged for 9,300,000 shares of Common Stock of the Company ("the Merger Shares") and 386,004 Common Stock Purchase Warrants ("the Merger Warrants"), and the 2,300,000 outstanding shares of Series A Convertible Preferred Stock of Dransfield Paper shall be exchanged for 2,300,000 shares of Series A Convertible Preferred Stock of the Company of equivalent tenor.

         3. The business of Dransfield Paper shall be conducted, after the Merger, by the Company, into which Dransfield Paper shall have merged, but Dransfield Paper's management and directors shall become the management and directors of the Company.

         4. Prior to the Merger, SuperCorp shall have distributed to its shareholders ("the Spinoff"), on a basis proportionate to their shareholdings in SuperCorp, 461,572 Shares ("the Spinoff Shares") of Common Stock of the Company now held by SuperCorp. Each SuperCorp shareholder shall receive one share of the Company for each 14 shares of SuperCorp held of record on September 30, 1996.

         5. Prior to the Merger, the Company shall have exchanged 38,428 shares of its Common Stock, at $0.001 a share ("the Escrow Shares") for 38,428 outstanding shares of its Series B Preferred Stock held by two persons. See "Management Information - Security Ownership of Certain Beneficial Owners and Management."

         6. Prior to the Merger, the Company shall have exchanged 500,000 Common Stock Purchase Warrants ("the U.S. Warrants") for 100,000 presently outstanding stock options of the Company held by 8 persons.

         7. The historical financial statements of the post-Merger Company shall be those of Dransfield Paper.

         8. Should the Merger not be approved by the sole shareholder of Dransfield Paper, none of Dransfield Paper, the Company, or SuperCorp shall be liable to any of the others, but it shall be the sole obligation of Dransfield Paper to pay all three parties' expenses relating to the registration of the Shares described herein.

REASONS FOR THE MERGER AND SPINOFF.

         The managements of the Company and of Dransfield Paper believe that Dransfield Paper's shareholders will benefit from receiving shares that have been registered under the Securities Act in exchange for their shares of capital stock of Dransfield Paper. They believe that the distribution of shares to the stockholders of SuperCorp in the Spinoff will provide the basis for the creation of a public market for the Common Stock of the post-Merger Company and that the existence of such a public market will facilitate the raising of expansion funds in the U.S. and elsewhere for the post- Merger Company. No assurance can be given, however, that a market will develop for the Common Stock or, if it develops, that it will be sustained. See "Risk Factors - No Assurance of a Public Market."

ACCOUNTING TREATMENT OF PROPOSED MERGER.

         Because the Company is only a corporate shell and not an operating entity, the proposed Merger will be accounted for as if Dransfield Paper recapitalized.

AGREEMENT AND PLAN OF MERGER.

         The complete Agreement of Merger among the Company, Dransfield Paper, and SuperCorp is included in this Prospectus. See "Appendix A - Agreement of Merger."

DIFFERENCES BETWEEN RIGHTS OF SHAREHOLDERS OF THE COMPANY AND OF DRANSFIELD
PAPER.

         There are no material differences between the rights of holders of the Common Stock of the Company and of Dransfield Paper. See "Terms of the Transaction - Description of Securities."

DESCRIPTION OF SECURITIES.

         The Company is organized under the laws of the British Virgin Islands, ("the BVI"). The relevant BVI law imposes no limitations on the rights of nonresidents or foreign owners to hold or vote securities of the Company, nor are there any charters or other constituent documents of the Company that would impose similar limitations. There are no BVI governmental laws, decrees or regulations affecting the remittance of dividends or other payments to nonresident holders of the Company's securities. U.S. holders of the securities of the Company are subject to no taxes or withholding provisions under existing BVI laws and regulations. By reason of the fact that the Company conducts no business operations within the BVI, there are no applicable reciprocal tax treaties between the BVI and the U.S. that would affect the preceding statement that there are no BVI taxes, including withholding provisions, to which U.S. security holders are subject under existing laws and regulations of the BVI.

         COMMON STOCK. The Company is authorized to issue 40 million shares of Common Stock, no par value, and Dransfield Paper is authorized to issue 4,000,000 shares of Common Stock, $0.0125 par value. As of the date of this Prospectus, the Company had 461,572 shares of Common Stock issued and outstanding, and Dransfield Paper had 80 shares of its Common Stock issued and outstanding.

                 VOTING RIGHTS. Holders of the shares of Common Stock of both companies are entitled to one vote per share on all matters submitted to a vote of the shareholders. Shares of Common Stock of both companies do not have cumulative voting rights, which means that the holders of a majority of the shares voting for the election of the board of directors can elect all members of the board of directors.

                 DIVIDEND RIGHTS. Holders of record of shares of Common Stock of both companies are entitled to receive dividends when and if declared by the board of directors out of funds of the company legally available therefor.

                 LIQUIDATION RIGHTS. Upon any liquidation, dissolution or winding up of both companies, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the company available for distribution to shareholders, subject to the prior satisfaction of the liquidation rights of the holders of outstanding shares of Preferred Stock.

                 PREEMPTIVE RIGHTS. Holders of Common Stock of both companies do not have any preemptive rights to subscribe for or to purchase any stock, obligations or other securities of the company.

                 REGISTRAR AND TRANSFER AGENT. Dransfield Paper serves as its own registrar and transfer agent. Liberty Bank and Trust Company of Oklahoma City serves as the transfer agent and registrar of the Common Stock of the Company.

                 DISSENTER'S RIGHTS. Under current British Virgin Islands law, a shareholder is afforded dissenters' rights which if properly exercised may require the corporation to repurchase its shares. Dissenters' rights commonly arise in extraordinary transactions such as mergers, consolidations, reorganizations, substantial asset sales, liquidating distributions, and certain amendments to the company's certificate of incorporation.

         PREFERRED STOCK. The Company is authorized to issue 10 million shares of Preferred Stock, no par value, and Dransfield Paper is authorized to issue 2,500,000 shares of Preferred Stock, no par value. The Preferred Stock may be issued from time to time by the directors as shares of one or more series. The description of shares of each series of Preferred Stock, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption shall be set forth in resolutions adopted by the directors.

                 SERIES A CONVERTIBLE PREFERRED STOCK. The directors of each of the Company and Dransfield Paper have designated as "Series A Convertible Preferred Stock" 2,300,000 shares of Preferred Stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms, are set forth below. Dransfield Paper has 2,300,000 shares of Series A Convertible Preferred Stock issued and outstanding. None of the Company's authorized 2,300,000 shares of Series A Convertible Preferred Stock have been issued but are reserved for issuance in the event of the effectiveness of the Merger.

                 DIVIDEND RIGHTS. Commencing on October 1, 1996 the holders of the Series A Convertible Preferred Stock shall be entitled to receive, out of surplus, a cumulative dividend at the rate of US$0.15 per share per annum, payable semi-annually in equal installments on the first days of April and October in each year, if, as and when determined by the directors, before any dividend shall be set apart or paid on any other capital stock for such year, after which payment they shall be entitled to participate in dividends set apart or paid on other capital stock on the same basis as the holders of the company's Common Stock.

                 LIQUIDATION OR DISSOLUTION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the company, the holders of the issued and outstanding Series A Convertible Preferred Stock shall be entitled to receive US$1.50 for each share of Series A Convertible Preferred Stock before any distribution of the assets of the company shall be made to the holders of any other capital stock, plus all accrued and unpaid dividends declared thereon, with interest on such accrued and unpaid dividends. After such payment shall have been made in full to the holders of the issued and outstanding Series A Convertible Preferred Stock, or funds necessary for such payment shall have been set aside in trust for the account of the holders of the issued and outstanding Series A Convertible Preferred Stock so as to be and continue to be available therefor, then, before any further distribution of the assets of the company shall be made, a dollar amount equal to the aggregate dollar amount already distributed to the holders of the Series A Convertible Preferred Stock shall be distributed prorata to the holders of the other issued and outstanding capital stock of the company, subject to the rights of any other class of capital stock set forth in the Memorandum of Association and Articles of Association of the company. After such payment shall have been made in full to the holders of such other issued and outstanding capital stock, or funds necessary for such payment shall have been set aside in trust for the account of the holders of such other issued and outstanding capital stock so as to be and continue to be available therefor, the holders of the issued and outstanding Series

A Convertible Preferred Stock shall be entitled to participate with the holders of all other classes of issued and outstanding capital stock in the final distribution of the remaining assets of the company, and, subject to any rights of any other class of capital stock set forth in the Memorandum of Association and Articles of Association, the remaining assets of the company shall be divided and distributed ratably among the holders of both the Series A Convertible Preferred Stock and the other capital stock then issued and outstanding according to the proportion by which their respective record ownership of shares of Series A Convertible Preferred Stock and such capital stock bears to the total number of shares of the Series A Convertible Preferred Stock and such capital stock then issued and outstanding; provided, however, that for this purpose the holders of the issued and outstanding shares of Series A Convertible Preferred Stock shall be regarded as having converted into Common Stock their shares of Series A Convertible Preferred Stock in accordance with their conversion rights described below. If, upon such liquidation, dissolution, or winding-up, the assets of the company distributable, as aforesaid, among the holders of the Series A Convertible Preferred Stock shall be insufficient to permit the payment to them of said amount, the entire assets shall be distributed ratably among the holders of the Series A Convertible Preferred Stock. A consolidation or merger of the company, a share exchange, a sale, lease, exchange or transfer of all or substantially all of its assets as an entirety, or any purchase or redemption of stock of the company of any class, shall not be regarded as a "liquidation, dissolution, or winding-up of the affairs of the company."

                 CONVERSION RIGHTS. Series A Convertible Preferred Stock shall be convertible into Common Stock as follows and, when so converted, shall be cancelled and retired and shall not be reissued as such:

                          (A)     Any holder of the Series A Convertible
Preferred Stock may at any time or from time to time convert such stock into Common Stock of the company, on presentation and surrender to the company, of the certificates of the Series A Convertible Preferred Stock to be so converted.

                          (B)     Each holder of Series A Convertible Preferred
Stock shall have the right to convert such Series A Convertible Preferred Stock on and subject to the following terms and conditions:

                          (i)     The Series A Convertible Preferred Stock
shall be converted into Common Stock at the conversion rate, determined as hereinafter provided, in effect at the time of conversion. Unless such conversion rate shall be adjusted as described below, the conversion rate shall be one share of Common Stock for each share of Series A Convertible Preferred Stock so converted.

                          (ii)    The conversion rate described above shall be
subject to adjustment as follows: In case the company shall (a) pay a dividend consisting of shares of its capital stock, (b) subdivide its outstanding shares of Common Stock into a greater number of shares, (c) combine its outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of its shares of Common Stock any shares of its capital stock, the conversion rate in effect immediately prior thereto shall be adjusted so that the holder of a share of Series A Convertible Preferred Stock surrendered for conversion after the record date fixing shareholders to be affected by such event shall be entitled to receive, upon conversion, the number of shares of Common Stock which such holder would have owned or have been entitled to receive after the happening of such event had such share of Series A Convertible Preferred Stock been converted immediately prior to the record date in the case of such dividend or the effective date in the case of any such subdivision, combination or reclassification.

                 VOTING RIGHTS.   Each share of Series A Convertible Preferred
Stock is entitled to one vote, voting together with the holders of shares of Common Stock and not as a class, on each matter submitted to a vote at a meeting of shareholders of the Company.

                 CHANGES IN TERMS OF SERIES A CONVERTIBLE PREFERRED STOCK. The terms of the Series A Convertible Preferred Stock may not be amended, altered or replaced, and no class of capital stock or securities convertible into capital stock shall be authorized which has superior rights to the Series A Convertible Preferred Stock as to dividends, liquidation or vote, without the consent of the holders of at least two-thirds of the outstanding shares of Series A Convertible Preferred Stock.

                 PREEMPTIVE RIGHTS. Holders of shares of the Series A Convertible Preferred Stock do not have any preemptive rights to subscribe for or to purchase any stock, obligations or other securities of the Company.

                 REGISTRAR AND TRANSFER AGENT. Dransfield Paper and the Company each serves as its own registrar and transfer agent for its Series A Convertible Preferred Stock.

                 DISSENTER'S RIGHTS. Under current British Virgin Islands law, a shareholder is afforded dissenters' rights which if properly exercised may require the corporation to repurchase its shares. Dissenters' rights commonly arise in extraordinary transactions such as mergers, consolidations, reorganizations, substantial asset sales, liquidating distributions, and certain amendments to the company's certificate of incorporation.

        SERIES B PREFERRED STOCK. The Company has designated as "Series B Preferred Stock" 38,428 shares of its Preferred Stock. The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms are set forth below. The Company has all 38,428 shares of its Series B Preferred Stock issued and outstanding.

                 LIQUIDATION RIGHTS. Upon any liquidation, dissolution or winding up of the Company, holders of shares of the Series B Preferred

Stock are entitled to receive, after the satisfaction of the liquidation rights of the holders of the Company's Series A Convertible Preferred Stock but before the satisfaction of liquidation rights of the holders of outstanding shares of common stock, $1.00 a share, after which they are entitled to receive prorata with the holders of the outstanding shares of common stock of the Company, all of the assets of the Company available for distribution to shareholders, subject to the prior satisfaction of the liquidation rights of the holders of outstanding shares of Preferred Stock.

                 OTHER RIGHTS. All other rights of the holders of the shares of Series B Preferred Stock are identical to the rights of the holders of the shares of Common Stock of the Company.

                 REGISTRAR AND TRANSFER AGENT. The Company serves as its own registrar and transfer agent for its Series B Preferred Stock.

         WARRANTS. The Company has authorized the issuance of 886,004 Warrants, each of which Warrants entitles the holder to purchase 1 share of Common Stock of the Company for $8.00. None of the authorized Warrants have been issued but are reserved for issuance in connection with the Spinoff and Merger described herein. Each warrant expires 18 months after the effective date of the Merger, should the merger be effected, but is subject to call by the Company on 30-days notice at such time as the Company's common stock has traded at or above a $12 closing price for 10 consecutive trading days.

                 CALL FEATURE OF THE WARRANTS. Should the Company be able to exercise its right to call the Warrants, as described above, holders of the Warrants will forfeit their rights to exercise the Warrants unless the rights are exercised before the call date set in a notice of the call.

         Notice of a call of the Warrants shall be made by the Company (i) to the record holders of the Warrants by registered mail or other means of mail that provides a record of delivery, to the extent such means are available in the countries of the record holders of the Warrants, (ii) publication of the notice of the call in Hong Kong in the Hong Kong English and Chinese Newspaper and in the U.S. in the national edition of the Wall Street Journal no less than once a week for four weeks prior to the date of the call, and (iii) continuously during the period of the call through the electronic facilities of Nasdaq and the NASD.

         REGISTRAR AND TRANSFER AGENT. Liberty Bank and Trust Company of Oklahoma City serves as the registrar and transfer agent of the Company's Warrants.

INCOME TAX CONSEQUENCES.

         In the opinion of Harney, Westwood & Riegels, solicitors in the British Virgin Islands, the Company and the recipients of all distributions made by it to persons who are not resident in the British Virgin Islands are exempt from British Virgin Islands income tax on all income arising to the Company, both before and after the Merger and Spinoff.

         THE SPINOFF. It is anticipated that the distribution by SuperCorp to its shareholders (all of whom are assumed by the Company to be U.S. citizens or U.S. residents) of the 461,572 Spinoff Shares will be a taxable event to SuperCorp and to each of its shareholders receiving any of the Spinoff Shares. Gain (but not loss) would be recognized by SuperCorp under Section 311 of the Internal Revenue Code for any excess of the fair market value of the Company's stock on the date of actual distribution over the tax basis to SuperCorp of such stock.

         SHAREHOLDERS OF SUPERCORP. As for SuperCorp's shareholders who receive Spinoff Shares of the Company, the Spinoff shall occur prior to the vote by Dransfield Paper's shareholder to accept or reject the Merger. Since the result of the vote by Dransfield Paper's shareholder cannot be forecast, and since the Merger cannot and shall not become effective until after a favorable vote is obtained on the Merger, SuperCorp takes the view that the fair market value of the Spinoff Shares on the date of the Spinoff should not have increased over the $0.001 price paid by SuperCorp for the 461,572 Spinoff Shares.

         SuperCorp has no current or accumulated earnings, and the distribution is being made from excess capital. Each shareholder of SuperCorp should reduce the adjusted basis of his SuperCorp stock by the fair market value of the distribution to him, and any remaining portion will be treated as capital gain in the same manner as a sale or exchange of the stock. This fair market value is assumed to be $0.001 per share. SuperCorp undertakes to advise its shareholders in early 1997 should it deem the fair market value of the distributed Spinoff Shares on the date of distribution to have been different than $0.001 per share or should it have had earnings in 1996 which would cause the distribution, to the extent of such earnings, to be taxed as a dividend and as ordinary income.

         RECIPIENTS OF THE U.S. WARRANTS.   As for the persons who presently
hold options to purchase 100,000 shares of Common Stock of the Company at $0.50 a share and who will exchange these options for the 500,000 U.S. Warrants, which can be exercised to purchase 500,000 shares of Common Stock of the Company at $8.00 a share, the Company takes the view that neither the options nor the U.S. Warrants have any value on the day of the exchange, because (i) the exchange takes place before Dransfield Paper votes on the Merger and the outcome of the vote is uncertain, (ii) the exchange takes place when the book value of the Company is only $0.001 a share, and (iii) there is no market for the Company's Common Stock on the date of the exchange.

         The $8.00 exercise price for the U.S. Warrants and the Merger Warrants was established by the Company, SuperCorp, and Dransfield Paper as being an estimate of what would be 125 percent of the initial trading price of the Company's Common Stock should the Merger be approved and effected.

         The above discussion as to U.S. income tax consequences is not based upon an advance ruling by the Treasury Department or the tax authorities of the Territory of the British Virgin Islands but upon the opinion of tax counsel to the Company (which tax opinion is an exhibit to the registration statement of which this Prospectus is a part). See "Risk Factors - Tax Consequences."

PRO FORMA FINANCIAL INFORMATION AND DILUTION.

         Due to the fact that the Company has no substance or operating history
- - it was organized as a shell to accommodate the desire of Dransfield Paper's management to provide for the issuance of securities registered under the Securities Act to Dransfield Paper's shareholder, pro forma financial information giving effect to the Merger would not vary in any significant respect from the financial information of Dransfield Paper.

         Essentially, the effect of the Merger is to dilute by 4.1 percent the equity of the shareholder of Dransfield Paper by transferring this equity to the present shareholders of SuperCorp. See "Risk Factors - Dilution."

MATERIAL CONTACTS AMONG THE COMPANIES.

         Other than the proposed Spinoff and Merger described herein, there have been no material contracts, arrangements, understandings, relationships, negotiations or transactions among Dransfield Paper, the Company, and SuperCorp during the periods for which financial statements appear herein.

REOFFERING BY PARTY DEEMED TO BE AN UNDERWRITER.

         The 461,572 Spinoff Shares described herein are to be redistributed by the owner of such Shares, SuperCorp, who might be deemed to be an underwriter by reason of its intent to distribute such Shares. (see "Terms of the Merger" above).

         After the distribution by SuperCorp of the Spinoff Shares to its shareholders, SuperCorp will no longer own any shares of capital stock of the Company, except to the extent that 2,250 Spinoff Shares, reserved for rounding up purposes, would not be allocated in the rounding up process (see "Terms of the Merger").

         A consequence to SuperCorp, should it be deemed to be an underwriter of the Shares to be distributed to its shareholders, is that any person who purchases the registered Shares within 3 years after the distribution could assert a claim against SuperCorp under Section 11 of the Securities Act of 1933. The purchase could be in the open market as long as the shares purchased can be traced to the registered Shares SuperCorp distributes to its shareholders. Such a claim, to be successful, must be based upon a showing that statements in the registration statement were false or misleading with respect to a material fact or that the registration statement omitted material information required to be included therein.

         Open market purchasers may have to prove reliance upon the alleged misstatement or omission, but reliance may not necessarily require a showing that the purchaser actually read the registration statement but, instead, that the misstatements or omissions in the registration statement were a substantial factor in the purchase of the shares.

INTEREST OF COUNSEL.

         Thomas J. Kenan, esquire, counsel to the Company and a director of SuperCorp, is named in this Prospectus as having given an opinion on legal matters concerning the registration or offering of the securities described herein. Mr. Kenan's spouse, Marilyn C. Kenan, is the trustee and sole beneficiary of a testamentary trust which is the beneficial owner of 5.8% of the issued and outstanding shares of Common Stock of SuperCorp and, by reason of this ownership, shall become the beneficial owner of 26,786 Shares of the Company by way of SuperCorp's distribution of the 461,572 Spinoff Shares to its shareholders, and Mrs. Kenan is the record and beneficial owner of an option to purchase 15,000 shares of Common Stock of the Company which shall be exchanged for 75,000 U.S. Warrants of the Company. Mr. Kenan disclaims any beneficial ownership in the securities beneficially owned by his spouse.

INDEMNIFICATION.

         Under British Virgin Islands International Business Companies law, a corporation is authorized to indemnify officers, directors, or a liquidator who are made or threatened to be made parties to any civil, criminal, administrative or investigative suits or proceedings by reason of the fact that they are or were directors, officers, or liquidators of the corporation or are serving as directors, officers, liquidators or in any other capacity for another entity at the request of the corporation. Such indemnification includes expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. To the extent any such persons are successful on the merits in defense of any such action, suit or proceeding, Territory of the British Virgin Islands law provides that they shall be indemnified against reasonable expenses, including attorney fees. Indemnification and payment of expenses provided by Territory of the British Virgin Islands law are not deemed exclusive of any other rights by which an officer, director, employee or agent may seek indemnification or payment of expenses or may be entitled to under any by-law, agreement, or vote of shareholders or disinterested directors. In such regard, a Territory of the British Virgin Islands corporation is empowered to, and may, purchase and maintain liability insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation. As a result of such corporation law, Dransfield Paper or, should the proposed merger become effective, the Company may, at some future time, be legally obligated to pay judgments (including amounts paid in settlement) and expenses in regard to civil or criminal suits or proceedings brought against one or more of its officers, directors, employees or agents, as such, with respect to matters involving the proposed Merger or, should the Merger be effected, matters that occurred prior to the Merger with respect to Dransfield Paper.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                         INFORMATION ABOUT THE COMPANY

         The Company was incorporated under the laws of the Territory of the British Virgin Islands on June 24, 1996. It has no business or significant assets and was organized for the purpose of entering into the Merger proposed herein (see "Terms of the Transaction - Terms of the Merger"). It has no employees; its management will serve without pay until the Merger should become effective.

DESCRIPTION OF BUSINESS AND PROPERTIES

         Should the Merger be approved and effected, the Company shall be the surviving company, but the Company's management (see "Voting and Management Information - Directors, Executive Officers, and Significant Employees") shall not remain as the management of the Company. Control of the Company, through the voting power to elect the entire board of directors and thereby to replace management, shall pass to the present shareholder of Dransfield Paper, and Dransfield Paper's present management shall become the management of the Company.

         It is the intention of Dransfield Paper's present management to continue the business of Dransfield Paper as the business of the Company (see "Information about Dransfield Paper - Description of Business and Properties") after the Merger.

         The Company's present management consists of one person, T.E. King. Mr. King is the president of King & Associates, a Los Angeles, California-based firm which provides financial-community relations services for publicly-held corporation, and also is the president and a director of SuperCorp.

COURSE OF BUSINESS SHOULD THE MERGER NOT OCCUR.

         Should the Merger not be approved and effected, the Company will be without any property or business. The Company's management would seek to acquire, in exchange for stock of the Company, a business or assets that would constitute a business. Should no acquisition that would cause the Company to become a going concern be made within 18 months after the date of the Registration Statement of which this Prospectus is a part, the holders of the majority of the issued and outstanding shares of Common Stock will have the voting power to cause a dissolution of the

Company, and persons who are today the holders of a majority of these shares have indicated their intention to do so.

LEGAL PROCEEDINGS

         Neither the Company nor its property is a party to or the subject of pending legal proceedings.

MARKET FOR THE COMPANY'S COMMON STOCK AND RELATED STOCKHOLDER MATTERS.

         As of the date of this Prospectus there is no public trading market in the U.S. or elsewhere for the Company's Common Stock or its warrants. After the Spinoff and before any vote on the merger by the directors of Dransfield Holdings, all certificates representing the Spinoff Shares, the Escrow Shares, and the U.S. Warrants shall be held in escrow by the Escrow Agent.

         Should the Merger be approved and effected, (i) the Escrow Agent will release from escrow the certificates representing the ownership of the 461,572 Spinoff Shares, the 38,428 Escrow Shares, and the 500,000 U.S. Warrants, which certificates would be delivered to the approximately 2,500 persons owning the securities represented by the certificates, and (ii) the shareholder of Dransfield Paper will receive 9,300,000 Shares of Common Stock of the Company, the 386,004 Merger Warrants and 2,300,000 shares of Series A Convertible Preferred Stock of the Company in exchange for all the issued and outstanding shares of capital stock of Dransfield Paper.

         Should the Merger be effected, the Common Stock is expected to be listed on the American Stock Exchange or, alternatively, admitted for quotation on the Nasdaq National Market.

         Should the Merger be effected and trading commence in the Company's Common Stock and Warrants, Dransfield Paper has no immediate plans to sell any of the 9,300,000 Merger shares acquired by it in the Merger. Accordingly, there shall be available for trading the 461,572 Spinoff Shares and the 38,428 Escrow Shares of Common Stock, which number is subject to being increased through the exercise of any of the 500,000 U.S. Warrants and 386,004 Merger Warrants. Dransfield Paper has advised the Company that its sole shareholder, Dransfield Holdings, proposes to distribute the 386,004 Merger Warrants to the shareholders of Dransfield Holdings on the basis of one Merger Warrant for each 1,000 shares of Dransfield Holdings. Dransfield Holdings is a publicly-held company whose shares are listed on The Hong Kong Stock Exchange. Should such a distribution of Merger Warrants be made by Dransfield Holdings, 217,614 of the 386,004 Merger Warrants initially would be held by affiliates of the post-Merger Company and would be subject to the limitations on sales, including the amount of such sales during a 3-month period, imposed by Rule 144 under the Securities Act. Further, Dransfield Holdings, which will be an affiliate of the post-merger Company, would be restricted to the provisions of Rule 144 should it determine to sell into the U.S. market any of the 9,300,000 Merger Shares it would acquire in the Merger. The limitation upon amount that would be imposed upon Dransfield Holdings for each 3 months would be the greater of 1% of the total outstanding number of shares of the Company or the average weekly trading volume in such shares over a four-week period as reported on all national securities exchanges or through the automated quotation system of a recognized quotation service such as Nasdaq.

         DIVIDENDS. The Company has had no operations or earnings and has declared no dividends on its capital stock. Should the Merger be approved and effected, there are no restrictions that would, or are likely to, limit the ability of the Company to pay dividends on its Common Stock, but the Company has no plans to pay dividends in the foreseeable future and intends to use earnings for business expansion purposes (see "Information about the Company - Description of Business and Properties").

FINANCIAL STATEMENTS.

         Set forth below are the independent auditor's report dated August 23, 1996 with respect to the Company's balance sheet as of August 21, 1996, such balance sheet, and the notes to the balance sheet.

                        [HOGAN & SLOVACEK LETTERHEAD]


                                    August 23, 1996




                          INDEPENDENT AUDITORS' REPORT




         To the Director and Stockholder
         Dransfield China Paper Corporation



                 We have audited the balance sheet of Dransfield China Paper Corporation (a Territory of the British Virgin Islands corporation), a majority-owned subsidiary of Supercorp, Inc. and a development stage company, as of August 21, 1996. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

                 We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosure in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

                 In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Dransfield China Paper Corporation as of August 2l, 1996, in conformity with generally accepted accounting principles.


                                                     /s/ Hogan & Slovacek

                       DRANSFIELD CHINA PAPER CORPORATION
                         (A Development Stage Company)

                                 BALANCE SHEET

                                AUGUST 21, 1996




ASSETS

 Cash - on deposit in trust account                           $ 500
                                                              =====



STOCKHOLDER'S EQUITY

 Preferred Stock - Authorized 10,000,000 shares, no par value -

  Series A - 2,300,000 shares authorized, unissued
  Series B - 100,000 shares authorized, 38,428 issued         $  38


 Common Stock 40,000,000 shares authorized,
  no par value, 461,572 shares issued
                                                                462
                                                              -----
                                                              $ 500
                                                              =====





                  The accompanying notes are an integral part
                             of this balance sheet.

                       DRANSFIELD CHINA PAPER CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                             NOTES TO BALANCE SHEET

                                AUGUST 21, 1996





(1)      ORGANIZATION

                 Dransfield China Paper Corporation (the Company) was organized in accordance with The International Business Companies Act of the Territory of the British Virgin Islands on June 24, 1996 for the purpose of merging (the merger) with a wholly-owned subsidiary, Dransfield Paper Holdings Limited (Dransfield Paper), of Dransfield Holdings Limited, a Cayman Islands corporation whose shares are listed for trading on the Hong Kong Stock Exchange. The Company has no business operations or significant capital and has no intention of engaging in any active business until it merges with Dransfield Paper. Should the merger not occur, the Company would seek other business opportunities, and if none were found, could be dissolved within 18 months by a vote of the majority of its common stockholders. The Company is a development stage company organized for the merger described below.

                 The former sole director of the Company is a director of Supercorp, Inc., the Company's parent. While in this office, this director was responsible for the formation of the Company. The current sole director of the Company is Supercorp, Inc.'s president.

                 Stock of the Company is owned by Supercorp, Inc. and will be distributed to its shareholders upon the effectiveness of the registration statements to be filed with the Securities and Exchange Commission and a favorable vote of Supercorp, Inc.'s shareholders on the proposed merger. The distributed stock will initially be held in escrow according to an Escrow Agreement dated August 20, 1996 between Supercorp, Inc., the Company and the Liberty Bank and Trust Company of Oklahoma City, N.A.

(2)      MERGER AGREEMENT

                 The Company agreed to merge with Dransfield Paper on August 20, 1996. Dransfield Paper is an operating company acting as a paper merchant and distributing Proctor & Gamble's "Tempo" brand paper products in Hong Kong and China. Dransfield Paper plans to build four paper product mills in China, one of which started operations in May, 1996 (see financial information of Dransfield Paper filed with this registration statement). The Company will be the surviving corporation (Survivor), but Dransfield Paper will elect all directors and officers of the Survivor. All currently outstanding stock of Dransfield Paper in the hands of its parent will be cancelled and converted into 9,300,000 shares of common and 2,300,000 shares of Series A Preferred stock of the Company, all authorized but unissued, to be owned by the parent of Dransfield Paper, along with 386,004 of warrants when the merger is effective. The merger of Dransfield Paper and the Company should qualify as a nontaxable reorganization under the tax laws of the Territory of the British Virgin Islands.

                 The merger is contingent upon the effectiveness of the registration statements, and upon the shareholders of the Company and of Dransfield Paper approving the proposed merger. Because the Company is only a corporate shell and not an operating entity, the proposed merger will be accounted for as if Dransfield Paper recapitalized. Additionally, the historical financial statements for the Company prior to the merger will be those of Dransfield Paper.

(3)      COMMON STOCK OPTIONS AND WARRANTS

                 By action of the sole director, the Company granted on August 20, 1996 100,000 common stock options to insiders, exercisable at $.50 per share and expiring if not exercised on December 31, 1997. These common stock options are to be cancelled and exchanged for 500,000 Stock Purchase Warrants of the Company on the effective date of the merger. An additional 386,004 shares of Common Stock Purchase Warrants of the Company are to be issued to the parent of Dransfield Paper on the effective date of the merger and all warrants issued by the Company are to purchase Company common stock at a price of $8.00 per share and expire 18 months from the effective date of the merger.

                 The sole director also approved of the Share Option Scheme
         (Plan) of the Company whereby, at the discretion of the directors, invited employees of the Company will have the option of subscribing to common shares of the Company based on a price determined by the Plan for common shares which in total may not exceed 10% of the share capital of the Company. No options have been granted in accordance with this Plan.

(4)      PREFERRED STOCK

                 The Series A Convertible Preferred Stock to be issued in connection with the merger shall be entitled to receive, out of Surplus, a cumulative dividend at the rate of $.15 per share per annum and, after the payment of this dividend, share in any other dividends declared and paid on other capital stock of the Company on the same basis as the holders of the Company's Common Stock. In case of liquidation of the Com-pany, these Preferred Stock holders are to receive $1.50 for each share owned of the Series A Convertible Preferred Stock before any distribution to other capital stock holders, accrued and unpaid dividends and other considerations before the other capital stockholders share in the liquidation of the assets. This class of Preferred Stock in convertible into one share of Common Stock of the Company and has equal voting rights with the Common stockholders.

                 The series B Preferred Stock of the Company has the same voting rights as the Common stockholders and is entitled to receive in liquidation $1.00 per share after satisfaction of the liquidation of the Series A Convertible Preferred Stock. The current outstanding Series B Preferred Stock is to be exchanged for Common Stock of the Company in connection with the merger.

                       INFORMATION ABOUT DRANSFIELD PAPER

         Dransfield Paper Holdings Limited ("Dransfield Paper") was incorporated under the International Business Companies Ordinance (No. 8 of
1984) of the Territory of the British Virgin Islands on March 11, 1994.

DESCRIPTION OF BUSINESS AND PROPERTIES.

         Dransfield Paper is a wholly-owned subsidiary of Dransfield Holdings Limited ("Dransfield Holdings"), a Cayman Islands company which was founded by Sir Kenneth Fung, CBE, JP, in the 1940s to market and to distribute consumer products in Hong Kong. Dransfield Holdings has four business divisions - a consumer electronics division which distributes household appliances under the brand names of AIWA and Turbo, a paper business which distributes personal care paper products under the brand name of Tempo, a food and beverage division which has breweries in China and the United Kingdom, edible oil and candy factories in China, and which distributes alcoholic and non-alcoholic beverages in Hong Kong, and a logistics and services division which provides warehousing, deliveries, repair, exhibition and buying-program services to affiliated and non-affiliated companies in Hong Kong and China.

         Dransfield Paper's parent, Dransfield Holdings, has been listed on the Hong Kong Stock Exchange since April 1993.

         The purpose of the merger and the spinoff described herein is to transfer, from the Hong Kong Stock Exchange to the American Stock Exchange or the Nasdaq Stock Market's National Market in the U.S., Dransfield Holdings' equity in its paper business division, which paper business is conducted in Dransfield Paper. An aggressive business expansion is planned for this paper business, and the management of Dransfield Paper desires to position itself so that it can take advantage of what is perceived to be greater opportunities for raising capital in the U.S. capital market as compared to that of Hong Kong.

         Until July 1996, Dransfield Paper was in two lines of business:

         o distributing Proctor & Gamble's "Tempo" brand paper handkerchiefs in Hong Kong and in China, which Dransfield Paper's parent, Dransfield Holding, had been doing in Hong Kong since 1975 before Dransfield Paper was organized. Dransfield Paper has the exclusive distribution rights for Tempo-brand paper products in Hong Kong and in China, and

         o acting as a paper merchant - the buying and selling of fine paper, of packaging grade paper and of office waste paper, both on an indent basis (a pre-sold basis) and on an agency basis.

         In August 1996, Dransfield Paper went on stream with a paper converting facility situated in Conghua in the city of Guangzhou,

Guangdong Province in Southern China. This represents another step, started two years ago, in a five-year plan to build an integrated paper business in China and Hong Kong. The information set forth below should be considered in the context of a company aggressively pursuing not only business expansion of a lateral nature but of vertical integration - expanding from being a distributor of hygienic paper products manufactured by Proctor & Gamble to a manufacturer itself of all types of paper products, starting with purchased waste paper and ending with paper products of various types for sale in bulk or through its long-established distribution system. Dransfield Paper has determined to position itself as a vertically integrated paper producer and distributor in some of the largest population and fastest growing economies of China.

         Dransfield Paper's business and business plan includes the following five elements in the order of their commencement:

         o Distribution - since 1975 (through its parent, Dransfield Holdings Ltd.).

         o       Paper merchanting - since November 1994.

         o       Paper converting - operational since August 1996.

         o Sorting and de-inking (deinking) - operations projected for early 1997.

         o       Paper tissue making - operational by early 1997.

SELECTED FINANCIAL DATA.

         The following table sets forth selected financial data and other operating information of Dransfield Paper. The selected financial data in the table are derived from the consolidated financial statements of Dransfield Paper. The data should be read in conjunction with the consolidated financial statements and the related notes thereto, which are included elsewhere in this Registration Statement.


                                               YEARS ENDED MARCH 31,
                       -----------------------------------------------------------------
                        1992        1993        1994        1995       1996        1996
                       HK$'000     HK$'000    HK$'000     HK$'000     HK$'000    US$'000
                       -------     -------    -------     -------     -------    -------
Income Statement
  Data:

Net sales              74,391      65,322      78,387     94,359      307,047      39,701

Income before
  interest and
  income taxes and
  minority interests    4,354       2,049       4,809      6,951       13,443       1,738


                                                  YEARS ENDED MARCH 31,
                         -------------------------------------------------------------------
                           1992        1993        1994       1995         1996        1996
                         HK$'000     HK$'000     HK$'000    HK$'000      HK$'000     US$'000
                         -------     -------     -------    -------      -------     -------
Interest income/
  (expenses), net           (491)       (131)         60       (198)      (5,603)       (724)

Provision for income
  taxes                     (637)       (336)       (960)    (1,130)      (1,391)       (180)

Income after income
  taxes but before
  minority interests       3,226       1,582       3,909      5,623        6,449         834

Net income                 3,226       1,582       3,909      5,215        5,034         651

                                                     AS AT MARCH 31,
                         -------------------------------------------------------------------
                           1992        1993        1994       1995         1996        1996
                         HK$'000     HK$'000     HK$'000    HK$'000      HK$'000     US$'000
                         -------     -------     -------    -------      -------     -------
Balance Sheet Data:

Fixed Assets              12,644      12,644      12,780     25,467       57,880       7,484

Total assets              52,389      41,629      69,216     91,518      176,577      22,831

Long term liabilities          -           -           -          -       73,459       9,499

The following table sets forth certain information concerning exchange rates between Hong Kong dollars and US dollars for the periods presented, expressed in HK$ per US$:

                 Period           Period End                Average          High             Low
                 ------           ----------                --------         ----             ---
                 1992               7.7402                   5.5206
                 1993               7.7357                   5.7795
                 1994               7.7290                   8.6404
                 1995               7.7357                   8.3700
                 1996:
                  Jan.              7.7329                   8.3384
                  Feb.              7.7323                   8.3338
                  Mar.              7.7325                   8.3495
                  Apr.              7.7345                   8.3583
                  May               7.7363                   8.3479
                  June              7.7404                   8.3424
- -------------------------

Source: Federal Revenue Bank of New York.

Note: The average rates were determined by averaging the noon buying rate in New York for cable transfers payable in New York in foreign currencies on the last business day of each month.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION.

         The following discussion and analysis should be read in conjunction with the financial statements and the accompanying notes thereto and is qualified entirely by the foregoing and by other more detailed financial information appearing elsewhere. See "Information About Dransfield Paper - Financial Statements."

         OVERVIEW.

         Dransfield Paper was incorporated on March 11, 1994. Its fiscal year ends March 31. Accordingly, the financial information appearing in its financial statements for the year ended March 31, 1994 are almost entirely the results of operations of a predecessor company, A. Dransfield & Co. Ltd., which also is a wholly-subsidiary of Dransfield Holdings, the parent of Dransfield Paper, and relate entirely to the paper distribution business conducted that year by A. Dransfield & Co. Ltd. Dransfield Paper succeeded to this business. Its vertical integration activities are reflected in the statements of operation and cash flows for the fiscal years ended March 31, 1995 and 1996.

         RESULTS OF OPERATIONS.

                 Many amounts are stated below in Hong Kong dollars, the currency in which Dransfield Paper keeps its financial records. Hong Kong dollars (HK$) convert to United States dollars (US$) as follows: HK$7.7353 = US$1.00.

         YEARS ENDED MARCH 31, 1994 AND MARCH 31, 1995.

                 Gross revenues from the paper distribution business declined from HK$78,387,000 to HK$69,341,000. The increase in gross revenue for the year ended March 31, 1995 over the preceding year is represented by the first revenues received from the newly-established paper merchanting division, which revenues amounted to HK$25,018,000, representing 27% of total turnover. The decrease in revenues from sales of Tempo paper products was attributable to the diversion of the energy of the personnel of Dransfield to the initiation of activities with respect to the creation of a vertically integrated paper business.

                 The cost of sales of the Tempo products decreased 10% from HK$60,132,000 to HK$54,099,000 for the fiscal years ended March 31, 1994 and 1995 respectively. Selling, general and administrative expenses declined in rough proportion to such expenses incurred in the sale of Tempo products during this period, even though most of the energies of the personnel were devoted to the creation of the vertically integrated paper business.

                 Net income increased from HK$3,909,000 to HK$5,215,000 during this period due to revenues received during the last three months of the fiscal year from the paper merchanting operations.

                 LIQUIDITY AND CAPITAL RESOURCES. Accounts receivable increased from HK$1,675,000 to HK$21,881,000 for the years ended March 31, 1994 and 1995, respectively, which increase reflects the results of the three months' activity in paper merchanting. The acquisition of fixed assets increased from HK$220,000 to HK$3,844,000, the increase this time reflecting purchases of equipment for the planned paper mills. Net loans and advances from Dransfield Paper's parent, Dransfield Holdings, of HK$17,718,000 were required during the year ended March 31, 1995 in order to meet the cash flow requirements of the company. An additional HK$5,000,000 was contributed by a minority shareholder of a subsidiary, but bank loans and overdrafts, which increased by HK$14,720,000 during the year ended March 31, 1994, were reduced by HK$11,571,000 during the year ended March 31, 995. The liquidity of the company ultimately rested upon the advances from Dransfield Holdings.

         YEARS ENDED MARCH 31, 1995 AND MARCH 31, 1996.

         Gross revenues increased dramatically from HK$94,359,000 to HK$307,047,000, the increase being attributable to HK$312,327,000 in paper merchanting. Sales of the Tempo products amounted to HK$68,702,000 in the fiscal year ended March 31, 1996, a decrease of approximately HK$639,000 from the HK$69,341,000 realized from Tempo sales in the year ended March 31, 1995. Net profit, however, did not increase during the year ended March 31, 1996 over the previous year, due primarily to interest expense paid on bank borrowings obtained by Dransfield Holdings to finance the expansion of the company in the execution of its strategy to become a vertically integrated paper company.

         LIQUIDITY AND CAPITAL RESOURCES. Bank loans in the amount of HK$25,275,000 were obtained during the fiscal year ended March 31, 1996, which loans enabled the company to reduce its borrowings from Dransfield Holdings by HK$20,390,000. Additional fixed assets were acquired during the year amounting to HK$5,013,000, and HK$1,510,000 were deposited for the purchase of additional fixed assets. Finally, the liquidity of the company during the year was affected by a large increase in accounts receivable, from HK$21,881,000 for the fiscal year ended March 31, 1995 to Hk$41,286,000 for the year which ended March 31, 1996.

         Even though the paper converter facility went on stream in July 1996 at Paper Mill No. 1 in Conghua in the PRC, approximately two months's operations were lost due to an illness incurred by Mr. Manuel Alvarez, the director of this facility. During his absence, the company recruited another professional who will help run and manage the converting operation with Mr. Alvarez and in his absence.

THE PAPER INDUSTRY IN CHINA.

         China has more than 5,000 paper mills with the majority of them producing less than 10,000 metric tons a year. In 1992 there were 16.2 million metric tons of paper and paper boards produced and 1.2 million metric tons of hygienic paper produced by these paper mills.(1)

         It is Dransfield Paper's belief that most of the paper mills that are producing hygienic paper in China are under-financed, poorly managed, and producing low-quality products. Dransfield Paper is proposing to target the medium- and premium-quality paper products markets in which there is little competition. The only competition in these markets from an international company is Scott Shanghai (now owned by Kimberly-Clark), which has a plant with an output of 14,000 metric tons a year.

         Annual per capita consumption of hygienic paper in China is only a small fraction of that in the West. For instance, the annual per capita consumption of hygienic paper in the U.S. is 18.6 kilograms(2), in Hong Kong is 5 kilograms, and in China is less than 1 kilogram.(3)

         Despite recent double-digit economic growth in China and projected annual growth of 8%, Dransfield Paper's management assumes that the majority of consumers in China will not afford themselves the luxury and expense of hygiene paper products sold at premium prices for several more years to come. Nevertheless, Dransfield Paper's management proposes to position itself in the premium-priced products market at the same time it develops the medium-priced and medium-quality market because of the huge size of these two markets. The paper market for tourists and the other targeted markets together cover 10% of the population of China, which is equivalent to a market base almost half the size of that of the U.S.

         OTHER MARKETS.

         Dransfield Paper's vertically integrated paper business, which it is developing, will be producing products suitable not only for itself but for other manufacturers, converters, and consumers. Dransfield Paper projects that it will offer for sale its products in the following markets:

         o China - recycled fiber and jumbo reels in the form of tissue for converters and finished products for consumers.


       ----------------------------

             (1)    Source:  Hawkins Wright Ltd. - China, 1994.

             (2) Source: Report prepared by VIAG Aktiengesellschaft for PWA Hygiene Papiere Unternehmensgruppe, 1995.

             (3)    Source:   Jaakko Poyry,  "Dynamics of the  tissue paper
                    business: regional and global market potential," 1995

         o Hong Kong and Macau - finished products for consumers and sorted waste paper for local paper mills.

         o Thailand, Malaysia, Singapore and Taiwan - sorted waste paper and recycled fiber.

         DEMOGRAPHICS OF THE TARGETED CHINESE MARKET.

         The four paper mills being constructed and planned to be constructed in China are designed to serve markets in the following provinces and cities of China:(4)

                                             (US$ Billion)(5)
                         (Million)            Gross Domestic         GDP             Paper
Province or City        Population             Product (GDP)      Per Capita         Mill
- ----------------        ----------           ----------------     ----------         ----
Guangdong Province        67.0                   US$49.1           US$732            No.1
Jiangsu Province          70.2                      47.6              678            No.2
Zhejiang Province         43.6                      31.2              715            No.2
Shanghai Municipality     13.6                      23.0            1,695            No.2
Tianjin Municipality       9.2                       8.5              920            No.3
Beijing Municipality      11.1                      11.9            1,075            No.3
Chongqing City            15.0                       4.4              294            No.4

         INFLATION AND ECONOMIC GROWTH.

         Since 1993 the Chinese government has imposed macro-economic controls in an effort to reduce the money supply and inflation. Economic growth has slowed considerably from earlier double-digit growth. According to a recent report to the National People's Congress by Premier Li Peng, the central government will continue to impose controls to restrain economic growth to an average annual 8% rate over China's Ninth Five-Year Plan (1996-2000).(6)

DRANSFIELD PAPER'S EXPANSION.

         Dransfield Paper's paper merchanting division, which was established only in November 1994, and its established Tempo-based distribution division are to be expanded to accommodate the entry by Dransfield Paper into three new lines of the paper business through the construction of four paper mills in four strategic locations in China by October 1998. The three new lines of business are:


       -------------------------

             (4)    Source:  Research Department, Hong Kong Trade
                    Development Council "Market File," 1994.

             (5)    Exchange Rate:  US$1 = Rmb 8.5.

             (6)    Source:  Business Post, South China Morning Post, March 5,
                    1996.

         o Recycled pulp production. Waste paper will be processed into recycled pulp. Approximately half of this will be sold to other companies in China with paper mills. Approximately half will be supplied to Dransfield Paper's own paper making operation.

         o Paper making. Paper making machines will process recycled pulp into jumbo rolls. Approximately half of the production will be sold to other companies in China with paper converting plants. Approximately half will be supplied to Dransfield Paper's own paper converting plants.

         o Paper converting. Jumbo rolls of paper will be converted into finished paper products, such as bathroom tissue, facial tissue, napkins and handkerchiefs, which finished paper products will be packaged and distributed to customers.

         Timing of the expansion. The business expansion is planned to take place in two phases, Phase One being the development and completion of Paper Mills No. 1 and No. 2 and Phase Two being the development and construction of Paper Mills No. 3 and No. 4. The projected dates for the completion and commencement of operations of the plants in each of the four paper mills are as follows:

                           Recycled Pulp            Paper                 Paper
                           Production               Making              Converting
                           -------------            ------              ----------
Phase 1:
  Paper Mill No. 1         March 1997               May 1997            Operating
  Paper Mill No. 2         March 1997               May 1997            May 1997

Phase 2:
  Paper Mill No. 3         December 1997         December 1997          December 1997
  Paper Mill No. 4         December 1998         December 1998          December 1998

                 Paper Mill No. 1. Dransfield Paper has recently invested $6 million in establishing a paper conversion plant, a conference center, and a research and development center in Conghua in the city of Guangzhou, Guangdong Province in southern China. The paper conversion plant started operations in August 1996, went on stream in August 1996, and will convert jumbo rolls of paper into such products as toilet tissue, paper handkerchiefs, napkins and facial tissue. Its capacity is approximately 23 metric tons a day. It will also serve as a training and as a research and development center to develop Dransfield Paper's paper business. An expert plant manager with 30 years' experience has been brought from the U.S. to manage and supervise this plant and to develop a capable production team to spearhead Dransfield's expansion.

         A used de-inking plant for recycled pulp production was purchased in Belgium, dismantled, shipped to China in May 1996, and is planned to commence operations by March 1997 with an output capacity of approximately 90 metric tons a day. The targeted customers for half of the recycled pulp production of this plant are located in the Pearl River delta area, which is within 8 miles from this mill, which customers have present annual demand exceeding 600,000 metric tons.(7)

                 Paper Mill No. 2. Dransfield Paper will invest approximately $10 million for a 60 percent controlling voting interest and a 48 percent equity interest in a paper mill to be established in the city of Jiangyin in Jiangsu Province 90 minutes west of Shanghai, China.

         Paper Mill No. 2 will be owned by a Sino-foreign equity joint venture among Dransfield Paper, Jiangsu Huaxi Holdings Corporation and Broadsino Investment Company Ltd. ("Broadsino"). The joint venture company, Jiang Ying Dransfield Paper Co. Ltd. ("Jiang Ying") is 40 percent owned by Jiang Su Huaxi Holdings Corporation and 60 percent owned by Dransfield Broadsino Paper Holdings Limited ("Dransfield Broadsino Paper"), a company 80 percent owned by Dransfield Paper and 20 percent owned by Broadsino. Dransfield Paper has agreed to provide Broadsino's equity contribution (approximately US$1.8 million) to the joint venture through a loan to Broadsino bearing compound interest at the rate of 6% a year.

         The project site is located adjacent to a tributary of Yangtze River, which tributary will supply water to the paper mill. The Chinese partners are contributing a 12,000-kilowatt-hour, coal-fired, power plant for their 40% interest in the joint venture. The power plant is currently supplying electricity to other plants nearby and will supply the required amount of electricity and steam to the paper mill.

         Unsorted office waste will be purchased directly from U.S. suppliers such as Weyerhaeuser, Smurfit, Allan & Co., and Rock-Tenn. Dransfield Paper will also make use of other grades of waste paper to reduce its cost of production.

         A used 120-metric-tons-a-day de-inking plant for recycled pulp production has been purchased from Georgia Pacific Company in the U.S., and a used 28-metric-tons-a-day paper making plant has been purchased from VPK in Belgium. Both arrived in China in May and July 1996. A second paper making plant is still to be purchased.

         Approximately half of the 120-metric tons-a-day recycled pulp production will be used in Paper Mill No. 2's own tissue paper plant, and the other half of the production shall be sold to other paper mills in the Giangsu and Zhejiang Provinces which have an annual demand of 750,000 metric tons.(8)





         -------------------------

             (7) Source: "Foreign Investment in China Paper Industry," Weyerhaeuser, 1995.

             (8)    "Foreign   Investment   in   China   Paper   Industry,"
                    Weyerhaeuser, 1995.

         The project site area is 120 acres in size, and the total plant area is 220,000 square feet. The plant is currently under construction.

         Operations are scheduled to commence at the recycled pulp production plant by March 1997, at the paper conversion plant by May 1997, and at the paper making plant by May 1997.

                 Paper Mills No. 3 and 4. Complete paper mills - plants for recycled pulp production, paper making, and paper conversion - are planned for two other areas. One is in northern China in the Tianjin area, and the other is in western China in the Chongqing area. These two paper mills will be installed after the first two mills, now under construction, are operational. Subject to funding, Dransfield Paper's plans envision the commencement of full operations at Paper Mills No. 3 and 4 by the last quarter of 1998. Considerable equipment has already been acquired for the paper conversion plants for Paper Mills No. 3 and No. 4.

PAPER DISTRIBUTION.

         In September 1975, A Dransfield & Co. Ltd., a wholly-owned subsidiary of Dransfield Holdings Limited (the parent of Dransfield Paper), secured the exclusive distribution for Tempo paper handkerchiefs from Vereinigte Pepierwerke in Hong Kong and Macau.

         Since then, A Dransfield & Co. Ltd. and, since 1994, Dransfield Paper, developed a substantial distribution network principally through supermarkets, drug stores and newspaper stands for Tempo handkerchiefs. According to a report entitled "Paper Handkerchief Usage and Attitude Study" published in May 1992 by an independent international market research organization, Survey Research Hong Kong Ltd. (SRH), Tempo handkerchiefs were the paper handkerchiefs in respect of which the sample of the public questioned had the highest level of awareness as compared to other paper handkerchief products available in Hong Kong.

         According to SRH Retail Audit of August 1992-September 1992 edition, the value of sales of Tempo represented approximately 44.5% of the value of the total sales of paper handkerchiefs in Hong Kong during the period covered by the survey.

         Periodic interim surveys indicate Tempo's market share to be at a 48% to 45% level. Based on Dransfield Paper's informal surveys and management estimates, Tempo's market share currently stands at approximately 42%.

         Because of the extensive retail outlets where Tempo products are available in Hong Kong and Macau, Dransfield Paper intends to use the same distribution network for the products such as toilet tissues, paper napkins and box facial tissues to be produced by the converting facility in Conghua, Guangzhou which went on stream in August 1996.

PAPER MERCHANTING. In November 1994 Dransfield Paper set up a merchanting division through the formation of a holding company named C.S. Paper Holdings (International) Ltd. A minority partner, Mr. Ian Fung, through his holding company, Summerhouse Profits Ltd., holds a one-third interest. Dransfield Paper owns a two-thirds interest. The joint venture includes the following operations:

         o A paper agency company, Central National Hong Kong Ltd., through a joint venture with Central National-Gottesman Inc., a U.S. company.

         o A paper trading company in Hong Kong, Dransfield Paper (HK) Trading, Ltd., selling packaging grade papers through indent or from stock.

         Dransfield Paper has been negotiating an agreement, which has not yet been signed, and no assurance can be given that it will be signed, with Summerhouse Profits Ltd., the minority shareholder of C.S. Paper Holdings (International) Ltd. with respect to Summerhouse Profits Ltd's selling its one-third interest in C.S. Paper Holdings (International) Ltd. to Dransfield Paper and, in return, Dransfield Paper (HK) Trading Ltd's selling its interest in Central National Hong Kong Ltd. to Summerhouse Profits Ltd. However, both sales are to be at prices yet to be finalized. Such prices are not expected to be larger than the net book value of the respective companies.

CONVERTING. In early 1990, Dransfield Holdings acquired two pieces of land with an aggregate area of approximately 16,011 square meters in the Taiping Development Zone in Conghua, Guangzhou, People's Republic of China.

         From 1990 to July 1992 this property was occupied rent-free by a related party which was engaged in the packaging of latex gloves and Tempo promotional packs. This operation was discontinued in July 1992.

         The property was vacated for the purpose of utilizing this industrial property for a joint venture operation to manufacture paper-related products.

         Extensive discussions were conducted with interested paper converters in respect of a joint venture to produce hygienic paper products for distribution in the People's Republic of China (PRC) and in Hong Kong. In particular, the Company was in active discussion with Tempo manufacturer in Germany, Vereinigte Papierwerke. However, Vereinigte Papierwerke was subsequently sold to Proctor & Gamble in 1995, which resulted in Dransfield Paper's proceeding with the paper converting venture on its own through a cooperative venture with the local authority in Conghua.

         Dransfield Holdings went public on April 30, 1993. Of the estimated proceeds of HK$54.1 million, approximately HK$15 million was set aside to acquire equipment for the proposed joint venture operation in Conghua, PRC, to manufacture and distribute paper-related products.

         Acquisition of equipment as well as recruitment of a specialist converter from the U.S., Mr. Manual Alvarez, was substantially completed by the end of 1995. Installation of the equipment was completed in May 1996. Test production was completed in June 1996. This converter facility went on stream in August 1996.

         Based on current market prices, the Conghua converting facility's estimated turnover is HK$20 million. Management expects to achieve this level of turnover and profitability within 12-18 months from September 1996.

         SECOND PAPER CONVERTING PLANT. Dransfield Paper has purchased a substantial amount of used converting equipment currently located in Conghua awaiting refurbishment. The refurbishment will take approximately 60 days from September 1996. Additional equipment amounting to approximately US$400,000 needs to be acquired to complete the range of converting level as Conghua.

         Dransfield Paper's management anticipates the second converting plant in Jiangyin, Wuxi to be operational in March 1997.

SORTING AND DEINKING. Necessary balers, refurbished in Holland, covering requirements in the Conghua as well as the Jiangyin paper mills are now on site. Deinking equipment from Georgia-Pacific which has the capacity of 130 tons is now on site in Jiangyin, Wuxi, awaiting refurbishment. A deinking facility of 90 tons capacity has been purchased from VPK and is now on site in Chonghua awaiting refurbishment.

         Plans to refurbish this equipment are being completed. Additional experienced mechanical specialists are being recruited from the U.S. and should be on site in early September 1996.

         The refurbishment of foreign equipment, coupled with the acquisition of local parts and locally sourced equipment set-up, should be ready towards the end of 1996. The installation of the sorting and deinking section is planned to be completed by March or April 1997.

         The completion, installation and testing of these deinking facilities are subject to stringent environment protection review and approval by the local authorities concerned. Applications and clarification of environmental procedures are being made. Dransfield Paper anticipates receiving such an approval prior to installation of the equipment.

PAPER TISSUE MAKING. A used tissue making machine has been acquired from VPK of Belgium. It should be on site in Jiangyin in early August 1996. Refurbishment of this equipment shall commence in September and should be completed in three months' time. Some local equipment will be needed to recommission the paper tissue machine.

         A ready-made steel structure for the factory covering deinking, paper tissue making and converting for Jaingyin paper mill has been ordered and is expected to be on site between September and November 1996 for the completion of installation by the end of January 1997. During the same period, foundation work for deinking and paper tissue making machine should be completed.

         Used tissue making equipment for Conghua has been identified and active negotiation is taking place. Further, for the Conghua paper mill, the steel structure for deinking as well as the paper tissue section and the associated land are yet to be acquired.

         Total funding to acquire the needed structure and equipment for deinking and paper tissue making for Jiangyin and Conghua is estimated at US$6 million. Funding is not in place and will be required to cover the required purchases to complete the project. Funding could come either from additional borrowing or the exercise of the U.S. warrants.

         IMMEDIATE PLANS. The principal products that are to be produced from the converting division are toilet tissue, paper handkerchiefs, box facial tissue, and, at a later date, kitchen towels. The sorting and deinking operations will initially make recycled fiber for the paper mills. The paper tissue making operations initially will make paper reels for the company's converting facilities. The materials produced by deinking as well as by paper tissue making will be made available for sale to outside paper mills and converters in addition to meeting the company's own requirements.

         The designs of the toilet tissue, box tissue and paper napkins have been completed and are ready for production. Still lacking is the design for the paper handkerchiefs and the kitchen towels.

         Until the company's deinking facility and first paper mill are ready, the company's primary source of parent reels for the production of finished products for the Hong Kong market will be from the U.S. For the PRC market, jumbo reels will be supplied from Chinese local mills. When deinking and paper tissue mills are ready, at least 80% of the company's requirements for paper tissue and parent reels for converting will be internally sourced. External sourcing will still be required to meet gaps in production.

         Materials needed for sorting and deinking initially will consist of semi-sorted office waste paper purchased from the U.S. Later, this requirement will be met from Hong Kong and major cities in China.

         SEASONAL OPERATIONS. For the hygienic grades of paper, Dransfield Paper's production of paper will not be seasonal other than for the month of February, when most Chinese businesses are shut down for the Chinese New Year. The company will use this month for regular, annual maintenance of equipment and, accordingly, will anticipate a lower level of sales that month.

DRANSFIELD PAPER'S MANAGEMENT. Dransfield Paper's management - which shall become the Company's management should the proposed Merger be approved and effected - consists of U.S.-educated Hong Kong citizens with professional training in accountancy, banking and marketing. Its senior officers average more than 15 years experience in cultivating relationships and conducting business in China. Its senior production management consists of an international team of professionals with an average of more than 25 years experience in the paper business in North America and in Europe. The management at Paper Mill No. 2 in Jiangsu Province is supported by a team composed of local Chinese engineers and of other Chinese engineers with working experience in China but who received post-graduate degrees from universities in the U.S. and Australia. See "Management Information - Directors, Execution Officers and Significant Employees."

PROPERTIES.

         Dransfield Paper acquired from its parent, Dransfield Holdings, two pieces of land in Conghua with an aggregated area of approximately 16,011 square meters, which property is in use. The property is situated in the Taiping Development Zone. Further, a piece of land approximately 35,000 square meters, which is approximately 300 yards from the existing property, is subject to negotiations for acquisition by Dransfield Paper but has not yet been made the subject of an agreement.

         The real property to could be utilized in Jiangyin is approximately 65,000 square meters and is the subject of a 50-year land use agreement with the local authority, which agreement is in favor of Jiang Ying Dransfield Paper Co. Ltd., a joint venture company owned 40% by Jiangsu Huaxi Holdings Corporation, a PRC government corporation.

         Dransfield Paper rents its office facilities in Hong Kong from another subsidiary corporation of its parent, Dransfield Holdings, and shares these facilities with other subsidiary corporations of Dransfield Holdings.

         DEPENDENCE ON MAJOR CUSTOMERS. Dransfield Paper does not rely on any single customer for 10% or more of its consolidated revenues. It does not have and does not anticipate significant backlogs, because orders are usually met within four days out of stock. The indent business consists of orders received in advance at least 30 days on a back-to-back basis.

         As for business in the PRC, because raw materials are subject to import duty, profits could be effected for a short period of time when the government raises the duty. However, the current direction of the PRC government is for a reduction in duties, not an increase.

         RESEARCH AND DEVELOPMENT. Dransfield Paper has not incurred any significant expenditures on research and development activities.

         ENVIRONMENTAL CONTROLS. It is anticipated that the Chinese Government will increase its requirements for environmental controls. Nevertheless, Dransfield Paper is working with the appropriate governmental officials concerning the necessary standards to be met in its deinking and paper mills. It is the company's intention to bring its environmental control standards to meet U.S. standards, which are higher than those currently required by the PRC.

         The company does not anticipate having to pay any significant environmental clean-up costs in its operations other than as part of its regular operating requirements, because prior to actual installation of the equipment, the company's environmental procedures will have met the local authority requirements and approval.

         NUMBER OF EMPLOYEES. On March 31, 1996 the company employed 30 persons. Once the operation in Conghua goes into full operation, the number of employees will increase substantially, as it will when installation of the deinking and tissue making operations commence at the paper mills.

         VENUE OF SALES. Less than 10% of sales during the year ended March 31, 1996 were attributable to exports to China. Most of the sales for the last three fiscal years were in Hong Kong.

TERM LOAN AND LINE OF CREDIT.

         Dransfield Paper's investment in the plant and equipment for Paper Mills No. 1 and No. 2 has been funded by its parent, Dransfield Holdings, by short-term bank loans. Used paper mills and equipment must be purchased decisively when available, resulting in there being insufficient time to arrange for long-term loans.

         Dransfield Holdings is currently negotiating with banks to provide US$10 million in a 3-year-term loan and approximately US$5 million to be utilized to repay short-term bank debt. These loans are sufficient to fund Paper Mills No. 1 and 2. To expand into Phase Two's development of Paper Mills No. 3 and 4, equity funding will be needed. Because each paper mill costs approximately US$10 million to set up, Dransfield Paper proposes to raise no less than US$20 million in the next two years to fund its expansion.

PATENTS, COPYRIGHTS AND INTELLECTUAL PROPERTY.

         Dransfield Paper holds no patents, copyrights or intellectual property other than trade marks established for its new paper products for the consumer market. Dransfield paper is not aware of any patents, trademarks, licenses, franchises and concessions that would affect its business and production described herein.

LEGAL PROCEEDINGS.

         Neither Dransfield Paper nor any of its property is a party to or the subject of any pending legal proceedings.

MARKET FOR DRANSFIELD PAPER'S CAPITAL STOCK AND RELATED STOCKHOLDER MATTERS.

         As of the date of this Prospectus, there is no public trading market for Dransfield Paper's capital stock and there is only one holder of record of Dransfield Paper's issued and outstanding capital stock. Dransfield Paper has declared no dividends on its common stock. Should the Merger not be approved and effected, there are no restrictions that would or are likely to limit the ability of Dransfield Paper to pay dividends on its common stock, but Dransfield Paper has no plans to pay dividends in the foreseeable future and intends to use earnings for the expansion of its present business.

                                    TAXATION

         The following discussion is a summary of certain anticipated tax consequences, should the Merger be approved and effected, of the operations of the Company and of an investment in the Company's Common Stock under British Virgin Islands income tax laws, U.S. Federal income tax laws, Hong Kong tax laws and PRC income tax laws. The discussion does not deal with all possible tax consequences relating to the Company's operations or to an investment in the Common Stock. The discussion does not take into account or discuss the tax laws of any other countries or tax consequences or state, local and other tax laws. Each person should consult his or her tax advisor regarding the tax consequences of the acquisition, ownership and disposition of the securities described herein. The discussion is based upon laws and relevant interpretations thereof in effect as of the date of this Prospectus, all of which are subject to change.

BRITISH VIRGIN ISLANDS TAXATION.

         The Company and Dransfield Paper are both incorporated under the International Business Companies Ordinance of the British Virgin Islands. Neither conducts any business operations in the British Virgin Islands. In the opinion of Harney, Westwood & Riegels, solicitors in the British Virgin Islands, such Ordinance provides an exemption for the Company and for Dransfield Paper from income tax on all income arising to them and on all distributions made by them to persons who are not resident in the British Virgin Islands.

U.S. FEDERAL INCOME TAXATION.

         TAXATION OF THE COMPANY.

                 The Company will be subject to U.S. Federal income tax only to the extent that it has U.S.-source income. Currently the Company does not have and does not anticipate having any U.S.-source income.

         TAXATION OF SHAREHOLDERS.

                 The following discussion addresses the U.S. Federal income taxation of a U.S. person (that is a U.S. citizen or resident, a U.S. corporation, a U.S. partnership, or an estate or trust subject to U.S. tax on all of its income regardless of source) ("a U.S. investor") who makes an investment in the securities of the Company. This discussion does not address the U.S. tax treatment of certain types of investors (that is, individual retirement and other tax-deferred accounts, life insurance companies and tax-exempt organizations) or of persons other than U.S. investors, all of whom may be subject to tax rules that differ significantly from those summarized below.

                 TAX ON DIVIDENDS. A U.S. investor receiving a distribution on the Common Stock will be required to include such distribution in gross income as a taxable dividend to the extent such distribution is paid from earnings and profits of the Company as determined under U.S. Federal income tax law. Distributions in excess of the earnings and profits of the Company will first be treated, for U.S. Federal income tax purposes, as a nontaxable return on capital to the extent of the U.S. investor's basis in the Common Stock and then as gain from the sale or exchange of a capital asset, provided that the shares constitute a capital asset in the hands of the U.S. investor. Dividend income with respect to the Common Stock will generally be subject to the separate limitations for "passive income" for purposes of the foreign tax credit limitation. Shareholders who are corporations will not be eligible for the corporate dividends received deduction.

                 SALE OR OTHER DISPOSITION. With certain exceptions, gain or loss on the sale or exchange of the shares will be treated as capital gain or loss (if the shares are held as a capital asset). Such capital gain or loss will be long-term capital gain or loss if the U.S. investor has held the shares for more than one year at the time of the sale or exchange.

HONG KONG TAXES.

         TAX ON DIVIDENDS. No tax will be payable in Hong Kong in respect of dividends paid by the Company.

         PROFITS TAX. No tax will be imposed in Hong Kong in respect of gains from the sale of the Shares if the Shares are listed on the American Stock Exchange or are quoted on the Nasdaq National Market.

         ESTATE DUTY. No estate duty will be payable in Hong Kong in respect of the Shares provided that the share register is located outside of Hong Kong and that the Shares are listed on the American Stock Exchange or are quoted on the Nasdaq National Market.

         STAMP DUTY. No stamp duty will be payable in Hong Kong in respect of the Shares provided that the share register is located outside of Hong Kong and that the Shares are listed on the American Stock Exchange or quoted on the Nasdaq National Market.

TAXATION OF THE COMPANY BY THE PRC.

         INCOME TAX. Income tax payable by wholly-foreign owned enterprises is governed by the Income Tax law of the PRC for Enterprises with Foreign Investment and Foreign Enterprises as well as the Detailed Rules for the Implementation of the Income Tax Law of the PRC for Foreign Investment Enterprises and Foreign Enterprises. This law and rules provide for an income tax rate of 33%, unless a lower rate is provided by law, administrative regulations, or state council regulations.

         Dransfield Paper's Paper Mill No. 1 operations are conducted through Guangzhou Dransfield Paper Ltd., a co-operative joint venture formed in the PRC, and its Paper Mill No. 2 operations are conducted through Jaing Ying Dransfield Paper Co. Ltd., an equity joint venture formed in the PRC. These two ventures are subject to PRC income taxes at the applicable tax rate of 33% for Sino-foreign joint venture enterprises. As such, they are eligible to full exemption from joint venture income tax for the first two years starting from their first profitable year of operations followed by a 50% deduction of the applicable tax rate from the third to the fifth year. No PRC income taxes have been levied on either of such companies, as they had not commenced operations by the close of their last full fiscal year.

         VALUE ADDED TAX. Effective January 1, 1994 the PRC introduced a value added tax ("VAT") which is assessed on the sale of products within the PRC, the importation of products, and the provision of processing or repair services within the PRC. The VAT rate on exported goods is zero, unless otherwise decided by the State Council. The VAT is levied at a rate of 17% or, in certain limited circumstances, 13%, depending on the product. Credit is allowed for VAT previously paid in respect of components of a given product.

FINANCIAL STATEMENTS.

         Set forth below are the consolidated financial statements of Dransfield Paper and its subsidiaries containing balance sheets at March 31, 1995 and 1996, and statements of income, cash flows, and changes in shareholders' equity for the periods ended March 31, 1994, 1995, and 1996 which financial statements have been prepared in accordance with generally accepted accounting principles in the United States.

                         INDEX TO FINANCIAL STATEMENTS



                                                                     Page
                                                                     ----
DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES:

  Report of Independent Auditors                                      F-2

  Consolidated Balance Sheets as of March 31, 1995
    and March 31, 1996                                                F-3

  Consolidated Statements of Income for the years ended
    March 31, 1994, March 31, 1995 and March 31, 1996                 F-4

  Consolidated Statements of Cash Flows for the years ended
    March 31, 1994, March 31, 1995 and March 31, 1996                 F-5

  Consolidated Statements of Changes in Shareholders' Equity
    for the years ended March 31, 1994, March 31, 1995
    and March 31, 1996                                                F-6

  Notes to Consolidated Financial Statements                       F-7 - 21


                                     F - 1

                         REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Shareholders
        Dransfield Paper Holdings Limited

        We have audited the accompanying consolidated balance sheets of Dransfield Paper Holdings Limited and subsidiaries as of March 31, 1996 and 1995 and the related statements of income, cash flows and changes in shareholders' equity for each of the years in the three-year period ended March 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Dransfield Paper Holdings Limited and subsidiaries at March 31, 1996 and 1995, and the consolidated results of their operations and cash flows for each of the years in the three-year period ended March 31, 1996, in conformity with accounting principles generally accepted in the United States of America.

                                        /s/ Ernst & Young



                                        ERNST & YOUNG

Hong Kong
June 3, 1996


                                     F - 2

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                CONSOLIDATED BALANCE SHEETS AS OF MARCH 31, 1995
                               AND MARCH 31, 1996

       (Amounts in thousands, except number of shares and per share data)

                                              Notes         1995        1996        1996
                                                             HK$         HK$         US$
                                                            ----        ----        ----
ASSETS
Current assets
  Cash and bank balances                                   1,561         853         110
  Accounts receivable                           6         43,724      85,480      11,053
  Inventories, net                              7         12,701      21,866       2,827
  Prepaid expenses                                           980       2,392         309
  Due from fellow subsidiaries                  8          5,736           -           -
                                                         -------    --------     -------
Total current assets                                      64,702     101,591      14,299
Fixed assets                                    9         25,467      57,880       7,484
Loan to a related company                      10              -       6,230         806
Deposit for fixed assets                                       -       1,510         195
Deferred tax asset                              5            592         166          21
Other assets                                                 757         200          26
                                                         -------    --------     -------
                                                          91,518     176,577      22,831
                                                         =======    ========     =======

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Bank loans and overdrafts, secured           11         15,255      40,530       5,241
  Accounts payable and accrued liabilities                 4,666      22,939       2,966
  Income tax payable                            5            212       1,028         133
  Due to holding company                       12         63,966       1,884         243
  Due to fellow subsidiaries                    8            976      17,724       2,291
  Due to a minority shareholder                13          1,000       7,000         905
                                                         -------    --------     -------
Total current liabilities                                 86,075      91,105      11,779
Minority interests                                         5,408       6,944         898
Due to holding company                         12              -      67,229       8,693
Loan from a related company                    10              -       6,230         806
                                                         -------    --------     -------
                                                          91,483     171,508      22,176

Commitments and contingencies                  14              -           -           -
Shareholders' equity:
Common Stock, par value US$.0125 each,
  4,000,000 shares authorized;
  80 issued, and fully paid up                                 1           1           -
Contributed surplus                                        3,000       3,000         388
Retained earnings/(accumulated deficit)        11         (2,966)      2,068         267
                                                         -------    --------     -------
Total shareholders' equity                                    35       5,069         655
                                                         -------    --------     -------
Total liabilities and shareholders'
  equity                                                  91,518     176,577      22,831
                                                         =======    ========     =======



             The accompanying notes form an integral part of these
                       consolidated financial statements.




                                     F - 3

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
     FOR THE YEARS ENDED MARCH 31, 1994, MARCH 31, 1995 AND MARCH 31, 1996

       (Amounts in thousands, except number of shares and per share data)

                                    Notes         1994         1995        1996          1996
                                                   HK$          HK$         HK$           US$
                                                  ----         ----        ----          ----
Net sales to
    - third parties                               65,656       89,045      299,567       38,734
    - fellow subsidiaries            15           12,731        5,314        7,480          967
                                                 -------      -------     --------      -------
                                                  78,387       94,359      307,047       39,701

Cost of sales                                    (60,132)     (76,365)    (275,003)     (35,558)
                                                 -------      -------     --------      -------

Gross profit                                      18,255       17,994       32,044        4,143

Commission income                                      -            -        5,644          730

Selling, general and
    administrative expenses           3
    - third parties                               (5,352)      (2,471)     (12,938)      (1,673)
    - fellow subsidiaries            15           (7,930)      (8,366)     (10,822)      (1,399)
                                                 -------      -------     --------      -------
                                                 (13,282)     (10,837)     (23,760)      (3,072)

Interest income/(expense), net       11               60         (198)      (5,603)        (724)

Other expenses, net                                 (164)        (206)        (485)         (63)
                                                 -------      -------     --------      -------

Income before income taxes                         4,869        6,753        7,840        1,014

Provision for income taxes:           5
    - Current                                     (1,569)      (1,113)        (965)        (125)
    - Deferred                                       609          (17)        (426)         (55)
                                                 -------      -------     --------      -------

                                                    (960)      (1,130)      (1,391)        (180)
                                                 -------      -------     --------      -------
Income before minority
    interests                                      3,909        5,623        6,449          834

Minority interests                                     -         (408)      (1,415)        (183)
                                                 -------      -------     --------      -------

Net income                                         3,909        5,215        5,034          651
                                                 =======      =======     ========      =======

Earnings per share                                 48.87        65.19        62.93         8.14
                                                 =======      =======     ========      =======

Shares used in computation of
     earnings per share                               80           80           80           80
                                                 =======      =======     ========      =======





                                     F - 4

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
     FOR THE YEARS ENDED MARCH 31, 1994, MARCH 31, 1995 AND MARCH 31, 1996

                             (Amounts in thousands)

                                                     1994             1995             1996           1996
                                                      HK$              HK$              HK$            US$
                                                   -------          -------          -------         ------
Cash flows from operating activities:
Net income                                           3,909            5,215            5,034            651
Adjustments to reconcile income to net
  cash provided by operating activities:
Minority interests                                       -              408            1,415            183
Depreciation                                            62              192              456             58
Deferred income taxes                                 (609)              17              426             55
Loss on disposal of fixed assets                       135                -              113             15
Other                                                    -                -              209             27
(Increase) decrease in current assets:
Accounts receivable                                 (1,675)         (21,881)         (41,286)        (5,338)
Inventories                                        (12,250)           5,583           (9,165)        (1,185)
Prepaid expenses                                       361            5,335           (1,406)          (182)
Due from fellow subsidiaries                        (1,860)          (1,268)           5,736            742
Increase (decrease) in current liabilities:
Accounts payable and accrued liabilities             1,329           (3,235)          17,550          2,269
Income tax payable                                     234              212              704             91
Due to fellow subsidiaries                           1,957           (1,481)          14,587          1,886
Due to a minority shareholder                            -            1,000            6,000            776
                                                   -------          -------          -------         ------
Net cash provided by/(used for) operating
  activities                                        (8,407)          (9,903)             373             48
                                                   -------          -------          -------         ------

Cash flows from investing activities:
Acquisition of fixed assets                           (220)          (3,844)          (5,013)          (648)
Payment of deposit for purchase of fixed
  assets                                                 -                -           (1,510)          (196)
Proceeds from disposal of other assets                 105                -              557             72
                                                   -------          -------          -------         ------
Net cash used in investing activities                 (115)          (3,844)          (5,966)          (772)
                                                   -------          -------          -------         ------

Cash flows from financing activities:
Capital contribution from a minority
  shareholder of a subsidiary                            -            5,000                -              -
Advances from holding company                          531           27,053           19,930          2,577
Repayment of loan to holding company                (9,918)          (9,335)         (40,320)        (5,213)
Bank loans and overdrafts, secured                  14,720          (11,571)          25,275          3,268
                                                   -------          -------          -------         ------
Net cash provided by financing activities            5,333           11,147            4,885            632
                                                   -------          -------          -------         ------

Net decrease in cash and cash equivalents           (3,189)          (2,600)            (708)           (92)
Cash and cash equivalents, at beginning
  of year                                            7,350            4,161            1,561            202
                                                   -------          -------          -------         ------
Cash and cash equivalents, at end of year            4,161            1,561              853            110
                                                   =======          =======          =======         ======


             The accompanying notes form an integral part of these
                       consolidated financial statements.




                                     F - 5

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OR CHANGES IN SHAREHOLDERS' EQUITY
     FOR THE YEARS ENDED MARCH 31, 1994, MARCH 31, 1995 AND MARCH 31, 1996

                             (Amounts in thousands)

                                                                            Retained
                                                                           earnings/
                                             Common      Contributed    (accumulated
                                              stock          surplus        deficit)
                                                HK$              HK$             HK$
                                           --------      -----------    ------------
Balance at March 31, 1993                       1           3,000            (670)

Net income                                    --              --            3,909

Distribution to parent (Note 1)               --              --           (7,399)
                                           ------           -----          ------

Balance at March 31, 1994                       1           3,000          (4,160)

Net income                                    --              --            5,215

Distribution to parent (Note 1)               --              --           (4,021)
                                           ------           -----          ------

Balance at March 31, 1995                       1           3,000          (2,966)

Net income                                    --              --            5,034
                                           ------           -----          ------

Balance at March 31, 1996                       1           3,000           2,068
                                           ======           =====          ======


             The accompanying notes form an integral part of these
                       consolidated financial statements.


                                     F - 6
                                       58

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               (Amounts in thousands, unless otherwise stated and
                  except number of shares and per share data)

1.  ORGANIZATION AND BASIS OF PRESENTATION

         Dransfield Paper Holdings Limited ("the Company" and together with its subsidiaries aggregately referred as the "Group") was incorporated in the British Virgin Islands on March 11, 1994 and was inactive until May 19, 1994 when it acquired 100% of the issued share capital of Grandom Dransfield (International) and Company Limited ("GDI") and Holdsworth Investments Limited ("Holdsworth") from Dransfield Holdings Limited ("DHL"), a company incorporated in the Cayman Islands and whose shares are listed for trading on the Hong Kong Stock Exchange. The Company, in consideration for the above acquisition, issued 1 common stock at a par value of US$1 to DHL. The difference between the nominal value of the shares of GDI and Holdsworth acquired over the nominal value of the Company's share issued in exchange thereof is accounted for as contributed surplus. The Company is currently a wholly-owned subsidiary of DHL.

         The Group is principally engaged in a single product segment of trading of various types of paper in Hong Kong, Macau and the People's Republic of China ("PRC"). In 1994, the Group was mainly engaged in trading of paper handkerchiefs. From 1995, the Group also engaged in the trading of fine paper which includes box board, art paper and woodfree paper.

         The principal activities of GDI since April 1, 1994 are distribution and trading of paper handkerchiefs in Hong Kong. Prior to April 1, 1994, the business was conducted by A. Dransfield & Company, Limited ("ADL"), which is also a wholly owned subsidiary of DHL.

         The acquisition by the Company of GDI and Holdsworth has been accounted for as a combination of companies under common control in a manner similar to a pooling of interests and accordingly, the historical basis has been used to record the assets and liabilities of GDI and Holdsworth as of March 31, 1995 and 1996 and retroactive effect has been given to account for the operations of GDI and Holdsworth in these financial statements. The results of ADL in relation to the distribution and trading of paper handkerchiefs (hereinafter referred to as the "Paper Business") for the year ended March 31, 1994 have been accounted for as a reorganisation under common control. As a result, the consolidated financial statements has reflected the results of the Paper Business of ADL for the year ended March 31, 1994 on a manner similar to a pooling of interests as if ADL's Paper Business has been under the Company's ownership since April 1, 1993. Intercompany balances and transactions have been eliminated on consolidation.


                                     F - 7

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)

1.  ORGANIZATION AND BASIS OF PRESENTATION (continued)

         The consolidated financial statements have been prepared on a "stand-alone" basis that reflects all costs incurred by the Group in operating the business. Such expenses have been adjusted in the income statements to reflect all of the cost of doing business. The net effect of the above adjustments is reflected as a distribution to parent in the statement of changes in shareholders' equity.

         The consolidated financial statements were prepared in accordance with U.S. GAAP. This basis of accounting differs from that used in the statutory accounts of the Group which were prepared in accordance with the accounting principles and the relevant financial regulations applicable to accounting principles and practices generally accepted in Hong Kong.

         The principal adjustments made to conform with the statutory accounts to U.S. GAAP included the following:

         o       Write-off of advertising expenses deferred; and

         o       Deferred taxation.

         The financial information has been prepared in Hong Kong dollars ("HK$"), the official currency of Hong Kong. Solely for the convenience of the reader, the financial statements have been translated into United States dollars prevailing on March 31, 1996 which was US$1.00 = HK$7.7353. No representation is made that the Hong Kong dollar amounts could have been, or could be, converted into United States dollars ("US$") at that rate or any other certain rate on March 31, 1996.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (a)  Cash and bank balances

         Cash and bank balances include cash on hand and demand deposits with banks with an original maturity of three months or less. None of the Group's cash is restricted as to withdrawal or use.

    (b)  Inventories

         Inventories comprising raw materials held for production and goods held for resale, are stated at lower of cost, on a first-in, first-out basis, or market.




                                     F - 8

             DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (Amounts in thousands, except number of shares and per share data)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

    (c)  Fixed assets and depreciation

         Property, machinery and equipment are stated at cost less accumulated depreciation. Depreciation of property, machinery and equipment is computed using the straight-line method over the assets' estimated useful life. The principal annual rates used are as follows:

         Land and buildings held in the PRC               Over the period of the
                                                           land use rights
         Buildings                                         4%
         Leasehold improvements                           20% or over the lease
                                                           terms, whichever
                                                           is shorter
         Furniture, fixtures and office equipment         20%
         Machinery and equipment                          20 - 50%
         Motor vehicles                                   20 - 25%

    (d)  Income taxes

         Income taxes are accounted for under Statement of Financial
    Accounting Standards No. 109, "Accounting for Income Taxes", which requires the use of the liability method of accounting for income taxes. The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax bases of assets and liabilities and their reported amounts in the financial statements.

    (e)  Foreign currency translation

         Foreign currency transactions are translated into Hong Kong dollars at the approximate rates of exchange ruling at the transaction dates. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated into Hong Kong dollars at the approximate rates of exchange ruling at that date. Exchange differences are dealt with in the profit and loss account.

         On consolidation, the assets and liabilities of overseas subsidiaries are translated to Hong Kong dollars at the approximate rates of exchange ruling at the balance sheet date and the income and expenses of overseas subsidiaries are translated to Hong Kong dollars at the average rate. The resulting translation differences are included in the exchange fluctuation reserve.

    (f)  Operating leases

         Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Rentals applicable to such operating leases are charged to the profit and loss account on the straight-line basis over the lease terms.

                                     F - 9

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

    (g)  Revenue recognition

         Revenue from sales of goods are recognised on delivery to customers and acceptance of the goods. Commission income is recognised as the services are provided.

    (h)  Advertising expenses

         Advertising expenses, net of cooperative advertising reimbursements, are charged to the profit and loss account when incurred.

    (i)  Use of estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from stated estimates.

3.       SUPPLEMENTARY INCOME STATEMENT INFORMATION

                                                  Year ended March 31,
                                             1994     1995    1996     1996
                                              HK$      HK$     HK$      US$
                                             ----     ----    ----     ----
         Selling, general and administrative
           expenses:
             Depreciation                      62      192      456       58
             Advertising expenses           5,414    1,383      599       77
             Exchange gain, net               (20)     (36)    (680)     (88)
                                            =====    =====     ====      ===

4.       SUPPLEMENTAL CASH FLOW INFORMATION

                                                   Year ended March 31,
                                             1994     1995    1996     1996
                                              HK$      HK$     HK$      US$
                                             ----     ----    ----     ----
         Cash paid during the year for:
           Interest                             6      687    6,805      880
           Income taxes                     1,569      901      149       19
                                            =====    =====    =====    =====

         Non cash investing and financing
           activities:
             Loan from a related company
               financed by a loan to a
               related company - note 10        -        -    6,230      806
                                            =====    =====   ======    =====

             Fixed assets paid by
               holding company                  -    9,035   27,698    3,581
                                            =====    =====   ======    =====


                                     F - l0

             DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (Amounts in thousands, except number of shares and per share data)

5.  INCOME TAXES

         The Company was incorporated in the British Virgin Islands and, under current law of the British Virgin Islands, is not subject to tax on income or on capital gains.

         Grandom Dransfield (International) and Company Limited, Dransfield Paper (HK) Trading Limited and Central National Hong Kong Limited were incorporated in Hong Kong and under the current Hong Kong tax law, any income arising in and deriving from business carried on in Hong Kong is subject to tax. No tax is charged on dividends received and capital gains earned.

         Dransfield Paper (S.E.A.) Pte Ltd was incorporated in the Republic of Singapore and is subject to Singapore tax and under the current Singapore tax law, any income accrued in, derived from or received in Singapore is subject to tax at a rate of 27%.

         Guangzhou Dransfield Paper Limited is a co-operative joint venture formed in the PRC and Jiang Ying Dransfield Paper Co. Ltd. ("JYDP") is an equity joint venture formed in the PRC and are subject to PRC income taxes at the applicable tax rate of 33% for Sino-foreign joint venture enterprises. These two subsidiaries are eligible to full exemption from joint venture income tax for the first two years starting from its first profitable year of operations followed by a 50% deduction from the third to fifth year. Under the Income Tax Law applicable to Sino-foreign joint ventures, no PRC income tax was levied on the above companies as they have not commenced operation as at March 31, 1996.

         Total income tax expense differs from the amount computed by applying Hong Kong statutory income tax rate of 16.5% (1995: 16.5% and 1994: 17.5%) to income before taxes as follows:

                                                    Year ended March 31,

                                              1994      1995     1996     1996
                                               HK$       HK$      HK$      US$
    Computed expected income taxes            (852)   (1,114)  (1,294)    (168)
    Non-deductible losses of subsidiaries      (72)      (31)    (126)     (16)
    Difference between Hong Kong statutory
     rate and Singapore statutory tax rate       -         -      (10)      (1)
    Other                                     ( 36)       15       39        5
                                              ----    ------   ------     ----
                                              (960)   (1,130)  (1,391)    (180)
                                              ====    ======   ======     ====

         The deferred tax asset arises mainly from temporary difference associated with the advertising expenses deferred for income tax purposes.

                                     F - 11

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)

6.  ACCOUNTS RECEIVABLE

    Accounts receivable are comprised of:

                                                     March 31,
                                             1995       1996       1996
                                              HK$        HK$        US$
Accounts receivable - trade                  43,724     85,480     11,053
Less: Allowance for doubtful debts               -          -          -
                                             ------     ------     ------

Accounts receivable, net                     43,724     85,480     11,053
                                             ======     ======     ======

    No provision for doubtful debts has been made at March 31, 1996 (1995: nil).

7.  INVENTORIES, NET

    Inventories are comprised of:

                                                       March 31,
                                               1995      1996      1996
                                                HK$       HK$       US$
Raw materials                                     -      1,299       168
Finished goods                               12,701     21,269     2,750
Less: Allowance for obsolescence                  -       (702)      (91)
                                             ------     ------     -----
Inventories, net                             12,701     21,866     2,827
                                             ======     ======     =====
Movement of allowance for obsolescence
 Balance as at April 1,                           -          -         -
 Provided during the year                         -        702        91
                                             ------     ------     -----
 Balance as at March 31,                          -        702        91
                                             ======     ======     =====


                                     F - 12

             DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (Amounts in thousands, except number of shares and per share data)

8.  DUE FROM (TO) FELLOW SUBSIDIARIES

         Balances with fellow subsidiaries are unsecured, interest-free and repayable within one year. The Group utilized the banking facilities of a fellow subsidiary and the interest incurred on the banking facilities were reimbursed by the Group.

9.  FIXED ASSETS

                                                       March 31,
                                               1995      1996      1996
                                                HK$       HK$       US$
    Land and buildings                         15,955    18,325     2,369
    Leasehold improvement                         132       132        17
    Machinery and equipment                     9,083    38,596     4,990
    Motor vehicles                                610       819       106
    Furniture, fixtures and office equipment      540     1,303       169
                                               ------    ------     -----
                                               26,320    59,175     7,651

         Less: Accumulated depreciation          (853)   (1,295)     (167)
                                               ------    ------     -----
                                               25,467    57,880     7,484
                                               ======    ======     =====

         The Group's land and buildings are located in the PRC and held under land use rights of 50 years from December 1, 1992 to November 30, 2041.

         During the year, no depreciation was provided on the land and buildings and machinery and equipment as they have not been put into use at the balance sheet date.

10. LOAN WITH A RELATED COMPANY

         In May 1995, the Company entered into an agreement with a third party, Broadsino Investment Company Limited ("Broadsino") to establish Dransfield Broadsino Paper Holdings Limited ("DBPHL"), a company which is 80% owned by the Company. DBPHL then entered into an agreement to establish a Sino-foreign equity joint venture company, JYDP, which is 60% owned by DBPHL and is principally engaged in the business of paper manufacturing. DBPHL has committed to contribute an amount of US$9.26 million (approximately HK$72 million) to JYDP, to be financed by a shareholders' loan.

             DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (Amounts in thousands, except number of shares and per share data)

10. LOAN WITH A RELATED COMPANY (continued)

        The Company, DBPHL and Broadsino entered into a loan agreement whereby the Company and Broadsino agreed to make an interest-free shareholders' loan of US$9.26 million (approximately HK$72 million) (the "Shareholders' Loan") to DBPHL. Pursuant to another agreement, the Company agreed to make a loan of US$1,852 (approximately HK$14 million) to Broadsino, bearing compound interest at the rate of 6 percent per annum, to finance its share of the Shareholders' Loan to DBPHL. DBPHL has pledged all its assets with the Company and Broadsino for the repayment in full of the Shareholders' Loan. In addition, DBPHL also undertakes to apply any amounts, including dividends, which may be distributed by JYDP to it to repay, in full, the Shareholders' Loan. Broadsino has pledged both its 20 per cent shareholding in DBPHL and any amount it may receive from DBPHL as repayment of its proportion of the Shareholders' Loan to secure the repayment, in full, of the loan from the Company. A promissory note has been issued by a wholly owned subsidiary of Broadsino in favour of the Company.

         As at March 31, 1996, the Company advanced HK$6,230 (US$806) to Broadsino for the capital injection in JYDP, which is classified as a loan to a related company. The same amount of HK$6,230 (US$806) is recorded in the consolidated financial statements as long term loan payable to Broadsino by DBPHL.

11. BANK BORROWINGS

         The Company and its principal subsidiaries obtained certain working capital credit facilities from several banks, representing short-term loans and overdrafts of HK$8 million (US$1,034) and letters of credit and letters of guarantee of HK$123 million (US$15.9 million). As at March 31, 1996, the unutilized credit facilities amounted to HK$90,538 (US$11,705), representing short-term loans and overdrafts of HK$3,627 (US$469) and letters of credit and letters of guarantee of HK$86,911. The credit facilities are collateralized by:

    (a)  corporate guarantees given by DHL to the extent of HK$95,850
         (US$12,391);

    (b) personal guarantees given by a minority shareholder of a subsidiary to the extent of HK$48,150 (US$6,225); and

    (c) a charge over a bank deposit of HK$3 million (US$388) plus accrued interest held by the above minority shareholder of a subsidiary.

             DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (Amounts in thousands, except number of shares and per share data)

11. BANK BORROWINGS (continued)

         Pursuant to the letters of undertaking with a banker to obtain general banking facilities, CS Paper Holdings (International) Limited ("CSP"), a subsidiary of the Company, undertakes not to declare dividends at more than 50% of the profits without the bank's prior written approval and to maintain its net assets value, plus shareholders' loans, at not less than HK$30 million (US$3,878). The amount of consolidated retained earnings restricted pursuant to this undertaking is not material.

         In addition, the Company and its principal subsidiaries also obtained working capital credit facilities from several banks which are shared with DHL and certain of the Company's fellow subsidiaries (the "Shared Facilities"). These facilities comprise short-term loans and overdrafts of HK$35,158 (US$4,545) and letters of credit of HK$41,498 (US$5,365). As at March 31, 1996, the unutilized amount of the Shared Facilities amounted to HK$40,992 (US$5,299) representing short-term loans and overdrafts of HK$5,678 (US$734) and letters of credit of HK$35,314 (US$4,565). As at March 31, 1996, the Company and its subsidiaries have not drawn down on the Shared Facilities. The Shared Facilities are collateralized by:

    (a) a corporate guarantee given by DHL to the extent of HK$40 million (US$5,171);

    (b) a corporate guarantee given by a fellow subsidiary to the extent of HK$21 million (US$2,715); and

    (c) unlimited cross guarantees given by a subsidiary of the Company and certain fellow subsidiaries.

         The weighted average interest rates on bank borrowings are as follows:

                                                            March 31,
                                                    1995                1996
         Interest on bank loans and overdrafts        8%                  9%

         Interest expense on bank loans, net of the amounts capitalized, is as follows:

                                             Year ended March 31,
                                      1994      1995      1996       1996
                                       HK$       HK$       HK$        US$
         Interest incurred              6         687       6,805      880
         Interest capitalized           -        (205)     (1,108)    (143)
                                     ----        ----       -----     ----
         Interest expense               6         482       5,697      737
                                     ====        ====      ======     ====

             DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (Amounts in thousands, except number of shares and per share data)

12. DUE TO HOLDING COMPANY

         The long term liability balance, which is used to finance the Group's capital investment, is unsecured and interest-free. The holding company has agreed that it will not demand payment of the amount prior to March 31, 1997. The Group utilized the banking facilities of the holding company and the interest incurred on the banking facilities were reimbursed by the Group.

         The current balance is unsecured, interest-free and has no fixed term of repayment.

13. DUE TO A MINORITY SHAREHOLDER

         The balance represents loans from a minority shareholder and a director of a subsidiary, amounting to HK$5 million (US$646) and HK$2 million (US$259), respectively at March 31, 1996. The balances are unsecured, interest-free and are repayable in full in May to June 1996 by three instalments (March 31, 1995: HK$1 million due to a minority shareholder of a subsidiary is unsecured and interest-free).

14. COMMITMENTS AND CONTINGENCIES

         Capital commitments

         As of March 31, 1996, the Group had outstanding capital commitments in respect of its contribution to a subsidiary in the PRC of approximately HK$43 million (US$5.5 million) and capital expenditure of HK$10 million (US$1,293).

         Contingencies

         A subsidiary provided guarantee to DHL and DHL group of companies to certain banks for an unlimited amount as at March 31, 1996. The amount of banking facilities utilised by DHL group of companies as at March 31, 1996 is HK$36 million (US$4.6 million). Besides, another subsidiary also provided guarantee to a bank for a supplier for an amount of HK$4 million (US$517) and HK$2.3 million (US$297) was utilized by the supplier as at March 31, 1996.


                                     F - 16

             DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (Amounts in thousands, except number of shares and per share data)

15. RELATED PARTY TRANSACTIONS AND ARRANGEMENTS

         The major related party transactions are described in further detail below:

                                                  Year ended March 31,
Nature of transactions             Notes   1994      1995      1996       1996
                                            HK$       HK$       HK$        US$

Revenue:
 Sales of products                 (a)   12,731       5,314     7,480      967
                                         ======       =====    ======    =====


Expenses:
 Electronic data processing and
  accounting services charges      (b)    1,514       1,425     2,312      299
 Storage and delivery charges      (c)    4,877       4,436     7,069      914
 Equipment rental                  (d)        -         434       105       13
 Operating lease rental for land
  and building                     (e)    1,539       2,071     1,336      173
                                         ------       -----    ------    -----
                                          7,930       8,366    10,822    1,399
                                         ======       =====    ======    =====

    (a)  Sales of products

         The Group sold products to Victorison Marketing Limited and Dransfield Pacific Limited, fellow subsidiaries of the Company at cost plus 3% (3% to 6% in 1994 and 1995).

    (b)  Electronic data processing and accounting services charges

         Dransfield Secretarial & Administrative Services Limited, a fellow subsidiary of the Company, provides various administrative services to the Group including electronic data processing, accounting, shipping, personnel, legal and general administrative services. The service fee charged by the fellow subsidiary is based on apportioned salary costs on the basis of estimated time incurred and cost of other resources consumed to provide these services to the Group.

    (c)  Storage and delivery charges

         Victorison Services Limited and Victorison Delivery Limited, two fellow subsidiaries of the Company, provide storage and delivery services to the Group at agreed prices, which, in the opinion of the management, approximate prices negotiated with third parties on an arm's length basis.

                                     F - 17

             DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (Amounts in thousands, except number of shares and per share data)

15. RELATED PARTY TRANSACTIONS AND ARRANGEMENTS (continued)

    (d)  Equipment rental

         The equipment rental is paid to A. Dransfield & Company, Limited, a fellow subsidiary of the Company, at the rate equivalent to the depreciation of the equipment over its estimated useful live.

    (e)  Operating lease rental for land and building

         The rental under operating leases is paid to Well Assessed Limited, a fellow subsidiary of the Company based on the actual floor area occupied by the Group at agreed rates, which, in the opinion of the management, approximate rates negotiated with third parties on an arm's length basis.

16. FINANCIAL INSTRUMENTS

         The carrying amount of the Company's cash and bank balances approximate their fair value because of the short maturity of those instruments. The carrying amounts of the Company's borrowings approximate their fair value based on the borrowing rates currently available for borrowings with similar terms and average maturities, except for the loans from holding company, which, due to their nature, the fair value is not determinable.

         The carrying amount reported in the balance sheet for accounts receivable and accounts payable approximate their fair value.

17. CONCENTRATION OF RISK

    Concentration of credit risk:

         The Group's principal activities are distribution of fine paper and paper handkerchiefs. The Group has long standing relationships with most of its customers. The Group performs ongoing credit evaluation of its customers' financial conditions and, generally does not require collateral.

         The allowance for doubtful accounts the Group maintains is based upon the expected collectibility of all accounts receivable.

                                     F - 18

             DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (Amounts in thousands, except number of shares and per share data)

17. CONCENTRATION OF RISK (continued)

    Current vulnerability due to certain concentrations:

         The Group has investment in the PRC. The value of the Group's investment may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies for the past 17 years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC's political, economic and social life. There is also no guarantee that the PRC government's pursuit of economic reforms will be consistent or effective.

18. PENSION SCHEME

         The Group is a member of a defined contribution pension scheme of DHL (the "Scheme"). All the full time permanent staff, after completion of one year's service, are eligible to join the Scheme. The participants contribute 5% of their basic monthly salaries to the Scheme while the Group contributes 5% to 6.5% of the basic monthly salaries of the participants depending on the number of years of employment of individual participants and such contributions are charged to the profit and loss account as they become payable in accordance with the rules of the Scheme. When an employee leaves the Scheme prior to his/her interest in the Group employer contributions vesting fully, the ongoing contributions payable by the Group may be reduced by the relevant amount of forfeited contributions. Pension scheme expenses, net of forfeited contributions, is HK$93 (US$12), HK$62 (US$8), HK$44 (US$6) for the years ended March 31, 1994, 1995 and 1996.

19. SEGMENT REPORTING AND MAJOR SUPPLIERS

         The Group operates in one primary business segment, in paper trading in Hong Kong, Macau and the PRC. The sales to Macau and the PRC during the three years ended March 31, 1996 were insignificant. There is no single customer who accounted for more than 10% of net sales for the three years ended March 31, 1996.

         In 1994, the Group had one supplier who accounted for approximately 66% of total purchases. In 1995, the Group purchased substantially all of its merchandise from two suppliers. In 1996, the Group had three suppliers who accounted for approximately 57% of total purchases.


                                     F - 19

             DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (Amounts in thousands, except number of shares and per share data)

20. SUBSEQUENT EVENTS (UNAUDITED)

    (A) Pursuant to a directors resolution passed on August 20, 1996, the authorized share capital of the Company increased from 50,000 shares of Common Stock of US$l par value to 4,000,000 shares of Common Stock of US$.0125 par value and 2,500,000 shares of Preferred Stock without par value. The one share of Common Stock of US$l par value at the balance sheet date was split into 80 shares of Common Stock of US$.0125 par value. The above has been reflected in the financial statements for the three-year period ended March 31, 1996 as if the split had taken place at the beginning of the periods presented.

                 2,300,000 shares of the Preferred Stock were designated as Series A Convertible Preferred Stock. The holders of Series A Convertible Preferred Stock are entitled to receive, out of surplus, a cumulative dividend at the rate of US$.15 per share per annum and, after the payment of this dividend, they are entitled to participate in dividends set apart or paid on other capital stock of the Company on the same basis as the holders of the Company's Common Stock. In case of liquidation of the Company, these Preferred Stockholders shall be entitled to receive US$1.50 for each share of the Series A Convertible Preferred Stock before any distribution of the assets of the Company to other capital stockholders, plus all accrued and unpaid dividends declared hereon and other considerations before the other capital stockholders share in the liquidation of the assets. This class of Preferred Stock is convertible at the option of the holders into one share of Common Stock of the Company and has equal voting rights with the Common Stockholders.

                 On September 4, 1996, the Company issued 2.3 million shares of Series A Convertible Preferred Stock on conversion of HK$26,687 (US$3,450) of the amount due to the holding company.

    (B)  Proposed merger - spin-off

                 On 20 August 1996, the Company entered into an agreement
         (the "Merger Agreement") with Dransfield China Paper Corporation ("DCPC") and SuperCorp Inc. ("SuperCorp"), the controlling shareholder of DCPC and a U.S. corporation with no substantial assets, for a proposed merger - spin-off transaction to create a public market for DCPC's stock. The proposed merger - spin-off would be effected by SuperCorp forming a new subsidiary, DCPC, which would sell 500,000 shares of US$.001 par value Common Stock to SuperCorp and several individuals at a par value of US$.001. DCPC will authorize 50 million shares of Common Stock with a par value of US$.001 per share and 886,004 Common Stock Purchase Warrants which have eighteen months term and to be exercisable at US$8 per share and 2.3 million shares of Series A Convertible Preferred Stock with equivalent tenor as the Preferred Stock of the Company. Dransfield Holdings Limited will exchange its 80 shares of stock in the Company for a total of 9.3 million shares of Common Stock in DCPC. The 2.3 million shares

                                     F - 20

             DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (Amounts in thousands, except number of shares and per share data)

20. SUBSEQUENT EVENTS (UNAUDITED) (continued)

    (B)  Proposed Merger - spin-off (continued)

         of Series A Convertible Preferred Stock of the Company issued and outstanding shall be exchanged for 2.3 million shares of Series A Convertible Preferred Stock of DCPC, all authorized but unissued. SuperCorp will file registration statements on Forms S-1 and S-4 with the Securities and Exchange Commission to register the merger and the spinoff of the 500,000 shares by SuperCorp. The merger agreement is subject to approval by the shareholders of Dransfield Holdings Limited and to any approvals required by the regulations of the Hong Kong Stock Exchange.

                 386,004 Common Stock Purchase Warrants of DCPC are to be issued to Dransfield Holdings Limited on the effective date of the merger and all warrants issued by DCPC are to purchase common stock of DCPC at a price of $8.00 per share and expire 18 months from the effective date of the merger.

                 Because DCPC is only a corporate shell and not an operating entity, the proposed merger will be accounted for as if the Company recapitalized. Additionally, the historical financial statements for DCPC prior to the merger will be those of the Company.

    (C) The Company has been negotiating an agreement which has not yet been signed with Summerhouse Profits Ltd ("SPL") and a minority shareholder of CSP, in relation to the following:

         (1) SPL shall sell 690,000 shares in CSP and the shareholder's loans of HK$5 million (US$646) owing by CSP to SPL, to the Company at a consideration of HK$10.2 million (US$2,318) adjusted by deducting an appropriate amount of trade receivables and inventories to be negotiated.

         (2) Dransfield Paper (HK) Trading Ltd shall sell 2,900 'A' shares and 2,550 'B' shares in Central National HK Ltd to SPL at a consideration of HK$136 (US$18).

                             MANAGEMENT INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

         The following table shows information as of August 15, 1996 with respect (i) to each beneficial owner of more than 5% of each class of voting stock of the Company and more than 10% of each class of voting stock of Dransfield Paper, (ii) to each of the officers and directors of the Company individually and as a group, and (iii) to the directors and officers of Dransfield Paper as a group, and as of the same date with respect to the same persons as adjusted to give effect to the proposed Merger between the Company and Dransfield Paper and assuming exercise of the Warrants and the conversion into Common Stock by Dransfield Paper of its 2,300,000 shares of Series A Convertible Preferred Stock (12,986,004 shares):

                                                                  Capital Stock Beneficially Owned
                                                             --------------------------------------------
                                                                   Before              Company Common
                                                               Spinoff Merger            After Merger
                                                             ------------------     ----------------------
                                                             No. of       % of      No. of           % of
  The Company                              Class             Shares       Class     Shares           Class
  -----------                              -----             ------       -----     -------           -----
SuperCorp Inc.
201 Robert S. Kerr, #800
Oklahoma City, OK  73102                   Com.               461,572       100            0            0(1)

Meridyne Corporation
1205 Tedford Way                           Com.                     0         0       13,393
Oklahoma City,                             Options              8,000         8       40,000(2)
OK 73116                                                                             -------
                                                                                      53,393            *

John E. Adams
1205 Tedford Way                           Com.                     0         0       53,393(3)         *
Oklahoma City,
OK 73116

Marilyn C. Kenan Trust(4)
8511 Glenwood                              Com.                     0       100       26,786
Oklahoma City,                             Options              4,000         4       20,000(2)
OK  73114                                                                            -------
                                                                                      46,786            *

Thomas J. Kenan
8511 Glenwood Ave.                         Com.               461,572(5)    100            0            0
Oklahoma City,
OK 73114

T.E. King
49 Strawberry Lane,
Suite 200
Palos Verdes                               Com.               461,572(5)    100       26,786
Peninsula,                                 Ser. B Pref.        11,642        30       11,642
CA  90274                                  Options             50,000        45      250,000(2)
                                                                                     -------
                                                                                     288,428            2

J. Douglas Bowey
2127 Sawtelle Blvd.,
Suite D                                    Ser. B Pref.        26,786(6)     70       26,786
Los Angeles,                               Options              6,000         6       30,000
CA 90025                                                                             -------
                                                                                      56,786               *

Albert L. Welsh
3828 N.W. 69th
Oklahoma City,                             Com.               461,572(5)    100       26,786
OK 73116                                   Options              8,000         8       40,000(2)
                                                                                     -------
                                                                                      66,786               *

Marjorie J. Cole(7)
6500 N. Grand Blvd.                        Com.                     0         0       26,786
Oklahoma City,                             Options              8,000         8       40,000(2)
OK 73116                                                                             -------
                                                                                      66,786               *

George W. Cole                             Com.               461,572       100            0               0
6500 N. Grand Blvd.
Oklahoma City,
OK  73116

Officers and Directors
as a Group (1 person                       Com.               461,572       100       26,786
before Merger, 0                           Ser. B Pref.        11,642        60       11,642
persons after Merger)                      Options             50,000        50      250,000(2)
                                                                                     -------
                                                                                     288,428               2
- ------------------------------

*        Less than 1 percent.

(1) After allocating 1 share of Common Stock of the Company for each 14 shares of common stock of SuperCorp, SuperCorp will have 2,250 share available for rounding up fractional shares.

(2)      Assumes exercise of the U.S. Warrants at $8.00 a Warrant.

(3) These shares are the same shares which will be owned by Meridyne Corporation, of which Mr. Adams is an officer and director.

(4) This trust is under the control of Marilyn C. Kenan, its sole trustee and sole beneficiary for her life. Mrs. Kenan is the spouse of Thomas J. Kenan, an officer and director of SuperCorp. Mr. Kenan disclaims any beneficial interest in shares of capital stock of the Company owned by this trust, which is a testamentary trust established in the 1980s by the estates of her deceased parents.

(5) These shares are attributed to this person through his position as a director of SuperCorp, which owns 461,572 shares of Common Stock of the Company and accordingly represents voting and investment power shared with the other directors of SuperCorp.

(6) Mr. Bowey received these shares in the capacity of a finder. He has no material relationship with the Company, its officers, directors or principal shareholders.

(7) Marjorie J. Cole, is the spouse of George W. Cole, an officer and director of SuperCorp. Mr. Cole disclaims any beneficial interest in shares of capital stock of the Company owned by Mrs. Cole, who exercises her independent judgment with respect to voting and investment decisions with respect to such stock.

                                                                    Capital Stock Beneficially Owned
                                                              --------------------------------------------
                                                                    Before              Company Common
                                                                Spinoff Merger            After Merger
                                                              ------------------     ----------------------
                                                              No. of       % of      No. of           % of
Drainsfield Paper                                             Shares       Class     Shares           Class
- -----------                                                   ------       -----     -------          -----
Dransfield
  Holdings                                 Com.                      80     100       9,686,004(1)
                                           Series A Pref.     2,300,000     100       2,300,000
                                                                                     ----------
                                                                                     11,986,004        91

Officers and                               Com.                      80     100       9,686,004(1)
  Directors                                Series A Pref.     2,300,000     100       2,300,000
  as a group                                                                         ----------
  (8 persons)                                                                        11,986,004        91

- ------------------------

(1) Assumes exercise of the 386,000 Merger Warrants, all of which will be held by Dransfield Holdings Limited immediately after the Merger but which may be distributed to the shareholders of Dransfield Holdings Limited should the directors of Dransfield Holdings Limited so decide.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES.

         Set forth below are the names, and terms of office of each of the directors, executive officers and significant employees of both the Company and Dransfield Paper and a description of the business experience of each.

                                                         Office Held        Term of
         Person                     Office                  Since            Office
         ------                     ------                  -----            ------

Dransfield Paper:
- -----------------
Horace YAO Yee Cheong, 50         Deputy Chairman           April 1994       August 1997
                                  and Chief Executive
                                  Officer

Warren MA Kwok Hung, 39           Treasurer and             April 1994       August 1997
                                  Secretary

Stephen LEE Hung Bui, 47          General Manager           February 1996    August 1997
                                  Distribution

Jeremy LU Yuen Tong, 38           Assistant to              February 1996    August 1997
                                  Chief Executive
                                  Officer

James MADISON, 46                 General Manager           May 1996         August 1997
                                  Deinked Pulp
                                  and Tissue

Peter KEATINGE, 61                Manager,
                                  Maintenance               May 1996         August 1997
                                  and Engineering

CHOW, Yeung Chee, 54              Plant Manager of          January 1996     August 1997
                                  Guangzhou Dransfield
                                  Paper Ltd.

Manuel ALVAREZ, 60                General Manager           April 1995       August 1997
                                  for paper con-
                                  verting operations

Terry BURTON, 53                  General Manger            July 1996        August 1997
                                  of Fine Paper
                                  Division
- --------------------------

(1) Subject to earlier removal without cause by the directors of Dransfield.

THE COMPANY:
- ------------
  T.E. King, 61                   President,                   1996          5-97
                                  Secretary and                1996          5-97
                                  Director                     1996          5-97

EXECUTIVE DIRECTORS OF DRANSFIELD PAPER.

         HORACE YAO YEE CHEONG. Mr. Yao spent 17 years with Arthur Young & Company, international accountants, where he worked in accounting and business advisory services and rose to managing partner covering Hong Kong and the PRC. Mr. Yao's responsibilities include strategic planning, business development, administration and management of the Group. Mr. Yao holds a master of business administration degree from a university in the U.S. and is a certified public accountant in the U.S., Australia and Hong Kong.

         WARREN MA KWOK HUNG. Mr. Ma is a fellow of the Chartered Association of Certified Accountants and an associate of the Hong Kong Society of Accountants. He spent 16 years in the accounting profession of which 10 years are with Dransfield Holdings. He holds a Higher Diploma in Accountancy from Hong Kong Polytechnic.

         STEPHEN LEE HUNG BUI. Mr. Lee has more than 20 years of experience in professional accounting, finance, administration, and general management. He has an MBA degree and is a fellow of the Hong Kong Society of Accountants and a fellow of the Chartered Association of Certified Accountants as well as being a member of the British Institute of Management.

         JEREMY LU YUEN TONG. Mr. Lu has over sixteen years of international experience in banking, general management and direct investment in Hong Kong, Southeast Asia, Canada and China. He graduated from the University of Southern California in Finance and Accounting. Mr. Lu is an Executive Director of Dransfield Paper Holdings Ltd., assisting Mr. Horace Yao in corporate planning and finance.

SENIOR EXECUTIVES OF DRANSFIELD PAPER.

         JAMES MADISON. Mr. Madison has more than 24 years experience in tissue paper making and converting. He holds a bachelor of science degree in mechanical engineering from a university in the U.S.

         PETER KEATINGE. Mr. Keatinge has more than 43 years of project management experience in pulp and paper, engineering and energy conservation. He holds a bachelor of science degree from London University and is a Chartered Engineer and a member of the Institute of Electrical Engineers as well as the Institute of Mechanical Engineers in the United Kingdom.

         CHOW YEUNG CHEE. Mr. Chow has more than 31 years experience chemical engineering and managing manufacturing plants. He has a bachelor of science degree in chemistry.

         MANUEL ALVAREZ. Mr. Alvarez has more than 30 years experience in the paper converting business in the U.S. Prior to joining the Group, he was the Vice President of Production of a major paper company in the U.S.

         TERRY BURTON. Mr. Burton has over 30 years commercial experience in the European paper trade including one of Europe's largest paper merchandising groups and a Spanish recycled paper mill.

THE COMPANY.

         T.E. KING. Mr. King received a bachelor of arts degree in finance in 1958 from Northwestern University and attended the J.L. Kellogg Graduate School of Management in 1958-1959. He was employed during 1959-1960 as a floor specialist trainee by Cruttenden & Co., a Midwest Stock Exchange firm, in Chicago, Illinois and in 1960-1961 as an investment analyst for Cruttenden Podesta in Chicago. He was employed during the period 1961-1963 in San Francisco, California, first as vice president of research and corporate finance for Walter C. Gorey & Co. and then as the senior vice president of research for Henry F. Swift & Co. From 1963 to 1966 he was employed in Chicago by Dempsey Tegeler & Co. as vice president of investment research for its midwest region and as a position over-the-counter trader. From 1966 to 1967 he was employed in San Francisco as the Bay area director of research for a New York-headquartered national brokerage firm. From 1967 to 1980 he was the executive vice president of Financial Relations Board, Inc. in Chicago, Illinois and Los Angeles, California. From 1980 until the present he has served as the president of King & Assoc. in Los Angeles, California. King & Assoc. provides corporate finance consulting and project financing management for both privately-held and publicly-held corporations and also provides financial community relations for publicly-held corporations. King & Assoc. currently services the corporate finance and investor relations requirements of approximately 68 publicly-held corporations.

REMUNERATION OF DIRECTORS AND OFFICERS.

         THE COMPANY.

                 Mr. King, the sole officer and director of the Company, has received and is receiving no compensation for his services for the Company. No compensation is proposed to be paid to any officer or director of the Company prior to the proposed Merger with Dransfield Paper.

         DRANSFIELD PAPER.

                 The directors and officers of Dransfield Paper received from it and its subsidiaries an aggregate of US$226,000 of compensation in the last fiscal year for their services in all capacities. Should the Merger be effected, they shall become the directors of the post-Merger Company. There are no present plans, arrangements, or understandings concerning any change in compensation for them after the Merger, should the Merger be effected.

         STOCK OPTIONS.

                 The Company has adopted a stock option plan ("the Plan") which shall survive the Merger, the major provisions of which Plan are as follows and which are substantially the same as a similar plan of Dransfield Paper:

                 THE PLAN. Nontransferable options may be granted by the directors to employees and executive officers of the Company. The options are for 4-year terms but may not be exercised during the first year. The exercise price for each option shall be set by the directors but may not be less than 80 percent of the average or closing price of the Company's Common Stock during the five trading days prior to the grant of the option or, if the Common Stock is not trading, not less than the net book value per share of the Company's Common Stock as reflected in the Company's most recent balance sheet. The total number of shares of Common Stock which can be subject to the options at any time, both under this plan and otherwise, shall not exceed 10 percent of the number of shares of Common Stock then outstanding. No person can be granted options which, if fully exercised, would result in that person's owning more than 25% of the outstanding shares of Common Stock after such exercise.
No options have been granted under the Plan by the Company, nor has Dransfield Paper granted options under its similar plan.

                 OTHER OPTIONS. The directors of the Company have granted options not under the Plan to 10 persons to purchase 100,000 shares of Common Stock of the Company at US$0.50 a share, the options to expire December 31, 1997. Should the Merger be approved and effected, the holders of these options shall exchange them for 500,000 Common Stock Purchase Warrants ("the U.S. Warrants"). See "Summary of Proposed

Transaction," "Terms of the Transaction," "The Proposed Merger and Spinoff," and "Terms of the Transaction - Terms of the Merger." One of the holders of these options is T.E. King, the sole officer and director of the Company, who holds 50,000 of these options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

         COMPANY'S TRANSACTIONS WITH PROMOTERS. The following persons may be deemed to be "promoters" of the Company; J. Douglas Bowey, John E. Adams, Meridyne Corporation, Nita Kay Adams, Marjorie J. Cole, the Marilyn C. Kenan Trust and its trustee, Marilyn C. Kenan, and the directors of SuperCorp - T.E.
King, George W. Cole, Thomas J. Kenan, and Albert L. Welsh.        Each of such
persons, his spouse, a trust of which his spouse is the principal beneficiary, or an entity under his control, has purchased or shall receive securities of the Company, all as set forth above under "Management Information - Security Ownership of Certain Beneficial Owners and Management." To the extent that any promoter, his spouse, a trust or entity earlier described shall receive some of the Spinoff Shares, such Spinoff Shares shall be received prorata with all other shareholders of SuperCorp. To the extent that any of such promoters owns Preferred Stock of the Company, he paid $0.001 a share for such Preferred Stock, was permitted to purchase such Preferred Stock by the directors of SuperCorp by way of compensating him for his services with respect to the organization of the Company and entering into the Agreement of Merger with Dransfield Paper. To the extent that any of such promoters is the owner of Options of the Company, which Options shall be exchanged for U.S. Warrants, such person was granted such Options pursuant to a decision made by the directors of SuperCorp by way of compensating such person for his efforts expended in organizing the Company and contributing to the consummation of the Agreement of Merger with Dransfield Paper. Should any of the U.S. Warrants held by any of such promoters be exercised by him, the Company shall receive $8.00 a share for each share purchased pursuant to an exercise of the U.S. Warrants.

         DRANSFIELD PAPER'S TRANSACTIONS WITH MANAGEMENT. Since its inception in March 1994, Dransfield Paper has had transactions with fellow subsidiary companies (that is, companies which, like Dransfield Paper, are subsidiaries of Dransfield Holdings Limited) in which Mr. Horace Yao, chief executive officer and a director of Dransfield Paper, had a direct or indirect interest as a director or as a beneficial shareholder. The fellow subsidiary companies provided accounting services, electronic data processing, and building lease and management services, all at rates believed by the directors of Dransfield Paper to be at approximately normal commercial rates. It is proposed that such transactions will continue during the present fiscal year. The amounts involved are not deemed to be material by Dransfield Paper.

                                   APPENDIX A

                              AGREEMENT OF MERGER

            This Agreement of Merger ("the Agreement") is made and entered into as of August 1, 1996, by and among Dransfield China Paper Corporation, a British Virgin Islands company ("the Company"); Dransfield Paper Holdings Limited, a British Virgin Islands company ("Dransfield Paper"); and SuperCorp Inc., an Oklahoma corporation ("SuperCorp").

                WHEREAS, the Directors of the Company and the
            Directors of Dransfield Paper have each agreed to submit to their respective shareholders, for such shareholders' approval or rejection, the merger of Dransfield Paper into the Company ("the Merger") in accordance with the provisions of the International Business Companies Ordinance (No. 8 of 1984) of the Territory of the British Virgin Islands and of the provisions of this Agreement; and

                WHEREAS, SuperCorp is the controlling shareholder of the
            Company;

            NOW, THEREFORE, in consideration of the promises, undertakings and mutual covenants set forth herein, the Company, Dransfield Paper, and SuperCorp agree as follows:

            1. Merger; Effective Date. Pursuant to the terms and provisions of this Agreement and of the International Business Companies Ordinance (No. 8 of 1984) of the Territory of the British Virgin Islands, and subject to the prior approval by the shareholders of each of the Company and Dransfield Paper, Dransfield Paper shall be merged with and into the Company, as confirmed by the filing by the Company of a certified copy of this Agreement or a certificate of merger with the Registrar of the Companies of the Territory of the British Virgin Islands ("the Effective Date"). The Company shall be the surviving corporation ("the Surviving Corporation"). The Company and Dransfield Paper shall be referred to hereinafter collectively as the "Constituent Corporations." On the Effective Date, the separate existence and corporate organization of Dransfield Paper, except insofar as it may be continued by statute, shall cease and the Company shall continue as the Surviving Corporation, which shall succeed, without other transfer or further act or deed whatsoever, to all the rights, property and assets of the Constituent Corporations and shall be subject to and liable for all the debts and liabilities of each; otherwise, its identity, existence, purposes, rights, immunities, properties, liabilities and obligations shall be unaffected and unimpaired by the Merger except as expressly provided herein.

            2.       Memorandum and Articles of Association.  The
Memorandum of Association and the Articles of Association of the Surviving

Corporation shall be the Memorandum of Association, as amended by the certificate of merger, and the Articles of Association of the Company as in effect on the Effective Date.

            3.       Directors.   The directors of Dransfield Paper on the
Effective Date shall become the directors of the Surviving Corporation from and after the Effective Date, who shall hold office subject to the provisions of the Memorandum of Association as amended by the certificate of merger and the Articles of Association of the Surviving Corporation, until their successors are duly elected and qualified.

            4.       Officers. The officers of Dransfield Paper on the
Effective Date shall become the officers of the Surviving Corporation from and after the Effective Date, subject to such powers with respect to the designation of officers as the directors of the Surviving Corporation may have under its Articles of Association.

            5. Manner of Conversion. The manner of converting the shares of capital stock of the Constituent Corporations into shares of the Surviving Corporation shall be as follows:

                     5.1.  The 80 shares of Common Stock of Dransfield
Paper which shall be issued and outstanding on the Record Date (August 31, 1996) shall, on the Effective Date, be cancelled and exchanged for 9,300,000 shares of Common Stock ("the Merger Shares") and 386,004 Common Stock Purchase Warrants ("the Merger Warrants").

                     5.2 The 2,300,000 shares of Series A Convertible Preferred Stock of Dransfield Paper which shall be issued and outstanding on the Record Date shall, on the Effective Date, be cancelled and exchanged for 2,300,000 shares of Series A Convertible Preferred Stock of the Company ("the Merger Preferred Shares"), which two preferred stocks shall be identical in every respect.

                     5.3. There shall be 461,572 shares of Common Stock, no par value, of the Company issued and outstanding on the Record Date ("the Spinoff Shares"), which shares shall, on the Effective Date, continue to be outstanding and which shall have been distributed by the record holder thereof, SuperCorp, to its shareholders ("the Spinoff").

                     5.4     There shall be 38,428 shares of Preferred
Stock of the Company issued and outstanding on the Record Date ("the Preferred Stock"), which shares, on the Effective Date, shall have been exchanged for 38,428 shares of Common Stock of the Company ("the Escrow Shares").

                     5.5     There shall be options to purchase, at
US$0.50 a share, 100,000 shares of Common Stock of the Company outstanding on the Record Date ("the Options"), each of which Options, on the

Effective Date, shall have been cancelled and exchanged for 5 Common Stock Purchase Warrants of the Company ("the U.S. Warrants").

                     5.6 By reason of the provisions of paragraphs 5.1 and 5.5 above, the Company shall have 886,004 Common Stock Purchase Warrants ("the Warrants") issued and outstanding after the merger. Each Warrant shall entitle the holder to purchase 1 share of Common Stock of the Company for US$8. Each Warrant shall expire 18 months after the Effective Date and is callable by the Company on 30-days notice at such time as the Company's Common Stock has traded at or above a US$12 closing price for 10 consecutive trading days.

                 6. Representations and Warranties. SuperCorp and the Company jointly represent and warrant to, and agree with, Dransfield Paper that:

                     6.1 The Company has been duly organized and is validly existing under the International Business Companies Ordinance (No. 8 of
1984) of the Territory of the British Virgin Islands. The Company has no subsidiary and does not own an equity interest in any entity.

                     6.2 The authorized capital of the Surviving Corporation shall be 50,000,000 shares of capital stock, which shall be of two classes as follows:

                                                                    Number of                 Par value
         Class                    Series                            Shares                    of shares
         -----                    ------                            --------                  ---------
         Common                   None                              40,000,000                No Par
         Preferred                Series A                           2,300,000                No Par
                                  To be designated                   7,700,000                No Par
                                  by the directors

                     6.3 As of the Effective Date but immediately before giving effect to the Merger, the Company has authorized and outstanding capital as follows: (i) 461,572 shares of Common Stock, no par value, (ii) 38,428 shares of Series B Preferred Stock, no par value, and (iii) options to purchase 100,000 shares of Common Stock. No other shares, options, warrants or any rights to acquire the Company's capital stock will be issued and outstanding as of the Effective Date but immediately before giving effect to the Merger. The shares of Common Stock and Series A Convertible Preferred Stock to be issued upon exercise of the warrants to be issued in connection with the Merger, when issued, delivered and sold, will be duly and validly issued and outstanding, fully paid and non-assessable, will not have been issued in violation of or subject to any preemptive or similar rights and will be free from any lien, charge, encumbrance or other security interest or third party right or interest.

                     6.4     The Company has no liabilities or
obligations, whether absolute, contingent or otherwise.

                     6.5 As of the Effective Date, the financial statements of the Company shall not vary in any particular from the Company's financial statements that appear in the registration statement described in paragraph 7 below.

                     6.6 As of the Effective Date, the Merger and the Agreement will have been duly authorized and approved by the Company's directors and shareholders.

                     6.7 The Company is not an "investment company" or an entity "controlled" by and "investment company" as such terms are defined in the United States Investment Company Act of 1940, as amended.

                 7. Conditions of Dransfield Paper's obligations. The obligations of Dransfield Paper to complete the Merger as provided herein shall be subject to the accuracy of the representations and warranties of SuperCorp and the Company herein contained as of the Effective Date, to the performance by the Company and SuperCorp of their obligations hereunder and to the following additional conditions:

                     7.1 The shares of Common Stock and Warrants of the Company to be distributed pursuant to the provisions of paragraph 5 above shall, prior to the distribution thereof, be registered with the U.S.
Securities and Exchange Commission ("SEC") and approved for issuance by the Hong Kong Stock Exchange Limited as may be necessary.

                     7.2 SuperCorp shall have distributed the Spinoff Shares to an escrow agent, as described in the registration statements filed with the SEC.

                     7.3 The Company shall have registered with the SEC pursuant to Section 12(b) or (g) of the Securities and Exchange Act ("the Act") of 1934, as amended, and is required to file reports pursuant to Section 13 or 15(d) of the Act.

                     7.4 All certificates of Preferred Stock and Options shall have been returned to the executive office of the Company.

                     7.5     The directors of the shareholder of
Dransfield Paper are free to approve or disapprove the Merger in their full discretion and exercise of their duties as directors.

                 8. Listing of the Company Common Stock on the American Stock Exchange or the Nasdaq Stock Market's National Market. SuperCorp covenants that it will exert its best efforts to obtain a listing of the Company's Common Stock, after the Effective Date, on the American Stock Exchange or the Nasdaq Stock Market's National Market, at the choice of Dransfield Paper.

                 9. Tax Treatment. The merger of the Company and Dransfield Paper shall be accomplished as a tax- free reorganization under the laws of the Territory of the British Virgin Islands.

                 10. Certificate of Merger. Upon the approval of the merger by the shareholders of the Company and of Dransfield Paper, the officers of the Company shall file with the Registrar of Companies of the Territory of the British Virgin Islands either a certified copy of this Agreement or a Certificate of Merger, containing terms and provisions consistent with this Agreement of Merger; provided, however, that at any time prior to the filing of this Agreement (or a certificate in lieu thereof) with the Registrar of Companies of the Territory of the British Virgin Islands, the Agreement may be terminated by the board of directors of Dransfield Paper notwithstanding approval of this Agreement by the shareholders of Dransfield Paper or of the Company.


                                Dransfield China Paper Corporation, a
                                Territory of the British Virgin
                                Islands company


                                By:/s/ T.E. King
                                   ------------------------------------
                                   T.E. King, President

                                Dransfield Paper Holdings Limited,
                                a Territory of the British Virgin Islands company

                                By:/s/ Warren Ma
                                   ------------------------------------
                                   Warren Ma, Director

                                SuperCorp Inc.


                                By:/s/ T.E. King
                                   ------------------------------------
                                   T.E. King, President

                                   APPENDIX B

                     THE PEOPLE'S REPUBLIC OF CHINA ("PRC")

AREA AND POPULATION

         The PRC has a territory of approximately 9.6 million square kilometers (3.71 million square miles) and is the third largest country in the world.

         The PRC is the most populous country in the world. It had a population at the end of 1993 of over 1.18 billion - about one-fifth of the world's population. Its population is unevenly distributed, being very dense in the east, particularly in the nine eastern coastal provinces and municipalities which make up 31.7% of the total population. The western part of the PRC is sparsely populated.

         The PRC is becoming increasingly urbanized. From 1949 to 1994, the PRC urban population increased from 11% of the total population to about 28% of the population (that is, more than 300 million people). Chongqing and Shanghai, with populations of approximately 15 to 13 million, respectively, are the largest cities in the PRC.

POLITICAL OVERVIEW

         The PRC political system is organized on the basis of the PRC Constitution. The National People's Congress ("NPC") is the highest organ and law-making body under the PRC Constitution, and the State Council is the highest executive organ of the laws and decisions made by the NPC.

         All state organs derive official authority from the PRC Constitution and other laws. The principal powers of the NPC include amending and enacting the PRC Constitution, promulgating and reviewing China's national laws and other regulations, appointing and removing the Premier and other members of the State Council, the Chairman of the Central Military Commission, the President of the Supreme People's Court, the Procurator General of the Supreme People's Procurate, and the President and Vice President of the PRC and approving national, social and economic plans. Delegates to the NPC come from the various provinces, regions, municipalities and armed force units and hold five year terms. The NPC meets annually with the Standing Committee of the NPC exercising state power when the NPC is not in session.

         The State Council is the highest executive organ of the state. The Premier of the State Council is appointed by the NPC. The State Council is responsible for the supervision and co-ordination of all ministries and commissions at the state level and all administrative agencies at the local level. It prepares and supervises the implementation of the State Plan and budget. There are 38 ministries and commissions together with the People's Bank of China and the State Auditing Administration which are currently under the authority of the State Council.

         The Chinese Communist Party ("CCP") plays a leading role in formulating policy and selecting and providing personnel at all levels of the State structure.

         Administratively, the PRC is divided into 23 provinces (which includes Taiwan), three municipalities (Beijing, Shanghai and Tianjin) and five autonomous regions. At the local level, administrative entities derive their authority from, and are accountable to, the People's Congresses at the provincial and municipal levels.

ECONOMIC REVIEW

ECONOMIC STRUCTURE.

         The PRC's economy contains four major sectors: state-owned enterprises, collectively-owned enterprises, individually-owned enterprises and other enterprises including enterprises with foreign capital. The proportion of industrial output attributable to state-owned enterprises has been decreasing, but state-owned enterprises still play a leading role in the economy. In 1993, state-owned enterprises accounted for approximately 43% of the PRC's output and enterprises owned by collectives and individuals accounted for 38.4% and 8.4%, respectively. The fastest growing sector of the economy is other types of enterprises, including enterprises with foreign capital, which accounted for 10.2% of the total industrial output in 1993, representing an increase of approximately 43.7% over 1992 figures.

         A recent reform has been the conversion of selected state-owned enterprises into limited liability shareholding companies and the issue of shares to public and private investors (including employees). Several of these state-owned enterprises, after being converted into limited liability shareholding companies, have been granted approval to list on the Shanghai Stock Exchange and the Shenzhen Stock Exchange, the two emerging stock markets in the PRC.

         Collectively-owned enterprises are predominately located in rural areas and concentrated in industries with lower demands for capital and technology or with greater consumer orientation. Collectively-owned enterprises are not subject to strict control but are only under the guidance of the State Plan. This allows them more operational flexibility than state-owned enterprises but entitles them to fewer state subsidies. In 1992, collectively-owned enterprises accounted for approximately 38% of total industrial production value in the PRC.

         Individually-owned enterprises are typically family-run small businesses. Individually-owned and other enterprises generally engage in service industries or retail businesses and are not covered by the State Plan.

ECONOMIC PLANS AND DEVELOPMENT.

         The development of the PRC's economy has been characterized by the adoption, since 1953, of Five Year Plans. Implementation of the plans is carried out under the supervision of the State Planning Commission, which reports directly to the State Council. The Ninth Five Year Plan for national, economic and social development for 1996-2000 was adopted earlier this year by the Standing Committee of the NPC.

         One objective for the Plan is for the PRC's output to grow at an average annual rate of growth of about 8%. From 1980 to 1990, the PRC had an average GNP growth rate of approximately 9%.

         The Plan also calls for the establishment of an economic structure consistent with a socialist planned economy based on public ownership and market regulation. In addition, emphasis is placed on the further opening of the PRC to the outside world by expanding economic and technological exchanges with other countries. The Plan also seeks to relieve supply problems which have arisen from rapid growth during the 1980s and to allocate resources to the priority areas of agriculture, energy, transportation, telecommunications and basic materials industries.

ECONOMIC REFORMS.

         In 1978, the PRC began implementing an economic reform program in an effort to revitalize the economy and improve the standard of living. Since that time, the PRC Government's economic policies have allowed for an increasing degree of liberalization from a centrally-planned economy to a more market-oriented economy. At the fourteenth Party Congress held in October 1992, the Congress called for a "socialist market economy" in which full rein should be given to market forces with the government limiting its role to setting and implementing broad macro-economic policies. This was later endorsed by the eighth session of the NPC amending the Constitution. As part of the economic reforms, managers of enterprises have been granted more decision-making powers and responsibilities in relation to matters such as production, marketing, use of funds, and employment and disciplining of staff.

         The PRC Government is gradually relaxing many of its controls over product prices. Although some products are still controlled and distributed by the PRC Government at planned prices, the range of products subject to planned prices has been substantially reduced, particularly in 1992 and the first half of 1993. Products which are not subject to the State Plan are generally sold at prices determined by market conditions. In addition, a state-owned enterprise which has fulfilled its production obligations under the State Plan may obtain additional raw materials and sell products which it has produced in excess of the State Plan at market prices in both the international and domestic markets.

         The following table sets out major economic indicators of the PRC from 1989 to 1993:

                                                   1989       1990       1991        1992       1993
                                                   ----       ----       ----        ----       ----
Gross national product
         % change                                   4.4        4.1        8.2        13.4       13.2
Industrial output
         % change                                   8.5        7.8       14.8        27.5       28.0
  Light industries                                  8.2        9.2       13.0        26.1        n/a
  Heavy industries                                  8.9        6.2       14.5        29.0        n/a
Per capita GNP
         % change                                   2.8        9.0       12.8        19.1       27.2
Inflation rate
         % change in Retail
         Price Index                               17.8        2.1        2.9         5.4       13.2
Gross industrial output value
         % change                                   8.5        7.8       14.8        27.5       28.0
Merchandise exports
         US$ billion                               52.5       62.1       71.9        85.0       91.8
         % change                                  10.6       18.2       15.7        18.2        8.0
Merchandise imports
         US$ billion                               59.1       53.4       63.8        80.6      104.0
         % change                                   7.0       -9.8       19.6        26.4       29.0
Trade balance
         US$ billion                               -6.6        8.7        8.1         4.4      -12.2
- ------------------------------

Source:  State Statistical Bureau of the PRC China Statistical Yearbook 1994;

         As indicated in the table above, industrial output in the PRC has grown rapidly since 1988. The last decade of economic reform has resulted in a great change in the PRC's industrial pattern. In the first three decades after 1949, the PRC placed great emphasis on heavy industry rather than light industry and as a result the growth rate of heavy industry consistently out-performed that of light industry. In recent years growth in industrial output has become relatively balanced between light industry and heavy industry.

         The PRC's economic reform has had its problems. Overheating of the economy, inflation and stagnation in its basic infrastructure development prompted the government to implement policies to curb inflation from time to time during the 1980s. An austerity policy in 1988, in particular, led to two years of stagnant markets and an economic downswing. Starting in early 1992, boosted by Deng Xiaoping's calls for faster economic development during his visit to southern China, the pace of the PRC's economic reform has accelerated.

         At present, the PRC is in another period of very fast economic development. However, economic problems are being encountered mainly due to over-investment in fixed assets, rapid growth in the monetary supply, serious bottle- neck problems in transport infrastructure, excessive increases in the prices of some consumer goods and the costs of production. Commencing in the second half of 1993, the PRC implemented macro-economic and fiscal policies in an effort to control its overheated economy. The plan included raising interest rates, calling in speculative loans, cutting government expenditure and suspending some price reform measures. The challenge facing the PRC's economic planners is to ensure that the economy continues to grow but that this growth takes place in a stable and non- inflationary environment.

FOREIGN TRADE.

         The PRC's foreign trade has grown rapidly since 1987. Trading partners now include about 170 countries and regions. From 1978 to 1993, the value of total trade grew from US$20.6 billion to US$195.7 billion.

         In 1993, the PRC's foreign trade yielded a trade deficit of US$12.2 billion. Exports reached US$91.8 billion, representing an increase of 8% over those of 1992, and imports reached US$103.95 billion, representing an increase of 29%.

         The PRC currently enjoys Most Favored Nation ("MFN") trading status with the United States, which status is subject to renewal on an annual basis. The PRC's MFN status means that the PRC maintains those trading privileges enjoyed by all normal trading partners of the United States. The PRC has retained MFN privileges since 1980. Rescission of MFN status would subject PRC exports to the United States to significantly higher tariffs.

FOREIGN INVESTMENT.

         Since 1978, the number of enterprises with foreign investment has increased rapidly in the PRC. By the end of 1993, about 167,507 foreign investment enterprises with an aggregate amount of contracted investment of about US$382 billion had been established. In 1990, foreign investment enterprises constituted approximately 4.3% of the PRC's total industrial production value. Since 1978, the PRC Government has afforded even greater flexibility to foreign parties in relation to the industries in which investments may be made, access to domestic markets, and management of foreign investment enterprises, including greater latitude in the hiring and dismissal of employees, in setting levels of wages, bonuses and allowances, and in purchasing raw materials and marketing products.

FOREIGN INVESTMENT IN THE PRC FROM 1979 TO 1993.
(excluding joint stock limited companies)

                                  1979-84  1985-89     1990       1991     1992      1993
                                  -------  -------     ----       ----     ----      ----
Number of contracts               3,248     18,530     7,273      12,978   48,764    83,437
Contractual value
  (in US$ billions)               10.41      26.46      6.60       11.98     58.1     111.4
- ---------------------

Source:  State Statistical Bureau of the PRC.

LEGAL SYSTEM

         The legal system of the PRC is based principally on written laws and regulations as supplemented by State Council Commission and Ministry level measures, rules, interpretations, procedures and directives. Government departments under the State Council in charge of state planning, economic restructuring, foreign trade and investment, tax, customs and environmental protection in particular have broad powers to establish binding legal rules applicable to all industrial and commercial enterprises. Decided court cases have no generally binding effect, although such cases are used for the purposes of judicial reference and guidance. To date, court decisions have not played a significant role in the interpretation of the PRC legislation relating to the economy.

         As stated above, the NPC is responsible for enacting national laws in the PRC. The People's Congresses at the provincial and municipal levels have power to promulgate rules and regulations which are effective only within the relevant provinces and municipalities. The State Council, certain government agencies under the State Council and the People's Congresses at the provincial and municipal levels have authority to issue administrative measures, but such administration measures, rules, regulations, decisions and directives must not be in conflict with national laws.

         The PRC is still in the course of developing a comprehensive system of laws since its adoption of the economic opening-up policy and reform in 1978. It has promulgated a series of laws and regulations principally on various economic matters and foreign investment in the PRC. Such laws and regulations mainly deal with foreign investments in the PRC, taxation, foreign trade, economic contracts between PRC entities and foreign parties, technology transfer and the protection of certain intellectual property rights. The PRC Constitution was amended in December 1982 to permit investment by foreign entities and individuals in the PRC and guarantee protection of the lawful rights and interests of foreign investors in the PRC.

THE JUDICIAL SYSTEM.

         The PRC judicial system is composed of four levels of court: the Supreme People's Court, the Higher People's Court, the Intermediate People's Court and the Basic People's Court. The People's Court is established with criminal, civil and economic tribunals. In addition to these three tribunals, the People's Court may establish other tribunals (such as an intellectual property rights tribunal) if necessary. A higher-level People's Court and People's Procuratorate are both responsible for the supervision of a lower-level People's Court. The Supreme People's Court is the highest judicial authority in the PRC judicial system and exercises supervisory power over the various levels of People's Courts. The PRC adopts a two-tier final appeal system for ordinary civil cases. Such cases are first heard by a People's Court of first instance and then subject to appeal to the People's Court of second instance at the next higher level, whose decision is final. However, an application for re-trial may be made to the court of original jurisdiction which delivered the judgment or ruling, or a higher-level court pursuant to the Judicial Supervisory Procedures.

         The PRC legal system is based on statutes, and court cases do not constitute binding precedents. The National People's Congress and its standing committee, the Supreme People's Court, the Supreme People's Procuratorate and the State Council may give opinions on the interpretation of laws and regulations so as to resolve uncertainties and ambiguities. Interpretations made by legislative bodies carry general legal effect. Interpretations made by the Supreme People's Court and the Supreme People's Procuratorate are divided into specific interpretations, which are binding interpretations in respect of specific cases and general interpretations, which carry general legal effect. Interpretations made by the State Council carry general legal effect but their scope is restricted to administrative rules, regulations and provisions.

         For civil cases, if a party fails to comply with a legally binding judgment, ruling or settlement agreement, the other party to the dispute may apply to the court of jurisdiction for enforcement. There are time limits imposed on the right to apply for such enforcement. If at least one of the parties to the dispute is an individual, the time limit is one year. If both parties to the dispute are legal persons or other institutions, the time limit is six months.

         Foreign judgments and rulings will be recognized and enforced by the People's Courts, if there is an international treaty or other reciprocal enforcement between the PRC and the relevant foreign country and the enforcement will not violate the public security, state sovereignty, public interests or basic principles of law of the PRC.

ARBITRATION AND ENFORCEMENT OF ARBITRATION AWARDS.

         The Arbitration Law of the People's Republic of China became effective September 1, 1995. The Arbitration Law provides that it is applicable to trade disputes involving foreign parties. The parties thereto may, pursuant to their arbitration agreement, submit their dispute to arbitration before an arbitration committee constituted in accordance with the Arbitration Law. The arbitration rules to be applied by the arbitration committee shall be formulated in accordance with Arbitration Law and the PRC Civil Procedure Law.

         The China International Economic and Trade Arbitration Commission ("CIETAC") is one of the arbitration institutions in the PRC, whose jurisdiction covers foreign related disputes arising from "international economic and trade transactions" where the parties have reached an arbitration agreement selecting CIETAC to be the venue of the arbitration.

         An award made by CIETAC is final and binding on the parties. Under the PRC Civil Procedure Law and the Arbitration Law, the People's Court shall enforce arbitration awards governed by CIETAC unless certain errors or irregularities relating to the jurisdiction, arbitration procedures or composition of the tribunal are proved or if in the view of the People's Court the execution of the award would be contrary to the interests of the place of domicile of the party subject to execution or the place where his property is located.

         Foreign arbitration awards may be enforced in China in accordance with the PRC Civil Procedure Law provided that the relevant foreign country has entered into an international treaty or other reciprocal enforcement arrangement with China. An application for enforcement shall be submitted to the Intermediate People's Court.

         In 1987, China acceded to the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards (the "New York Convention"). Because Hong Kong participates in the New York Convention by virtue of the United Kingdom being a signatory to the New York Convention, an award by an arbitration organization in Hong Kong can generally be enforced in the PRC. However, the PRC's accession is subject to the reservation that (a) the PRC will recognize and enforce foreign arbitration awards on the principles of reciprocity, and (b) the PRC will only abide by the New York Convention in disputes considered to be arising from contractual and non-contractual mercantile legal relations under Chinese laws.

EXCHANGE CONTROL

         On December 28, 1993, the People's Bank of China, authorized by the State Council of the PRC, announced that the dual exchange rate system for Renminbi against foreign currencies would be replaced by a unified exchange rate system, with effect from January 1, 1994. The PRC's foreign exchange control system has been in a state of flux since that time. Numerous rules and regulations and implementation measures have been issued. To the extent that existing provisions stipulated in previous regulations do not contradict new regulations as mentioned above, the existing regulations should remain valid. Set out below is a summary of these regulations which remain valid and effective:

         (1) Foreign exchange dealings are centralized and administered by the State Administration for Exchange Control and its branches ("SAEC"). Foreign exchange transactions are to be carried out under the approval of SAEC in the PRC through authorized banks and other financial institutions, including certain designated foreign banks.

         (2) PRC residents and foreigners residing in the PRC with foreign exchange incomes may deposit the foreign exchange in banks or sell the foreign exchange to banks.

         (3) Foreign parties to Sino-foreign equity joint ventures, Sino-foreign cooperative joint ventures, foreign investors in wholly foreign-owned enterprises and other foreign enterprises in China are permitted to remit their profits out of the PRC, subject to the availability of foreign exchange.

         Since March 1, 1993, each PRC or non-PRC resident has been permitted to bring in or take out of the PRC RMB6,000 in cash.

         The People's Bank of China, with authority from the State Council, on December 28,1993 issued the Notice on Further Reform of the Foreign Exchange Control Structure with effect from January 1, 1994. The Notice unifies the official Renminbi exchange rate and the market rate for Renminbi established at the foreign exchange swap centers throughout the PRC. Under the Notice, all foreign exchange income of PRC enterprises must be sold to designated banks authorized to deal in foreign exchange. However, enterprises with foreign equity interests and enterprises allowed to have foreign exchange bank accounts are allowed to retain their foreign exchange earnings.

         Control on the purchase of foreign exchange is also relaxed. Enterprises which require foreign exchange for their ordinary trading activities may purchase foreign exchange from designated foreign exchange banks if the applicant is supported by proper import contracts and payment notices. For import activities which require quotas, import licenses and registration, foreign exchange may be purchased if the applications are supported by import contracts and payment notices. For import activities which require quotas, import licenses and registration, foreign exchange may be purchased if the applications are supported by import contracts and the relevant required documents. For non-trading activities, any application for purchase of foreign exchange needs to be supported by payment contracts or payment notices from relevant overseas organizations. According to Article 14 of the Provisional Regulations on the Sale, Purchase and Payment of Foreign Exchange, the payment of dividends to foreign shareholders is one of the activities permitting the purchase of foreign exchange through the banking system.

         A unified foreign exchange inter-bank market among designated foreign banks is to be established, to be supervised and administered by the People's Bank of China through the SAEC.

         A single exchange rate system has been set up to replace the official rate and the swap center rate. Based on market conditions and supply and demand, and based on the PRC interbank foreign exchange market rate on the previous day, with reference to current exchange rates in the world financial markets, the People's Bank of China announces each day an exchange rate which is to be followed by all designated foreign exchange banks within the permitted range.

         Further, foreign investment enterprises may distribute profit to their foreign investors with funds in their foreign exchange bank accounts kept with designated foreign exchange banks. Should such foreign exchange be insufficient, enterprises may apply to the relevant department of the state for permission to purchase foreign exchange from designated foreign exchange banks.

         The foreign exchange quota system is being phased out and outstanding holdings of foreign exchange quota and other entitlements may still be used to obtain foreign currencies through swap centers which shall continue to operate for an interim period.

                                    PART II

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following are all expenses of this issuance and distribution. There are no underwriting discounts or commissions. None of the expenses are being paid by the distributing security holder, SuperCorp Inc. All expenses are being paid by Dransfield Paper Holdings Limited, the company with which the Registrant proposes to merger.

         Item                                                         Amount
                                                                      ------
Registration fees                                                   $ 1,380
Escrow agent's fee                                                      500
Stock transfer agent's fee                                            4,375
Printing and engraving                                               10,000(1)
Postage                                                               4,000(1)
Legal                                                                40,000
Accounting & auditors
Stock Exchange or Nasdaq listing fee                                 45,000
                                                                    -------
                                                                    $

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         There is set forth in the Prospectus under "Terms of the Transaction -- Indemnification for Securities Act Liabilities" a description of the laws of the Territory of the British Virgin Islands with respect to the indemnification of officers, directors, and agents of corporations incorporated in the Territory of the British Virgin Islands.

         Both the Company and Dransfield Paper Holdings Limited have Memorandum and Articles of Association provisions that insure or indemnify, to the full extent allowed by the laws of the Territory of the British Virgin Islands, directors, officers, employees, agents or persons serving in similar capacities in other enterprises at the request either of the Company or Dransfield Paper Holdings Limited, as the case may be.

         To the extent of the indemnification rights provided by the Territory of the British Virgin Islands statutes and provided by the Company's and Dransfield Paper Holdings Limited's Memorandum and Articles of Association, and to the extent of Dransfield Paper Holdings Limited's and the Company's abilities to meet such indemnification obligations, the officers, directors and agents of Dransfield Paper Holdings Limited or the Company would be beneficially affected.

RECENT SALES OF UNREGISTERED SECURITIES.

         On June 30, 1996 the Registrant issued 461,572 shares of its common stock to its corporate parent, SuperCorp Inc., an Oklahoma corporation, for a cash consideration of $462, and on August 15, 1996 issued 38,428 shares of its Preferred Stock to 2 persons for a cash consideration of $38.

         There was no underwriter, and the securities were not offered to any persons other than the present holders of these securities.

         The securities were not registered under the Securities Act of 1933 in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         Separately bound but filed as part of this Registration Statement are the following exhibits:

         Exhibit Item
         ------------
            2                     -        Agreement of Merger of August 1, 1996, between Dransfield China Paper
                                           Corporation and Dransfield Paper Holdings Limited.

            3(i)                  -        Memorandum of Association of Dransfield China Paper Corporation.

            3(ii)                 -        Articles of Association of Dransfield China Paper Corporation

            3.1(i)                -        Memorandum of Association of Dransfield Paper Holdings Limited.

            3.1(ii)               -        Articles of Association of Dransfield China Paper Holdings Limited

            4                     -        Relevant portion of the Memorandum of Association of Dransfield China Paper
                                           Corporation defining the rights of the holder of its Series A Convertible
                                           Preferred Stock.

            4.1                   -        Relevant portion of the Memorandum of Association of Dransfield China Paper
                                           Corporation defining the rights of the holders of its Series B Preferred
                                           Stock.

            4.2                   -        Relevant portion of director's resolution defining and authorizing grant of stock options to 9 persons.

            5                     -        Opinion of Thomas J. Kenan, Esq., as to the legality of the securities covered by the Registration Statement.

            8                     -        Opinion of Thomas J. Kenan, Esq., as to tax matters and tax consequences.



            8.1                   -        Opinion of Harney, Westwood & Riegels as to matters concerning British Virgin
                                           Islands law.

            10.1                  -        Escrow Agreement among Dransfield China Paper Corporation; SuperCorp Inc., and
                                           Liberty Bank & Trust Company of Oklahoma City, N.A.

            10.2                  -        1996 Share Option Scheme adopted by Dransfield China Paper Corporation.

            10.3                  -        Representative agreement among certain shareholders of SuperCorp relating to compliance with S.E.C. Rule 419.

            21                    -        List of all subsidiaries of Dransfield Paper Holdings Limited

            23                    -        Consent of Thomas J. Kenan, Esq. to the reference to him as an attorney who has passed upon certain information contained in the Registration Statement.

            23.1                  -        Consent of Ernst & Young LLP, independent auditors of Dransfield Paper
                                           Holdings Limited

            23.2                  -        Consent of Hogan & Slovacek, independent auditors of Dransfield China Paper
                                           Corporation.

            23.3                  -        Consent of Horace Yao Yee Cheong to serve as a director of Dransfield China
                                           Paper Corporation should the proposed merger with Dransfield Paper Holdings
                                           Limited become effective. (To be filed by amendment).

            23.4                  -        Consent of Warren Ma Kwok Hung to serve as a director of Dransfield China
                                           Paper Corporation should the proposed merger with Dransfield Paper Holdings
                                           Limited become effective. (To be filed by amendment).

            23.5                  -        Consent of Jeremy Lu Yuen Tong to serve as a director of Dransfield China
                                           Paper Corporation should the proposed merger with Dransfield Paper Holdings
                                           Limited become effective. (To be filed by amendment).

            23.6                  -        Consent of Harney, Westwood & Riegels, solicitors, to the reference to them as experts who have passed upon certain information contained in the Registration
                                           Statement.

            27                    -        Financial Data Schedule

            99                    -        Designation of T.E. King as the authorized representative in the United States of Dransfield China Paper Corporation.

         UNDERTAKINGS.

         Dransfield China Paper Corporation will:

                 1. File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                          (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

                          (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

                          (iii) include any additional or changed material information on the plan of distribution.

                 2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                 3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                 4. File a post-effective amendment to the registration statement to include any financial statements required by Regulation 210.3-19 under the Securities Act of 1933 at the start of a delayed offering or throughout a continuous offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("the Act") may be permitted to directors, officers and controlling persons of Dransfield China Paper Corporation pursuant to the foregoing provisions, or otherwise, Dransfield China Paper Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Dransfield China Paper Corporation of expenses incurred or paid by a director, officer or controlling person of Dransfield China Paper Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Dransfield China Paper Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         Dransfield China Paper Corporation hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of an included in the registration statement when it became effective.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California.



Date: September 5, 1996                 Dransfield China Paper Corporation



                                        By:/s/ T.E. King
                                           ---------------------------------
                                           T.E. King, president


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



Date: September 5, 1996                 /s/ T.E. King
                                        ------------------------------------
                                        T.E. King, president, sole director,
                                        principal financial officer,
                                        and authorized representative
                                        in the United States of the
                                        registrant

                                                           EXHIBIT INDEX

          Exhibit                                                Item
          -------                                                ----
            2                     -        Agreement of Merger of August 1, 1996, between Dransfield China Paper
                                           Corporation and Dransfield Paper Holdings Limited.

            3(i)                  -        Memorandum of Association of Dransfield China Paper Corporation.

            3(ii)                 -        Articles of Association of Dransfield China Paper Corporation

            3.1(i)                -        Memorandum of Association of Dransfield Paper Holdings Limited.

            3.1(ii)               -        Articles of Association of Dransfield China Paper Holdings Limited

            4                     -        Relevant portion of the Memorandum of Association of Dransfield China Paper
                                           Corporation defining the rights of the holder of its Series A Convertible
                                           Preferred Stock.

            4.1                   -        Relevant portion of the Memorandum of Association of Dransfield China Paper
                                           Corporation defining the rights of the holders of its Series B Preferred
                                           Stock.

            4.2                   -        Relevant portion of director's resolution defining and authorizing grant of stock options to 9 persons.

            5                     -        Opinion of Thomas J. Kenan, Esq., as to the legality of the securities covered by the Registration Statement.

            8                     -        Opinion of Thomas J. Kenan, Esq., as to tax matters and tax consequences.

            8.1                   -        Opinion of Harney, Westwood & Riegels as to matters concerning British Virgin
                                           Islands law.

           10.1                   -        Escrow Agreement among Dransfield China Paper Corporation; SuperCorp Inc., and Liberty
                                           Bank & Trust Company of Oklahoma City, N.A.


            10.2                  -        1996 Share Option Scheme adopted by Dransfield China Paper Corporation.

            10.3                  -        Representative agreement among certain shareholders of SuperCorp relating to compliance with S.E.C. Rule 419.

            21                    -        List of all subsidiaries of Dransfield Paper Holdings Limited

            23                    -        Consent of Thomas J. Kenan, Esq. to the reference to him as an attorney who has passed upon certain information contained in the Registration Statement.

            23.1                  -        Consent of Ernst & Young LLP, independent auditors of Dransfield Paper
                                           Holdings Limited

            23.2                  -        Consent of Hogan & Slovacek, independent auditors of Dransfield China Paper
                                           Corporation.

            23.3                  -        Consent of Horace Yao Yee Cheong to serve as a director of Dransfield China
                                           Paper Corporation should the proposed merger with Dransfield Paper Holdings
                                           Limited become effective. (To be filed by amendment).

            23.4                  -        Consent of Warren Ma Kwok Hung to serve as a director of Dransfield China
                                           Paper Corporation should the proposed merger with Dransfield Paper Holdings
                                           Limited become effective. (To be filed by amendment).

            23.5                  -        Consent of Jeremy Lu Yuen Tong to serve as a director of Dransfield China
                                           Paper Corporation should the proposed merger with Dransfield Paper Holdings
                                           Limited become effective. (To be filed by amendment).

            23.6                  -        Consent of Harney, Westwood & Riegels, solicitors, to the reference to them as experts who have passed upon certain information contained in the Registration
                                           Statement.

            27                    -        Financial Data Schedule



            99                    -        Designation of T.E. King as the authorized representative in the United States of Dransfield China Paper Corporation.
